As filed with the Securities and Exchange Commission on February 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Blue Biofuels, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2860	45-4944960
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3710 Buckeye Street, Suite 120

Palm Beach Gardens, FL 33410

(888) 607-3555

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Benjamin Slager

Blue Biofuels, Inc.

3710 Buckeye Street, Suite 120

Palm Beach Gardens, FL 33410

(888) 607-3555

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 (212) 930-9700	Robert F. Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 7, 2022

Blue Biofuels, Inc.

_____Shares of Common Stock

Pre-Funded Warrants to Purchase up to              Shares of Common Stock

Up to            Shares of Common Stock Underlying the Pre-Funded Warrants

Warrants to Purchase up to                Shares of Common Stock

Representative’s Warrants to Purchase Up to         Shares of Common Stock

Up to                 Shares of Common Stock Underlying the Common Warrants and Representative’s Warrants

We are offering an aggregate of ____shares of our common stock, $0.001 par value per share and accompanying common warrants to purchase an aggregate of shares of ____ our common stock (and the shares of common stock that are issuable from time to time upon exercise of the common warrants). We assume a public offering price of $ per share of our common stock and accompanying common warrant which was the last reported sale price of our common stock on the OTC Pink on _____, 2022. Each share of common stock is being sold together with one common warrant to purchase one share of our common stock at an exercise price of $____ per share.

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each pre-funded warrant and the accompanying common warrant will be equal to the price per share at which shares of common stock are sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue one common warrant for each share of our common stock and for each pre-funded warrant to purchase one share of our common stock sold in this offering, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold. The common warrants will be exercisable immediately and will expire five years from the date of issuance. The shares of common stock and pre-funded warrants, and the accompanying common warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Our common stock is quoted on the OTC Pink under the symbol “BIOF”. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “BIOF,” which listing is a condition to this offering. No assurance can be given that our application for listing will be approved. If our application is not approved, we will not complete this offering. On February 4, 2022, the last reported sale price for our common stock on the OTC Pink was $0.217 per share. There is no established trading market for the common warrants or the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the common warrants or the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants and the pre-funded warrants will be limited.

In order to meet NASDAQ’s minimum stock price requirement, we will complete a reverse split of our common stock effective simultaneously with this offering at a ratio that will be determined prior to this offering. All share numbers in this registration statement will be adjusted to give effect to this reverse split, except in the financial statements or as otherwise indicated.

The public offering price per share and accompanying common warrant will be determined through negotiation between us and the representative of the underwriters in this offering and will take into account the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The assumed public offering price per share and accompanying common warrant used throughout this prospectus may not be indicative of the actual public offering price per share and accompanying common warrant.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre- Funded Warrant	Per Common Warrant	Total
Public offering price	$	$	$	$
Underwriting discounts and commissions(1)(2)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

(1)	The underwriting discounts and commissions will be reduced to 4% on sales to certain purchasers identified in the underwriting agreement only.
(2)	In addition, we have agreed to pay a management fee equal to 1.0% of the gross proceeds of this offering to the representative of the underwriters in this offering and to reimburse certain expenses of the representative of the underwriters. See “Underwriting” beginning on page 43 for additional description regarding compensation payable to the underwriters.

We have granted a 30-day option to the representative of the underwriters to purchase up to additional             shares of common stock and/or common warrants to purchase up to ______ shares of common stock (equal to 15% of the number of shares of common stock (including the number of shares of common stock underlying the pre-funded warrants), and/or 15% of the common warrants offered hereby), in any combination thereof, from us at the public offering price per share and public offering price per common warrant, respectively, less the underwriting discount.

The underwriters expect to deliver the shares of common stock, the common warrants and the pre-funded warrants to the purchasers in the offering on or about ______, 2022, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus is ______, 2022

About This Prospectus

You should rely only on the information contained in this prospectus, as supplemented and amended. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriter is making an offer to sell or seeking offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in any of the securities being offered.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” or the “Company” refer to Blue Biofuels, Inc.

PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 6, and the financial statements and related notes included in this prospectus.

Business Overview

Blue Biofuels, Inc. is a technology company focused on emerging technologies in the renewable energy, biofuels, and bioplastics technologies sectors.

In early 2018, our chief executive officer (“CEO”) Ben Slager invented a new technology system referred to as Cellulose-to-Sugar or CTS 2.0, and the Company filed a patent application for this technology. Mr. Slager has since further developed the system with laboratory personnel. The CTS 2.0 process is a continuous mechanical/chemical dry process for converting cellulose material into sugar and lignin, as compared to the CTS 1.0 which is a batch process that the Company previously licensed. The CTS 2.0 process creates molecular contact between two reactive solid components instead of competing systems where the reaction takes place between two liquid or gas components in a batch process. The reactants are (1) the cellulose, which is broken down into its components being sugars and lignin; and (2) a catalyst, which is a plain clay, abundantly available in the market from regular suppliers, and separated from reactor components and reused. The CTS 2.0 mechanical/chemical process allows for exact process control to ensure that all the material passing through it does so on the exact optimum reaction parameters through which optimal efficiency is achieved. The patent on the CTS 2.0 (U.S. Patent No. 10,994,255) was awarded in 2021. In addition to this patent, the Company has filed provisional patent applications for five additional patents that are currently pending. The CTS 2.0 process and related patent and patent applications represent the results of our continued development of CTS 2.0 towards commercialization.

CTS 2.0 is different from other commercial processes that are used to convert cellulose into sugar. Other processes use expensive enzymes, or expensive and harmful chemicals like strong acids or bases, and some processes use steam at high temperature or high pressure. CTS 2.0 can convert any cellulosic material – including grasses, wood, paper, farm waste, yard waste, forestry products, energy crops like hemp or king grass, and the cellulosic portion of municipal solid waste – into sugars and subsequently into biofuels and bioplastics without the use of expensive enzymes or harmful liquid acids or bases. CTS 2.0 is environmentally friendly in that it recycles the water and catalyst, and has a near zero carbon footprint in that the amount of added atmospheric carbon created by burning the biofuels produced by CTS 2.0 is reabsorbed by the plant-based feedstock used in the CTS 2.0 system in the next harvest.

At a commercial scale, our management expects to be able to produce ethanol at a lower cost per gallon than existing commercial corn or cellulosic ethanol producers due to the fact that the CTS 2.0 process is uncomplicated and efficient, and is expected to have high value by-products. We believe a significant difference between CTS 2.0 and corn ethanol is the wide range of feedstocks that CTS 2.0 can process compared to corn. The CTS 2.0 feedstocks are not food and have much lower costs than corn. In addition, while in corn ethanol only the corn kernels are used, the CTS 2.0 uses the whole plant or its waste products.

The Company has built several prototypes of the CTS 2.0 system to further develop the process. The Company completed its upgraded 4th generation CTS 2.0 prototype system in 2021, which was designed to be a representative scale with nearly all systems and parameters anticipated in a full-scale industrial system. The Company decided to complete all the parameter optimizations possible with its 4th generation system before scaling up to a 5th generation system because the parameter optimizations lead to design improvements being done more cost effectively The Company has recently finalized its 4th generation testing which was able to convert 99% of the cellulosic material into soluble sugars suitable for further processing into cellulosic ethanol. The Company is now starting work on design and testing of its 5th generation system.

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The Company expects to have its 5th generation CTS 2.0 prototype, along with auxiliary equipment, completed within 6 to 12 months after this financing. The Company expects that the 5th generation CTS 2.0 prototype will have approximately 10 times the capacity of the 4th generation system. The goal of the 5th generation system is to show the potential for larger volume production, and to be an intermediate step to the final 6th generation which is intended to be the commercial volume system.

The CTS 2.0 system converts plant-based feedstock into two product streams, soluble sugars and lignin, each of which can be converted into multiple products as follows: (1) sugars can be further processed into cellulosic ethanol and other biofuels like jet fuel, and potentially into bio chemicals; and (2) Lignin can be used in ion exchange resins, specialty chemicals, or to create bioplastics. Lignin can also be burned as a renewable fuel.

The Company expects to have a CTS 2.0 system ready for commercial production in 12-18 months after completion of this offering, and believes that the proceeds from this offering will be sufficient to enable the Company to prove the viability of producing a commercial size CTS 2.0 system. However, commencing commercial production will require project financing of a full-scale/6th generation CTS 2.0 commercial system. The project financing will either be for bolting on our CTS 2.0 system into an existing ethanol facility of a future potential joint venture partner, for acquiring an ethanol facility and converting that to cellulosic ethanol production using our CTS 2.0 system, or for setting up a production facility for converting ethanol into jet fuel using the Vertimass Process (defined below).

Name Change and Reverse Stock Split

On July 26, 2021, the Company filed an amendment to the Company’s articles of incorporation with the Secretary of State of Nevada to change the name of the Company from Alliance Bioenergy Plus, Inc. to Blue Biofuels, Inc., and to increase the Company’s authorized shares of common stock from 500,000,000 to 1,000,000,000.

Our common stock is presently quoted on the OTC Pink under the symbol “BIOF”. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “BIOF,” which listing is a condition to this offering. No assurance can be given that our application for listing our common stock on the Nasdaq Capital Market will be approved. If our application is not approved, we will not complete this offering.

Effective simultaneously with this offering, we will complete a reverse split of our common stock, in a ratio to be determined by the board of directors, which we currently anticipate will be up to 1-for-20. Simultaneously with the reverse split, we anticipate that we will reduce our authorized shares of common stock by the same ratio as the reverse split of our outstanding common stock. Such simultaneous reduction in outstanding and authorized shares can be completed without shareholder approval under Nevada law. The purpose of the reverse stock split is to meet Nasdaq’s minimum stock price requirement. All share numbers in this registration statement will be adjusted to give effect to this reverse split, except in the financial statements or as otherwise indicated.

Impact of COVID-19

The COVID-19 pandemic affected our company. In particular, the pandemic has adversely affected, continues to adversely affect, and may in the future adversely affect, our ability to commercialize our process in two ways: by adversely affecting our ability to raise capital, and by adversely affecting the supply chain of various products, which slows the development and testing of our prototypes.

Corporate Information

Our principal executive offices are located at 3710 Buckeye Street, Suite 120, Palm Beach Gardens, FL 33410, and our telephone number is (888) 607-3555. Our website address is www.bluebiofuels.com. The information on our website is not incorporated by reference into this prospectus.

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THE OFFERING

Common stock offered by us	___shares of our common stock at an assumed public offering price of $ per share and accompanying common warrant, based on the last quoted price of our common stock on the OTC Pink on ___, 2022.

Pre-funded warrants offered by us

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant and accompanying common warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon the exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue a common warrant for each share of our common stock and for each pre-funded warrant to purchase one share of our common stock sold in this offering, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold.

Common warrants offered by us	We are offering common warrants to purchase up to an aggregate of shares of our common stock. Each share of our common stock and each pre-funded warrant to purchase one share of our common stock is being sold together with a common warrant to purchase one share of our common stock. Each common warrant will have an exercise price of $___ per share, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Common stock outstanding before the offering(1)	274,153,883 shares of common stock (prior to the reverse split of the common stock described herein).

Common stock to be outstanding after the offering(2)	___shares of common stock (assuming exercise of all pre-funded warrants that are sold in the offering and no exercise of the common warrants in the offering). If the underwriter’s option to purchase additional shares is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be ___.

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Option to purchase additional shares and/or common warrants	We have granted the underwriters a 30-day option to purchase up to ___additional shares of our common stock (up to 15% of the sum of the shares of common stock and the shares of common stock underlying the pre-funded warrants sold in this offering) and/or ____ common warrants (equal to 15% of the number of common warrants sold in the offering), in any combination thereof at the public offering price per share and public offering price per common warrant, respectively, less the underwriting discount.

Representative’s Warrants Use of proceeds

In connection with the offering, we have agreed to issue to the representative of the underwriters, or its designees warrants (the “Representative’s Warrants”) to purchase ____shares of our common stock (equal to 8% of the number of shares of common stock in this offering (including shares underlying any pre-funded warrants) including shares issued upon the exercise of the option to purchase additional shares of common stock), except for 4% of the number of shares of common stock sold to certain persons identified in the underwriting agreement. The Representative’s Warrants will be exercisable commencing upon issuance and expire 5 years from the commencement of sales in this offering at an exercise price of $__ (125% of the public offering price per share and accompanying common warrant). Please see “Underwriting— Representative’s Warrants” for a description of these warrants.

We will receive net proceeds from our sale of shares of common stock and common warrants in this offering of approximately $____ million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises in full the option to purchase additional shares of common stock and common warrants, the net proceeds from this offering will be approximately $____ million. We plan to use approximately $ [ ] of the net proceeds of this offering for research and development, $ [ ] of the net proceeds on engineering, with the remaining net proceeds to be used for general working capital purposes. For additional information please refer to the section entitled “Use of Proceeds” on page 14 of this prospectus.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page before deciding to invest in our securities.

Proposed Nasdaq listing and trading symbol	Our common stock is quoted on the OTC Pink under the trading symbol “BIOF”. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “BIOF”. No assurance can be given that our application will be approved. If the listing of our common stock is not approved, we will not complete this offering. We do not intend to apply for a listing for the common warrants or the pre-funded warrants on any securities exchange or other nationally recognized trading system.

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Lock-ups Reverse Stock Split

We and our directors and executive officers have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 90 days after the date of closing of the offering pursuant to this prospectus, subject to certain customary exceptions. See “Underwriting.”

Effective concurrently with this offering, we will complete a reverse split of our outstanding common stock, in a ratio to be determined by the board of directors, which we currently anticipate will be up to 1-for-20. Simultaneously with the reverse split, we anticipate that will reduce our authorized shares of common stock by the same ratio as the reverse split of our outstanding common stock. Such simultaneous reduction in outstanding and authorized shares can be completed without shareholder approval under Nevada law. The purpose of the reverse stock split is to meet Nasdaq’s minimum stock price requirement. All share numbers in this registration statement will be adjusted to give effect to this reverse split, except in the financial statements or as otherwise indicated.

(1)	Based on 274,003,883 shares of common stock outstanding on December 31, 2021, but does not include, as of that date:

●	50,034,466 shares issuable upon exercise of outstanding vested stock options (including 12,314,466 vested options and 37,720,000 unvested stock options), at a weighted average exercise price of $0.13; and

●	28,571,961 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $0.12.

(2)	Based on assumed public offering price of $ per share and accompanying common warrant.

Unless otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional shares of common stock.

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RISK FACTORS

Investing in our securities includes a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific factors discussed below, together with all of the other information contained in this prospectus, including information in the section of this document entitled “Special Note Regarding Forward-Looking Statements”. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Our financial statements have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

Our financial statements for the periods ended December 31, 2020, and 2019, were prepared assuming that we would continue as a going concern and expressed substantial doubt about our ability to continue as a going concern. We expect to continue to experience net losses until we have a commercial system in operation generating revenue. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, generating sales of our products, or obtaining loans and grants from various financial institutions where possible.

We expect that we will need to raise additional funds to execute our business plan. Additional financing may not be available to us on favorable terms, or at all. If we cannot raise needed funds on acceptable terms, our business and prospects may be materially adversely affected, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, you may lose your entire investment.

We have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with no operating revenues to date. Since we do not have an established operating history or operating revenue yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating revenues for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base our planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to commercialize our technology. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the development-stage of our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by development-stage companies, particularly in rapidly evolving industries. Such risks include the following:

●	Competition;

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●	ability to anticipate and adapt to a competitive market;

●	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

●	dependence upon key personnel to market and sell our products and services and the loss of one of our key managers may adversely affect the marketing of our products and services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected, and we may not have the resources to continue or expand our business operations.

We have no profitable operating history and may never generate significant revenue or achieve profitability.

We are presently engaged in the development of our CTS 2.0 technology, however we have yet to bring this technology to market. We are faced with all of the risks associated with a company in its development stage. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the engineering development, scale-up, marketing, and sale of our products. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

The inability to obtain additional funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the ability of the Company to continue operations. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations.

Fluctuations in petroleum prices and customer demand patterns may reduce demand for renewable fuels and bio-based chemicals.

We anticipate marketing our renewable fuels and other renewable specialty chemical components as an alternative and replacement to petroleum-based fuels. Therefore, if the price of oil falls, any revenues that we generate from renewable fuel products could decline and we may be unable to produce products that are a commercially viable alternative to petroleum-based fuels. Additionally, demand for liquid transportation fuels, including renewable fuels, may decrease due to economic conditions or otherwise, including as a result of the COVID-19 pandemic, during which individuals were travelling substantially less than prior to the start of the COVID-19 pandemic. We will encounter similar risks in the plastics industry, where declines in the price of oil may make petroleum-based hydrocarbons less expensive, which could reduce the competitiveness of our bio-based alternatives.

We may be vulnerable to fluctuations in the price of and cost to produce ethanol.

We may in the future generate revenue from the production of ethanol. Our net income from the sale of ethanol, if any, will be dependent on the price of, demand for, and cost to produce ethanol. Decreases in the price of ethanol, as occurred during 2020, whether caused by decreases in gasoline prices, changes in regulations, seasonal fluctuations or otherwise, may reduce our revenues, while increases in the cost of production may reduce our margins. To the extent that ethanol production costs increase or ethanol prices decrease, earnings from ethanol production, if any, could suffer, which could have a material adverse effect on our business.

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A sustained low oil price environment may negatively impact the price we receive for the sale of our potential products.

We anticipate that our potential future end-products such as ethanol and lignin/bioplastics will have some level of price correlation with crude oil. If crude oil prices were to remain at low levels over a sustained period of time, this may have an impact on the pricing that we may be able to achieve in the marketplace for our potential future end-products. This may cause us to operate at a lower, or negative, operating margin. Unfavorable operating margins may also impact our ability to enter into commercial agreements with development partners or licensees.

Fluctuations in the price and availability of energy to power production facilities may harm our performance.

We anticipate that any production facilities we may utilize in the future will use significant amounts of electricity and/or natural gas to produce our future potential end-products such as ethanol and lignin/bioplastics. Accordingly, our business will be dependent upon electricity and natural gas supplied by third parties. The prices for and availability of electricity and natural gas are subject to volatile market conditions. These market conditions are affected by factors beyond our control, such as weather conditions, overall economic conditions and governmental regulations. If the price of electricity and/or natural gas increases, our performance could suffer. Likewise, disruptions in the supply of electricity and/or natural gas could have a material impact on our business and results of operations.

Certain amounts are contingently payable to debt holders out of future profits or future revenues.

As a part of the Company’s emergence from Chapter 11 Bankruptcy on October 25, 2019, the Company is committed to repayment of $1,820,630 out of “future revenues” and $917,502 out of “future profits” to certain debt holders for a total potential amount due to such parties of $2,738,132. While there is no guarantee that we will ever achieve revenues or profitability, if we do so, we will be obliged to make these payments on a senior to common stock basis. If we do become obligated to make these payments, such could significantly reduce our earnings and earnings per share, which could have a detrimental impact on the valuation of our stock and returns accruing to investors.

We are dependent on our management to continue operations.

At this time, our management is wholly responsible for the development and execution of our business plan. Our CEO Ben Slager and CFO Anthony Santelli both have employment agreements.. If our management should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or who would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We may not be able to raise capital as needed to develop our products or maintain our operations.

We expect that we will need to raise additional funds to execute our business plan and expand our operations. Additional financing may not be available to us on favorable terms, or at all. If we cannot raise needed funds on acceptable terms, the Company’s business and prospects may be materially adversely affected.

We do not presently have a credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a credit facility with a financial institution. The absence of a credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

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Our inability to successfully achieve sufficient revenues could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve sufficient revenue in order to cover our operating expenses and achieve sustainable profitability. Without such revenues, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends in the energy industry, as well as the demand for ethanol, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to general economic conditions. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates, government policies/incentives, and taxation. Our business is affected by the general condition and economic stability of our consumers. An overall decline in the demand for our products, particularly the price of ethanol and other biofuels, could cause a reduction in our sales and the Company could face a situation where it never achieves sufficient revenues or profits and thereby be forced to cease operations.

Our future success will depend on our ability to maintain a competitive position with respect to technological advances.

The renewable energy, biofuels, and bioplastics industries are characterized by rapid technological change. Our future success will depend on our ability to achieve and maintain a competitive position with respect to technological advances in these industries. Technological development by others may impact the competitiveness of our future products in the marketplace. Competitors and potential competitors who have greater resources and experience than we do may develop products and technologies that make ours obsolete or may use their greater resources to gain market share at our expense.

Competitiveness of our future products for fuel use depends in part on government economic incentives for renewable energy projects or other related policies that could change.

We anticipate that we will depend, in part, on international, federal, state and local government incentives, including but not limited to RINs, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects, that promote the use of renewable energy. These government economic incentives could be reduced or eliminated altogether, or the categories of renewable energy qualifying for such government economic incentives could be changed. These renewable energy program incentives are subject to regulatory oversight and could be administratively or legislatively changed in a manner that could have a material adverse effect on our operations. Reductions in, changes to, or eliminations or expirations of governmental incentives could result in decreased demand for, and lower revenues from, our projects and products.

In addition, we may be required to register our projects or qualify our products with the federal government, various states or other countries. Delays in obtaining registration or qualification of our projects or products could delay future revenues and could adversely affect our cash flows. Further, failure of our projects or products to qualify for government economic incentives could have a material adverse effect on our business.

We will seek to increase the size of our company and may experience difficulties in managing growth.

We are a small company with 9 employees and various consultants. We expect to experience a period of significant expansion in headcount, facilities, capital equipment, and overhead, and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on our management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

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We may not have adequate insurance coverage

We currently have only general liability insurance and director and officer insurance, and we may face liability upon the occurrence of any uninsured event which could result in losses or damages being assessed against the Company which would have an adverse effect on our business.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive federal, state and local laws and regulations relating to the energy markets. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations. Our operations could be significantly delayed or curtailed, and our cost of operations could significantly increase as a result of environmental or other regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Our business, results of operations, and financial condition may be adversely impacted by the COVID-19 pandemic.

The COVID-19 pandemic has negatively affected the U.S. and global economies, disrupted global supply chains, resulted in significant travel and transport restrictions, including mandated closures and orders to “shelter-in-place,” and created significant disruption of the financial markets. We are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business, including how it will impact our supply chain, employees, and potential future customers. Our office and lab have remained open during the pandemic. Nevertheless, the pandemic slowed our ability to commercialize our process in two ways: by adversely affecting our ability to raise capital, and by adversely affecting the supply chain of laboratory equipment and various parts of upgrades to our CTS 2.0 system, which slowed the development of our prototypes. The extent to which our operations may be further impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted. We may experience additional operating costs due to increased challenges with our workforce (including as a result of illness, absenteeism or government orders), access to supplies, capital, and fundamental support services (such as shipping and transportation). Even after the COVID-19 pandemic has subsided, we may experience materially adverse impacts to our business due to any resulting economic recession or depression. Furthermore, the effects of a potential worsening of global economic conditions and the continued disruptions to and volatility in the financial markets remain unknown.

It is unclear whether the market will accept our CTS 2.0 technology.

If we fail to achieve market acceptance for our CTS 2.0 technology, we will not achieve our business goals and the Company may ultimately run out of financial resources and fail.

If we fail to protect our intellectual property and proprietary rights adequately, our business could be adversely affected.

We seek to protect our intellectual property through patents, trade secrets, copyrights, confidentiality, non-compete and nondisclosure agreements, trademarks, domain names and other measures, some of which afford only limited protection. Despite our efforts to protect our intellectual property and proprietary rights, including, without limitation, our licensed intellectual property rights, unauthorized parties may attempt to copy aspects of our intellectual property or to obtain and use property that we regard as proprietary. We cannot assure you that our means of protecting our proprietary rights will be adequate. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. Intellectual property protections may also be unavailable, limited or difficult to enforce in some countries, which could make it easier for competitors to steal or invent around or invalidate our intellectual property. Our failure to protect adequately our intellectual property and proprietary rights, including, without limitation, our licensed intellectual property rights, could adversely affect our business, financial condition and results of operations. Risks relating to licensed intellectual property rights may include, without limitation, the potential failure of the licensor to have valid title to the intellectual property rights that such licensor licenses to us.

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An assertion by a third party that we are infringing its intellectual property or that our intellectual property is invalid or unenforceable could subject us to costly and time-consuming litigation or expensive licenses and our business might be harmed.

We might not prevail in any intellectual property infringement litigation or administrative proceeding alleging that we infringe or misappropriate third party intellectual property rights, or challenging the validity of our intellectual property given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require us to enter into licensing agreements.

We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the U.S. Many companies have encountered significant problems in protecting and enforcing intellectual property rights in certain foreign jurisdictions, and we may face new and increased risks and challenges in protecting and enforcing our intellectual property rights abroad. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to energy and nature-based technologies. This could make it difficult for us to stop the infringement of our patents or misappropriation of our other intellectual property rights. Proceedings to enforce our patents and other proprietary rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, our efforts to enforce our intellectual property rights in such countries may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop

Confidentiality agreements with employees and others may not adequately prevent disclosures of trade secrets and other proprietary information.

We rely in part on trade secret protection to protect our confidential and proprietary information and processes. However, trade secrets are difficult to protect. We have taken measures to protect our trade secrets and proprietary information, but these measures may not be effective. We require new employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting arrangement with us, and such confidentiality agreements are in every such employment or consulting agreement. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. These agreements also generally provide that know-how and inventions conceived by the individual in the course of rendering services to us shall be our exclusive property. Nevertheless, these agreements may not be enforceable, our proprietary information may be disclosed, third parties could reverse engineer our technology and others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position. In addition, an unauthorized breach in our information technology systems may expose our trade secrets and other proprietary information to unauthorized parties.

Risks Related to this Offering and our Common Stock

There is a limited market for our common stock, and investors may find it difficult to buy and sell our shares.

Our common stock is currently quoted on the OTC Pink. We have applied to list our common stock on the Nasdaq Capital Market. If our application is not approved, we will not complete this offering. There has been a limited trading market for our common stock to date. If our common stock is listed on the Nasdaq Capital Market, there is no assurance an active trading market for our common stock will develop or be sustained or that we will remain eligible for continued listing of our common stock on the Nasdaq Capital Market.

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The market price of our common stock is likely to be highly volatile and subject to wide fluctuations.

The market price of our common stock may continue to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●	variations in our quarterly operating results;

●	announcements that our revenue or income are below analysts’ expectations;

●	general economic slowdowns;

●	sales of large blocks of our common stock; and

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

If, following this offering, our common stock becomes classified again as a “penny stock”, the restrictions of the penny stock regulations of the Securities and Exchange Commission, or SEC, may result in less liquidity for our common stock.

Our common stock, which is traded on the OTC Pink has been, and may (if it is not then listed on a national securities exchange such as the Nasdaq Capital Market) in the future be considered a “penny stock.” Securities broker-dealers participating in sales of “penny stock” are subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have paid no dividends on our common stock to date, and we do not anticipate paying any dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business and applicable limitations under Nevada law (see “Dividend Policy”), we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a dividend can further affect the market value of our common stock and could significantly affect the value of any investment in the Company.

Our articles of incorporation allow for our board of directors to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 10,000,000 shares of our preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders of preferred stock the right to our assets upon liquidation, or the right to receive dividend payments before dividends are distributed to the holders of common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any shares of preferred stock or to create any series of preferred stock, we may create such series and issue such shares in the future.

Additional stock offerings in the future may dilute existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, potentially including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

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Ownership of our common stock is highly concentrated.

Our executive officers, directors, and principal stockholders will beneficially own an aggregate of approximately % of our outstanding common stock (see “Security Ownership of Certain Beneficial Owners and Management”) after giving effect to the sale of the shares offered hereby. As a result, such principal stockholders will be able to exert significant control over the election of the members of our board of directors, our management, and our affairs, and other corporate transactions (such as mergers, consolidations, or the sale of all or substantially all of our assets) that are submitted to shareholders for approval, and their interests may differ from the interests of other stockholders.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of shares offered in this offering at an assumed public offering price of $__ per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of approximately $__ per share. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

There is no established public trading market for the common warrants or pre-funded warrants being offered in this offering.

There is no established public trading market for the common warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

Except as otherwise provided in the common warrants and pre-funded warrants, holders of common warrants and pre-funded warrants purchased in this offering will have no rights as stockholders until such holders exercise their common warrants or pre-funded warrants and acquire our common stock.

Except as otherwise provided in the common warrants and pre-funded warrants, until holders of common warrants or pre-funded warrants acquire our common stock upon exercise of the common warrants or pre-funded warrants, holders of common warrants and pre-funded warrants will have no rights with respect to our common stock underlying such common warrants and pre-funded warrants. Upon exercise of the common warrants and pre-funded warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

The common warrants are speculative in nature.

The common warrants will be exercisable for five years from the date of initial issuance at an initial exercise price equal to             % of the public offering price per share and accompanying common warrant set forth on the cover page of this prospectus. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the common warrants. In the event that our common stock price does not exceed the exercise price of the common warrants during the period when the warrants are exercisable, a holder of common warrants may be unable to profit from exercising such common warrants before they expire.

We determined that we did not maintain effective internal control over financial reporting as of December 31, 2020.

We determined that we did not maintain effective internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control—Integrated Framework issued by COSO. We intend to address the material weaknesses in our internal controls as soon as practicable, but we can give no assurance that we will be able to do so. We are constantly striving to improve our internal accounting controls. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors.” Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities we are offering will be approximately $___ million (or approximately $____ million if the underwriters exercise in full their option to purchase additional shares and/or common warrants), after deducting the estimated underwriting discounts and commissions and estimated offering costs payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including, approximately $ [  ] for research and development, and $ [  ] for engineering, with the remaining net proceeds to be used for general working capital purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Pink under the symbol “BIOF.” We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “BIOF”. No assurance can be given that our application will be approved. If our application is not approved, we will not complete this offering.

As of December 31, 2021, there were approximately 329 holders of record of our common stock.

Equity Compensation Plan Information

As of December 31, 2021, fully earned and vested option agreements in place to purchase an aggregate of 12,314,466 shares of common stock under the Company’s 2021 Employee, Director Stock Plan (the “2021 Plan”) and there are additional agreements vesting over the next 5 years, or conditional upon events, to purchase an additional 37,720,000 shares of common stock.

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The following table provides equity compensation plan information as of December 31, 2021:

Plan Category	Number of Securities to be Issued upon Exercise of outstanding options, warrants, and rights (column a) (1)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) )

Equity compensation plans approved by security holders	50,034,466	$0.13	2,857,080
Equity compensation plans not approved by security holders	0	n/a	n/a
Total	50,034,466	$0.13	2,857,080

On May 28, 2021, our board of directors adopted the Blue Biofuels, Inc. 2021 Employee, Director Stock Plan, or the 2021 Plan. The 2021 Plan was approved by our stockholders on June 2, 2021.

The 2021 Plan provides that awards may be granted to officers, employees, consultants, or directors of the Company and its affiliates (“Eligible Persons”). The 2021 Plan permits the board of directors of the Company to grant three types of awards (“Awards”) to Eligible Persons: (a) a stock appreciation right (“Stock Appreciation Right”); (b) a stock option (“Stock Option”); and (c) a stock award (“Stock Award”).

Stock Options may be granted alone or in addition to other Awards granted under the 2021 Plan and may be of two types: (a) incentive Stock Options; and (b) non-qualified Stock Options. The exercise price per share under a Stock Option is determined by the administrator of the 2021 Plan (which is either the entire board or a designated committee comprised solely of independent directors); provided, however, that such exercise price is not less than the fair market value per Purchaser Share on the date the Stock Option is granted, subject to certain exceptions. The term of each Stock Option is fixed by the administrator of the 2021 Plan and no incentive Stock Option may be exercisable more than 10 years after the date such incentive Stock Option is granted. The 2021 Plan provides that other terms and conditions may be attached to a particular Stock Option, such terms and conditions to be referred to in an option agreement.

In the event an option holder ceases to be an Eligible Person other than by reason of death, disability or cause, the option holder may exercise any Stock Option granted to him or her to the extent that such Stock Option is exercisable on the date of such termination. In the event an option holder ceases to be an Eligible Person by reason of death or disability, the option holder or his or her representative, as applicable, may exercise any Stock Option granted to him or her to the extent that such Stock Option is exercisable on the date of such death or disability. All outstanding and unexercised Stock Options of an option holder will be cancelled in the event that such person ceases to be an Eligible Person by reason of cause.

Stock Appreciation Rights may be granted either on a stand-alone basis or in conjunction with all or part of any Stock Option granted under the 2021 Plan. Stock Appreciation Rights granted on a stand-alone basis may be exercisable only at such time or times and to such extent as determined by the administrator of the 2021 Plan. Stock Appreciation Rights granted in conjunction with all, or part of any Stock Option may be exercisable only at the time or times and to the extent that the Stock Options to which they relate are exercisable. Upon the exercise of a Stock Appreciation Right, a holder will be entitled to receive an amount in cash, Purchaser Shares or both, which in the aggregate is equal in value to the difference in the fair market value of the Purchaser Shares at the date of exercise less the fair market value of the Purchaser Shares at the date of grant.

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Stock Awards may be directly issued under the 2021 Plan, subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the administrator of the 2021 Plan may determine.

Subject to adjustment as provided in the 2021 Plan, the aggregate number of shares of common stock which may be delivered under the 2021 Plan shall not exceed a number equal to 15% of the total number of shares of common stock outstanding. The maximum number of shares of common stock which may be delivered under the 2021 Plan shall automatically increase by a number sufficient to cause the number of shares of common stock covered by the 2021 Plan to equal 15% of the total number of shares of common stock then outstanding, assuming for this purpose the conversion into common stock of all outstanding securities that are convertible by their terms (directly or indirectly) into common stock. The exercise price per share of common stock purchasable under a Stock Option shall be determined by the administrator of the 2021 Plan; provided, however, that the exercise price per share shall be not less than the Fair Market Value (as defined in the 2021 Plan) per share on the date the Stock Option is granted, or if the Stock Option is intended to qualify as an Incentive Stock Option and is granted to an individual who is a Ten Percent Holder (as defined in the 2021 Plan), not less than 110% of such Fair Market Value per share. The term of each Stock Option shall be fixed by the administrator of the 2021 Plan, but no Incentive Stock Option shall be exercisable more than 10 years (or five years in the case of an individual who is a Ten Percent Holder) after the date the Incentive Stock Option is granted.

Long-term incentives have been a critical component of our compensation programs and are intended to reward our employees for long-term sustained performance that is aligned with stockholder interests. Our board approved the 2021 Plan for grants of restricted stock, stock options and other forms of incentive compensation to our officers, employees, directors and consultants.

Adoption of the 2021 Plan was needed to update our 2012 Employee, Director Stock Plan.

The 2021 Plan incorporates key corporate governance practices, including the following:

●

limits the number of shares available to 15% of our issued and outstanding common stock on a fully-diluted basis (assuming conversion of all outstanding preferred stock and all other securities that are exercisable or exchangeable for, or convertible into, our common stock) as of June 2, 2021;

●	the price of any option may not be altered or repriced without stockholder approval;

●	Stock appreciation rights may be granted;

●	performance objectives may be imposed on grants;

●

payment of the exercise price or applicable taxes made by delivery of shares, or withholding of shares,in satisfaction of a participant’s obligation, will not result in additional shares becoming available for subsequent awards under the 2021 Plan.

Our board believes equity compensation is an important component of our compensation programs. Our ability to attract, retain and motivate top quality employees is material to our success, and we believe we can better achieve these objectives with grants made under the 2021 Plan. In addition, our board believes that the interests of both our and our stockholders are advanced by affording our employees, officers and directors the opportunity to acquire or increase their proprietary interests in our company.

Significant Features of the 2021 Plan

Awards that may be granted include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, and (d) Restricted Stock Awards. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our Common Stock and the award holder’s continuing service with our company.

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Stock options give the option holder the right to acquire from us a designated number of shares of Common Stock at a purchase price that is fixed upon the grant of the option. The exercise price will not be less than the market price of the Common Stock on the date of grant. Stock options granted may be either tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options.

Stock appreciation rights, or SARs, which may be granted alone or in tandem with options, have an economic value similar to that of options. When a SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. Again, the exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the 2021 Plan, holders of SARs may receive this payment – the appreciation value – either in cash or shares of Common Stock valued at the fair market value on the date of exercise. The form of payment will be determined by us.

Restricted shares are shares of common stock awarded to participants at no cost. Restricted shares can take the form of awards of restricted stock, which represent issued and outstanding shares of our common stock subject to vesting criteria, or restricted stock units, which represent the right to receive shares of our Common Stock subject to satisfaction of the vesting criteria. Restricted shares are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain any future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. In addition, under Nevada law, the Company may not pay cash dividends to holders of common stock if the Company would not be able to pay its debts as they become due in the usual course of business. This may limit our ability to pay dividends on our common stock.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of September 30, 2021, on:

●	an actual basis; and

●	on a pro forma basis to give effect to the sale by us in this offering of shares of common stock and ___ common warrants, at the assumed public offering price of $____ per share and accompanying common warrant, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included in this prospectus.

	As of September 30, 2021
	Actual	Pro Forma
Cash and cash equivalents	$1,359,175	$
Total current liabilities	493,097
Total long-term liabilities	2,745,530
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized, 0 shares issued and outstanding	0	0
Common Stock, $0.001 par value: ,1,000,000,000 shares authorized; 272,649,183 shares outstanding as of September 30, 2021, actual; shares issued and outstanding pro forma	272,649
Additional paid-in capital	46,794,325
Accumulated deficit	(48,235,410)	(48,235,410)
Total stockholders’ equity (deficit)	(1,168,436)

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The number of shares to be outstanding immediately after giving effect to this offering as shown above is based on 272,649,183 shares outstanding as of September 30, 2021, and excludes:

●	50,034,466 shares issuable upon exercise of outstanding stock options as of December 31, 2021, with 12,314,466 vested and 37,720,000 unvested, at a weighted average exercise price of $0.13; and

●	28,571,961 shares issuable upon exercise of outstanding warrants as of December 31, 2021 with a weighted average exercise price of $0.12.

DILUTION

If you purchase shares of common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of September 30, 2021, was approximately $(1.3) million, or $(0.005) per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the sale by us in this offering of shares and common warrants at an assumed public offering price of $___ per share and accompanying common warrant (the closing price of our common stock on the OTC Pink on ___, 2022) (assuming the exercise of any pre-funded warrants and no exercise of the common warrants and without assigning any value to the common warrants) and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that we will pay, our net tangible book value as of September 30, 2021, would have been approximately $ ___, or $ ___ per share of common stock. This amount represents an immediate increase in net tangible book value of $___ per share to existing stockholders and an immediate dilution of $___ per share to purchasers in this offering.

The following table illustrates the dilution:

Assumed public offering price per share and accompanying common warrant	$
Net tangible book value per share as of September 30, 2021		$(0.005)
Increase in net tangible book value per share attributable to this offering	$
Net tangible book value per share after this offering	$
Dilution per share to new investors	$

Each $1.00 increase (decrease) in the assumed public offering price of $ per share and accompanying warrant would increase (decrease) the as adjusted net tangible book value per share by $      , and the dilution per share to new investors in this offering by $          , assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The above table is based on 272,649,183 shares of common stock outstanding as of September 30, 2021, and excludes:

●	50,034,466 shares issuable upon exercise of outstanding stock options as of December 31, 2021, with 12,314,466 vested and 37,720,000 unvested, at a weighted average exercise price of $0.13; and

●	28,571,961 shares issuable upon exercise of outstanding warrants as of December 31, 2021, with a weighted average exercise price of $0.12.

If the underwriters exercise in full their option to purchase additional shares and/or common warrants, our net tangible book value per share after giving effect to this offering would be approximately $____ million, or $____ per share, which amount represents an immediate increase in net tangible book value of $____ per share to existing stockholders and a dilution to new investors of $____ per share.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion should be read in conjunction with our financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements. Please see “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

Business Overview

Blue Biofuels, Inc. is a technology company focused on emerging technologies in the renewable energy, biofuels, and bioplastics technologies sectors.

In early 2018, our chief executive officer (“CEO”) Ben Slager invented a new technology system referred to as Cellulose-to-Sugar or CTS 2.0, and the Company filed a patent application for this technology. Mr. Slager has since further developed the system with laboratory personnel. The CTS 2.0 process is a continuous mechanical/chemical dry process for converting cellulose material into sugar and lignin, as compared to the CTS 1.0 which is a batch process that the Company previously licensed. The CTS 2.0 process creates molecular contact between two reactive solid components instead of competing systems where the reaction takes place between two liquid or gas components in a batch process. The reactants are (1) the cellulose, which is broken down into its components being sugars and lignin; and (2) a catalyst, which is a plain clay, abundantly available in the market from regular suppliers, and separated from reactor components and reused. The CTS 2.0 mechanical/chemical process allows for exact process control to ensure that all the material passing through it does so on the exact optimum reaction parameters through which optimal efficiency is achieved. The patent on the CTS 2.0 (U.S. Patent No. 10,994,255) was awarded in 2021. In addition to this patent, the Company has filed provisional patent applications for five additional patents that are currently pending. The CTS 2.0 process and related patent and patent applications represent the results of our continued development of CTS 2.0 towards commercialization.

CTS 2.0 is different from other commercial processes that are used to convert cellulose into sugar. Other processes use expensive enzymes, or expensive and harmful chemicals like strong acids or bases, and some processes use steam at high temperature or high pressure. CTS 2.0 can convert any cellulosic material – including grasses, wood, paper, farm waste, yard waste, forestry products, energy crops like hemp or king grass, and the cellulosic portion of municipal solid waste – into sugars and subsequently into biofuels and bioplastics without the use of expensive enzymes or harmful liquid acids or bases. CTS 2.0 is environmentally friendly in that it recycles the water and catalyst, and has a near zero carbon footprint in that the amount of added atmospheric carbon created by burning the biofuels produced by CTS 2.0 is reabsorbed by the plant-based feedstock used in the CTS 2.0 system in the next harvest.

At a commercial scale, our management expects to be able to produce ethanol at a lower cost per gallon than existing commercial corn or cellulosic ethanol producers due to the fact that the CTS 2.0 process is uncomplicated and efficient, and is expected to have high value by-products. We believe a significant difference between CTS 2.0 and corn ethanol is the wide range of feedstocks that CTS 2.0 can process compared to corn. The CTS 2.0 feedstocks are not food and have much lower costs than corn. In addition, while in corn ethanol only the corn kernels are used, the CTS 2.0 uses the whole plant or its waste products.

The Company has built several prototypes of the CTS 2.0 system to further develop the process. The Company completed its upgraded 4th generation CTS 2.0 prototype system in 2021, which was designed to be a representative scale with nearly all systems and parameters anticipated in a full-scale industrial system. The Company decided to complete all the parameter optimizations possible with its 4th generation system before scaling up to a 5th generation system because the parameter optimizations lead to design improvements that have been done more cost effectively. The Company has recently finalized its 4th generation testing which was able to generate a 99%+ conversion of the cellulosic material into soluble sugars suitable for further processing into cellulosic ethanol. The Company is now starting work on design and testing of its 5th generation system.

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The Company expects to have its 5th generation CTS 2.0 prototype, along with auxiliary equipment, completed within 6 to 12 months after this financing. The Company expects that the 5th generation CTS 2.0 prototype will have approximately 10 times the capacity of the 4th generation system. The goal of the 5th generation system is to show the potential for larger volume production, and to be an intermediate step to the final 6th generation which is intended to be the commercial volume system.

The CTS 2.0 system converts plant-based feedstock into two product streams, soluble sugars and lignin, each of which can be converted into multiple products as follows: (1) sugars can be further processed into cellulosic ethanol and other biofuels like jet fuel, and potentially into bio chemicals; and (2) Lignin can be used in ion exchange resins, specialty chemicals, or to create bioplastics. Lignin can also be burned as a renewable fuel.

Plan of Operation

The Company’s strategy is to diversify its product portfolio to include a number of product lines. These potentially include (1) biofuels – such as ethanol, or converting ethanol into higher biofuels like jet-fuel and the like; (2) selling sulfur-free lignin to ion exchange resin producers; (3) making bioplastics from lignin; or, (4) using the sugars and lignin to make biochemicals. We believe that one or more of these products could potentially be profitable for the Company.

Our goal is to develop our CTS 2.0 technology to a commercial scale and then seek to either enter into a joint venture or acquire existing corn ethanol plants to install the CTS 2.0 technology. The Company is also looking into converting ethanol to jet fuel. To minimize dilution to shareholders, we will seek project-based financing to build (or acquire and retrofit) or joint venture with existing ethanol producers to produce cellulosic ethanol and lignin/bioplastics and other specialty chemicals from our CTS 2.0 system. We believe retrofitting existing plants with the CTS 2.0 technology may achieve more rapid commercialization than building new plants. If its first plant is profitable, the Company intends to grow with additional plants in the United States and explore international growth by either licensing the technology or forming joint ventures with foreign domestic partners to build plants ourselves.

The Energy Policy Act of 2005, which included the Renewable Fuel Standard Program enforced by the US Environmental Protection Agency (“EPA”), mandates a certain amount of renewable fuel be blended into the transportation fuel used by all vehicles in the country. This Program provides monetary incentives to companies that produce renewable transportation fuel, and establishes Renewable Identification Numbers (“RINs”) or credits for each gallon of renewable transportation fuel produced in the United States, and breaks down those fuels into different D-codes depending on the source of the renewable fuel. D3 is the code for renewable ethanol that comes from cellulosic materials. (D6 is for corn ethanol). The value of the D3 RIN fluctuates, but as of the date of this filing, it is approximately $3.40 per gallon of ethanol. To profit from these incentives, the Company plans to apply for these D3 RIN credits as it brings its first plant into commercial operation.

Capital Formation

On January 5, 2021, the Company closed a financing at $0.075 per share having sold 2,143,332 shares of common stock and raised $160,750 from the beginning of 2021 until January 5, 2021.

In January 2021, the Company commenced a new offering of shares of its common stock at $0.25 per share. Through the date of filing, the Company has sold 9,540,000 shares for aggregate proceeds of $2,385,000.

From January 1, 2021, through the date of filing, the Company issued an aggregate of 515,700 shares of its common stock for services valued at $120,366.

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From January 1, 2021, through the date of filing, the Company issued an aggregate of 1,166,667 warrants for services. Using a Black-Scholes asset-pricing model, these warrants were valued at $72,090. They had a 6-month term with exercise prices of $0.15 per share, and all were exercised.

From January 1, 2021, through the date of filing, the Company issued to its management and employees options to purchase 26,930,000 shares of its common stock for a period between five and ten years at exercise prices of $0.15 to $0.30 per share. Using a Black-Scholes asset-pricing model, these agreements were valued at $3,641,612. 10,570,000 of these options have vested and 450,000 prior-issued options have vested, with a combined valuation of $1,353,456.

From January 1, 2021, through the date of filing, 350,000 previously issued options were exercised for proceeds of $12,900. In addition, 400,000 options were exercised on a cashless basis for 337,896 shares.

From January 1, 2021, through the date of filing, warrants were exercised, for the purchase of 13,455,009 shares of common stock, at exercise prices ranging from $0.005 to $0.25 per share for total proceeds of $1,302,817.

From January 1, 2021, through the date of filing, $279,000 of debt issued during Chapter 11 was exchanged for 7,080,000 shares of stock.

Going Concern

The Company has incurred losses since inception, and may be unable to raise additional capital. At September 30, 2021, the Company had a working capital surplus of $944,093 and had incurred accumulated losses of $48,235,410 since its inception. The Company expects to incur significant additional losses in connection with its continued start-up activities. As a result, there is substantial doubt about the Company’s ability to continue as a going concern based upon recurring operating losses and its need to obtain additional financing to sustain operations. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities when they become due and to generate sufficient revenues from its operations to pay its operating expenses.

Results of Operations

Comparison of the three and nine month period ended September 30, 2021 (unaudited) to September 30, 2020

For the three and nine months ended September 30, 2021, the Company recognized $0 in revenue compared to $0 in 2020.

For the three months ended September 30, 2021, the Company’s general and administrative expenses increased by $64,570 to $215,965 from $151,394 in 2020. This increase is primarily the result of a $12,272 increase in professional fees, a $14,602 increase in filing fees, and a $30,282 increase in marketing and promotion to $30,554 from $272 in 2020.

For the nine months ended September 30, 2021, the Company’s general and administrative expenses decreased by $213,921 to $815,614 from $1,029,534 in 2020. This decrease is primarily the result of a $421,281 decrease in equity-based compensation, partially offset by higher filing and consulting fees related to the financing.

Interest expense decreased in the quarter ended September 30, 2021 by $4,745 to $8,309 from $13,054 in 2020. The decrease in 2021 was primarily the result of the Company’s decision in 2021 of having paid most of its back pay due, which carries an interest rate of 10% per annum.

Interest expense decreased in the nine months ended September 30, 2021 by $130,528 to $25,766 from $156,295 in 2020. The decrease in 2021 was primarily the result of the Company’s decision in 2020 to pay interest on back pay due, and in 2021 of having paid most of that back pay off.

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For the three and nine months ended September 30, 2021 the Company recorded non-cash impairments of assets of $33,484, as compared to zero in 2020. This was the result of disposing of laboratory assets no longer in use.

Research and development (R&D) costs for the quarter ended September 30, 2021 were $229,923, an increase of $140,739 from $89,185 in 2020. The increase in R&D expenses is primarily the result of an increase in payroll of $93,299 from the hiring of additional personnel to accelerate the process of commercializing the CTS 2.0 system.

Research and development (R&D) costs for the nine months ended September 30, 2021 were $744,783, an increase of $72,865 from $671,918 in 2020. The increase in R&D expenses is primarily the result of a reduction in $414,850 in equity-based compensation more than offset by an increase in bonus of $66,872, an increase in payroll of $313,440, and an increase in consulting fees of $104,907.

Comparison of the year ended December 31, 2020, to December 31, 2019

For the year ended December 31, 2020, and December 31, 2019, the Company recognized $0 in revenue.

For the year ended December 31, 2020, the Company’s general and administrative expenses increased by $188,962 to $1,227,776 from $1,038,814 in 2019. This increase was primarily due to non-cash options packages valued at $876,291 in 2020 as compared to $294,846 non-cash stock compensation in 2019.

Interest expense increased in the year ended December 31, 2020, by $190,192 from $0 in 2019. This increase was due to the Company’s decision to accrue interest on the back pay due to management.

For the year ended December 31, 2020, the Company had a gain of $0 from the extinguishment of debt as compared to $2,125,250 in 2019. The gain in 2019 was attributed to the cancellation of debts during Chapter 11.

For the year ended December 31, 2020, the Company had a gain of $0 from derivative liabilities as compared to a gain of $656,533 in 2019. The gain in 2019 was attributed to the cancellation of debts during Chapter 11.

The Company expenses all research and development costs as incurred. For the years ended December 31, 2020, and 2019, the amounts charged to research and development expenses were $763,159 and $797,862, respectively. The reduction of $34,703 was due to conserving resources during the COVID pandemic.

Liquidity and Capital Resources

Liquidity

As of September 30, 2021, the Company had $1,359,175 in cash, and total stockholders’ equity on September 30, 2021, was negative $1,168,436. As of December 31, 2020, the Company had $286,579 in cash and total stockholders’ equity at December 31, 2020 was negative $3,336,764. Total debt, including advances, accounts payable and other notes payable at September 30, 2021, together with interest payable thereon and contingent liabilities, was $3,238,627 a decrease of $990,639 from December 31, 2020, where it stood at $4,229,266. This decrease is attributable to the conversion of convertible notes, the forgiveness of the Paycheck Protection Program SBA loan, and the repayment of the majority of deferred wages. $1,820,630 of the remaining debt was renegotiated to be payable out of future revenue and $917,502 out of future profits and otherwise does not come due.

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During the nine months ended September 30, 2021, the Company’s net cash used in operating activities increased by $1,358,574 to $2,023,326 from $664,752. This increase can primarily be attributed to an increase in payroll salaries and bonuses of $370,406, an increase in professional fees of $113,962, a reduction of accounts payable and accrued liabilities and accrued interest of $784,110, and a decrease in equity-based compensation of $762,826.

During the nine months ended September 30, 2021, the Company’s investing activities used $195,545 in cash. This can be primarily attributed to capitalizing $16,742 in patent costs and $178,803 used to purchase machinery and equipment. During the nine months ended September 30, 2020, the Company’s investing activities used $208,062. This is primarily due to the purchase of equipment of $150,036 and $58,026 in patent costs..

During the nine months ended September 30, 2021, the Company generated an aggregate of $3,291,467 through its financing activities, which is an increase of $2,427,757 from $863,710 during the nine months ended September 30, 2020. This increase from the prior year can primarily be attributed to $1,975,750 in the sale of common stock through the Company’s private offerings in 2021, and $1,315,717 in proceeds from the exercise of warrants and options.

As of December 31, 2020, the Company had $286,579 in cash and total stockholders’ equity as of December 31, 2020, was negative $3,336,764. As of December 31, 2019, the Company had $110,630 in cash and total stockholders’ equity as of December 31, 2019, was negative $3,331,809. Total debt, including advances, accounts payable and other notes payable as of December 31, 2020, together with interest payable thereon and contingent liabilities, was $4,229,266 an increase of $287,871 from December 31, 2019, where it stood at $3,941,395. This increase is primarily attributable to interest payable to related parties and a paycheck protection program loan from the SBA. $2,942,132 of the remaining debt was renegotiated to be payable out of future revenue or future profits and otherwise does not come due.

During the fiscal year ended December 31, 2020, the Company’s operating expenses increased $154,259 to $1,990,935 from $1,836,676 in 2019. This increase can primarily be attributed to an increase in non-cash options expense.

During the fiscal year ended December 31, 2020, the Company’s investing activities used $206,315 in cash. This can be primarily attributed to $147,189 used to purchase machinery and equipment, and $59,126 in patent expenses.

During the fiscal year ended December 31, 2020, the Company generated an aggregate of $1,303,710 through its financing activities, which is a decrease of $20,109 from $1,323,819 during the fiscal year ended December 31, 2019. This decrease from the prior year can primarily be attributed to an overall slowdown in capital raising due to COVID-19, partially offset by a $66,330 paycheck protection program loan. There was an increase of proceeds of $350,000 from the exercise of warrants from $0 in 2019, offset by a reduction of $289,000 from the issuance of stock and a $100,000 reduction to $0 in proceeds from the issuance of convertible debts.

Our financial statements for the periods ended December 31, 2020, and 2019, were prepared assuming that we would continue as a going concern and expressed substantial doubt about our ability to continue as a going concern. We expect to continue to experience net losses until we have a commercial system in operation. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible.

We expect that we will need to raise additional funds to execute our business plan. Additional financing may not be available to us on favorable terms, or at all. If we cannot raise needed funds on acceptable terms, our business and prospects may be materially adversely affected, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, you may lose your entire investment.

Capital Resources

At this time, the Company has limited liquidity and capital resources. To continue funding its operations, the Company will need to generate revenue or obtain additional financing for current and future operations. The Company anticipates that it will require approximately $10 million to optimize and scale up its CTS 2.0 system to be commercially ready. The Company anticipates reaching this stage around 12-18 months after receiving this financing. There is no guarantee that we will achieve this additional funding.

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As of the date of filing, the Company has raised $3,576,467 in 2021, through the issuance of common stock and the exercise of warrants and options, in addition to $10,998,234 through the end of 2020, for a total of $14,289,701, in addition to capital raised through debt or convertible notes. However, there is no guarantee that the company will be able to raise any additional capital on terms acceptable to the Company.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to reevaluate and revise its operations.

Equity

As of September 30, 2021, shareholders’ equity was $(1,168,436).

There were 272,649,183 shares of common stock issued and outstanding as of September 30, 2021 and 274,003,883 shares of common stock issued and outstanding as of December 31, 2021.

As of December 31, 2020, shareholders’ equity was $(3,336,764) and there were 241,721,947 shares of common stock issued and outstanding.

There were no preferred shares outstanding as of December 31, 2021, September 30, 2021, or December 31, 2020.

The Company has paid no dividends.

Critical Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company were prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”) and include the assets, liabilities, revenues and expenses of the Company’s majority-owned subsidiaries over which the Company exercised control, if any, and there are currently none.

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of the Company and its then-existing subsidiaries, after elimination of intercompany accounts and transactions. Investments in business entities in which the Company lacks control but has the ability to exercise significant influence over operating and financial policies are accounted for using the equity method. The Company’s proportionate share of net income or loss of the entity is recorded in the Consolidated Statements of Earnings.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates presented and reported amounts of revenues and expenses during the reporting periods presented. Significant estimates inherent in the preparation of the accompanying Consolidated Financial Statements include estimates of impairment assessment of identifiable intangible assets and valuation allowance for deferred tax assets. Estimates are based on past experience and other considerations reasonable under the circumstances. Actual results may differ from these estimates.

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Stock Compensation

The Company recognizes the cost of all share-based payments under the relevant authoritative accounting guidance. Share-based payments include any remuneration paid by the Company in shares of the Company’s common stock or financial instruments that grant the recipient the right to acquire shares of the Company’s common stock. For share-based payments to employees, which consist only of awards made under the stock option plan described below, the Company accounts for the payments in accordance with the provisions of ASC Topic 718, “Stock Compensation” (formerly referred to as SFAS No. 123(R)). Share-based payments to consultants, service providers and other non-employees are accounted for under in accordance with ASC Topic 718, ASC Topic 505, “Equity Payments to Non-Employees” or other applicable authoritative guidance

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when we have determined that the embedded conversion options should not be bifurcated from their host instruments) that are not in default as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. Notes that are in default are accounted for at the stated default dollar amount, even when the Company deems all or a portion of such Notes to be in dispute.

Accounting for Derivative Instruments

The Company does not have debentures at this time. The Company issues debentures where the number of shares into which a debenture can be converted is not fixed. For example, when a debenture converts at a discount to market based on the stock price on the date of conversion. In such instances, the embedded conversion option of the convertible debentures is bifurcated from the host contract and recorded at their fair value. In accounting for derivatives, the Company records a liability representing the estimated present value of the conversion feature considering the historic volatility of the Company’s stock, and a discount representing the imputed interest associated with the beneficial conversion feature. The discount is then amortized over the life of the debenture and the derivative liability is adjusted periodically according to stock price fluctuations. At the time of conversion, any remaining derivative liability is charged to additional paid-in capital. For purposes of determining derivative liability, the Company uses Black-Scholes modeling for computing historic volatility.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

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Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

The Company’s operating results are not affected by seasonality.

Inflation

The Company’s business and operating results are not affected in any material way by inflation.

BUSINESS

Background and Overview

Blue Biofuels, Inc. was incorporated in Nevada on March 28, 2012, as Alliance Media Group Holdings, Inc. Since December 2013, Blue Biofuels, Inc., has been a technology company focused on emerging technologies in the renewable energy, biofuels, and bioplastics technology sectors. For a number of years, the Company attempted to commercialize a technology it had licensed, through a partially owned subsidiary that converted cellulosic materials into sugars for use in the bio-fuels industry. That technology proved to be inefficient and not economic. As further discussed below, we believe our current technology is superior because it is a continuous reactor with reaction times of less than a minute versus 30-45 minutes in the previous batch process. Further, the present reactor is constructed in such a way that all of the material which passes through is passed through under precise optimized reaction conditions, whereas in the prior technology the material was only partly subjected to the optimal reaction conditions.

In early 2018, our chief executive officer Ben Slager invented a new technology system referred to as Cellulose-to-Sugar or CTS 2.0, and the Company filed a patent application for this technology. The patent on the CTS 2.0 was awarded in 2021 in the United States (U.S. Patent No. 10,994,255) and also in El Salvador in November, 2021. The Company also filed an application for this patent in other major jurisdictions of the world including the European Patent Organization, Australia, Brazil, China, Japan, the African Regional Intellectual Property Organization, and the Russian Federation. The patent applications are currently pending in all of these international jurisdictions. The Company has filed provisional patent applications for five additional patents in the United States, all of which are currently pending. These patents pertain to the CTS process, the “fingerprint” of our sugars coming from the process, and the lignin and nanocellulose coming from the process.

Mr. Slager has since further developed the system with laboratory personnel. The CTS 2.0 process is a continuous mechanical/chemical dry process for converting cellulose material into sugar and lignin, as compared to the CTS 1.0 which is a batch process that the Company previously licensed. The CTS 2.0 process creates molecular contact between two reactive solid components instead of competing systems where the reaction takes place between two liquid or gas components in a batch process. The reactants are (1) the cellulose in the feedstock, which is broken down into its sugars and frees up the lignin; and (2) a catalyst, which is a plain clay, abundantly available in the market from regular suppliers, and separated from reactor components and reused. The CTS 2.0 mechanical/chemical process allows for exact process control to ensure that all the material passing through it does so on the exact optimum reaction parameters through which optimal efficiency is achieved. The CTS 2.0 technology and related patents represent the results of our continued development of CTS 2.0 towards commercialization.

●	The CTS 2.0 system converts plant-based feedstock into two product streams, cellulose and lignin, each of which can be converted into multiple products, as follows: Cellulose may be broken down into sugars and nanocellulose. Nanocellulose has various uses in various industries including the pharmaceutical industry. Sugar can be used to make specialty chemicals and, through a standard process of fermentation and distillation, ethanol. Ethanol may be further converted into other biofuels, including jet fuel.

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●	Lignin can be used in ion exchange resins, specialty chemicals, or to create bioplastics. It can also be burned as a renewable fuel.

CTS 2.0 differs from other commercial processes that are used to convert cellulose into sugar. Other processes use expensive enzymes, or expensive and harmful chemicals like strong acids or bases, and some processes use steam at high temperature or high pressure. CTS 2.0 can convert any cellulosic material – including grasses, wood, paper, farm waste, yard waste, forestry products, energy crops like hemp or king grass, and the cellulosic portion of municipal solid waste – into sugars and lignin, and subsequently, via standard existing technologies , converts sugars into ethanol, without the use of expensive enzymes or harmful liquid acids or bases. CTS 2.0 is environmentally friendly in that it recycles the water and catalyst, and has a near zero carbon footprint in that the amount of added atmospheric carbon created by burning the biofuels produced by CTS 2.0 is reabsorbed by the plant-based feedstock used in the CTS 2.0 system in the next harvest.

The Company is party to a non-exclusive license agreement with Vertimass, LLC (“Vertimass”), under which the Company was granted a non-exclusive license to use the patented process developed by Vertimass (the “Vertimass Process”) to convert ethanol into bio-jet-fuel, bio-diesel, bio gasoline and further green chemical components as precursor for multiple renewable bio-chemicals which are presently all derived from non-renewable crude oil. We believe the Vertimass Process is the most efficient method to convert ethanol to other biofuels. We will be obligated to commence the conversion of ethanol into fuel and chemicals using the Vertimass process by July 2024, and, if we use the Vertimass Process, to make quarterly royalty payments to Vertimass of specified amounts after the commencement of conversion of ethanol using the Vertimass Process and to pay a certain portion of any renewable fuel credits to Vertimass when the conversion of ethanol using the Vertimass Process exceeds a certain threshold. The Vertimass Process cannot be sub-licensed.

CTS also has different co-products than other processes. Our primary co-product is sulfur-free lignin. Other cellulosic ethanol processes do not yield sulfur-free high purity lignin because their processes destroy or contaminate the lignin. Most ethanol producers use corn, not cellulose, and the co-products of corn ethanol production are distillers grains animal feed and corn oil. Our lignin potentially can be converted into biodegradable bioplastics, or be used in ion exchange resins or specialty chemicals. Revenue streams from lignin can potentially be higher than from ethanol. We are also looking into whether the CTS process can produce nanocellulose profitably, which is used in pharmaceutical products and potentially could sell for over $1 per gram.

At commercial scale, our management expects to be able to produce ethanol at a lower operating cost per gallon than existing commercial corn or cellulosic ethanol producers due to the fact that the CTS 2.0 process is uncomplicated and efficient, and expect to have high value by-products. We believe a significant difference between CTS 2.0 and corn ethanol is the wide range of feedstocks that CTS 2.0 can process compared to corn. The CTS 2.0 feedstocks are not food and have much lower costs than corn. In addition, while in corn ethanol only the corn kernels are used, the CTS 2.0 uses the whole plant or its waste products.

The ethanol industry is highly competitive with over 200 ethanol plants in the United States alone. Currently, the vast majority use corn as the feedstock. Their profitability depends highly on the fluctuations between the price of corn and the price of ethanol. Since the Company does not plan to use corn, and plans on having long-term purchase agreements with cellulosic suppliers, we expect that our profitability will potentially be more consistent.

The Energy Policy Act of 2005, which included the Renewable Fuel Standard (RFS) Program enforced by the US Environmental Protection Agency (“EPA”), mandates a certain amount of renewable fuel be blended into the transportation fuel used by all motor vehicles in the country. This Program provides monetary incentives to companies that produce renewable transportation fuel (including jet fuel), establishes Renewable Identification Numbers (RINs) or credits for each gallon of renewable transportation fuel produced in the United States, and breaks down those fuels into different D-codes based on the source of the renewable fuel. D3 is the code for renewable ethanol that comes from cellulosic materials. The EPA’s newly proposed revised mandate for cellulosic ethanol is for 510 million gallons of cellulosic biofuels be blended into the fuel supply in 2020, 620 million gallons for 2021, and 770 million gallons for 2022 (the D3 mandate). This mandate has increased every year and is statutorily mandated to increase in the future and become a larger portion of the full renewable fuels mandate, if and when cellulosic biofuels can be produced profitably in larger quantities than they are now. The RFS mandate for 2022 calls for 20.77 billion gallons of total renewable fuel, 15 billion from conventional biofuels (corn ethanol) and 5.77 billion from advanced biofuels, including cellulosic biofuels. The “blend wall” (or upper limit to the amount of ethanol that can be blended into U.S. gasoline and automobile performance and comply with the Clean Air Act) of limiting ethanol content in gasoline to 10%, limits the total amount of ethanol consumed in the United States. The value of the D3 RIN fluctuates, but as of this filing, it is approximately $3 per gallon of ethanol. To profit from these incentives, the Company plans to apply for these D3 RIN credits as it brings its first plant into commercial operation.

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Beginning in 2015, while the Company was still under prior management, the Company obtained working capital loans through the issuance of a series of short-term, high interest “toxic” notes that converted into common stock at a fixed discount to the market price. About the time that the Company was developing the CTS 2.0 technology, the Company determined it had insufficient available cash to repay the toxic notes that then were coming due. As a result, the lenders converted their notes into common stock at 35-50% rolling discounts to the market price of the common stock, which the Company believes had a negative effect on the market price of the Company’s stock. At this time, certain major shareholders of the Company invested additional amounts in the Company and paid off what they were led to believe by prior management were the remaining toxic notes that were not yet eligible to be converted into common stock. In April 2018, the Company filed its Form 10-K for the year ended December 31, 2017, which disclosed that the prior management had not only incurred more toxic debt in late 2017 and early 2018, but that $612,556 of such debt required approximately $1.0 million to retire. Following these disclosures, shareholders pressured the board to have new directors appointed to fill vacant director positions, and the board then proceeded to remove prior management. In June 2018, the Company changed its transfer agent to prevent further conversions of toxic notes, which resulted in the toxic note holders commencing breach of contract and collection actions in New York and California. The Company sought to have these actions dismissed on grounds of usury. In the meantime, in March 2018, while prior management was still in control, an engineering firm (Process Engineering Associates, LLC) that had done work on the non-economically viable CTS 1.0 technology, obtained a default final judgment against the Company entered by a Tennessee state court in the principal amount of $134,318 plus statutory post-judgment interest, which final judgment was subsequently domesticated in Florida. In July 2018, the Company’s former controller sued the Company in Florida state court for several million dollars for various claims arising from the Company’s termination of his employment contract. Finally, at around the same time, various other creditors sued, threatened to sue, or were demanding a payment plan from the Company. Between the judgments and lawsuits, as of October 2018, the Company had four legal proceedings pending against it in four separate courts throughout the country with no available cash to fund the defense of these actions after its bank accounts were frozen by the Process Engineering garnishment in September 2018.

As a result of the foregoing and the Company’s belief in the value of the new CTS 2.0 technology and its ownership of the related intellectual property, which the Company developed in-house, the Company determined it would be advantageous to financially restructure through Chapter 11. The Company voluntarily filed for Chapter 11 on October 22, 2018, in the U.S. Bankruptcy Court in the Southern District of Florida. A plan of reorganization was approved by the court, and the Company exited bankruptcy on September 18, 2019. Under the Chapter 11 plan, all classes of creditors and equity holders were unimpaired. Holders of common stock retained their shares of common stock in the Company. General unsecured creditors were repaid, had their debts converted to equity, had their debts become payable from future revenue and/or future profits of the Company, or otherwise had their debts restructured and/or discharged, in each case either by Bankruptcy Court order or as agreed to between the Company and the respective creditor (see the Company’s Chapter 11 Plan of Reorganization and Chapter 11 Disclosure Statement, each of which are incorporated by reference as exhibits to this registration statement). Under the Chapter 11 restructuring plan, the Company retained all of its intellectual property, and no assets other than cash were assigned to creditors. The bankruptcy case was closed on October 25, 2019. Accordingly, the bankruptcy had no effect on the Company’s owned or licensed intellectual property.

Throughout this bankruptcy period and thereafter, the Company has proceeded with engineering and development of its technology towards commercialization. The Company has built several prototypes of the CTS 2.0 system to further develop the process. The Company completed its upgraded 4th generation CTS 2.0 prototype system in 2021, which was designed to be a representative scale with nearly all systems and parameters anticipated in a full-scale industrial system. The Company decided to complete all the parameter optimizations possible with its 4th generation system before scaling up to a 5th generation system because the parameter optimizations lead to design improvements that have been done more cost effectively at that scale. The Company has recently finalized its 4th generation testing with great success as it was able to generate a 99%+ conversion of the cellulosic material into soluble sugars suitable for further processing into cellulosic ethanol. The Company is now moving into its 5th generation system.

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The Company expects to have its 5th generation CTS 2.0 prototype, along with auxiliary equipment readily available from various suppliers, completed within 6 to 12 months after this financing. The Company expects that the 5th generation CTS 2.0 prototype will have approximately 10 times the capacity of the 4th generation system. The goal of the 5th generation system is to prove larger volume production, and to be an intermediate step to the final 6th generation which is intended to be the commercial volume system.

The Company expects that its 5th generation system will be of sufficient size and handle sufficient capacity of feedstock to produce approximately one ton per day of the combination of sugar and lignin, which the Company believes will be sufficient to prove the commercial viability of the CTS 2.0 technology. Due to its mechanical nature and modularity, we anticipate that one cellulosic ethanol plant would have multiple modular CTS systems. The Company expects to have a CTS modular system ready for commercial production in 12-18 months after this offering is completed, and believes that the proceeds of this offering will be sufficient to produce the first such unit.

The Company’s strategy is to diversify its product portfolio to include a number of product lines. These potentially include (1) biofuels – such as ethanol, or converting ethanol into higher biofuels like jet-fuel and the like; (2) selling sulfur-free lignin to ion exchange resin producers; (3) making bioplastics from lignin; or, (4) using the sugars and lignin to make biochemicals. We believe that one or more of these products could potentially be profitable for the Company.

Our goal is to develop our CTS 2.0 technology to a commercial scale and then seek to either enter into a joint venture or acquire existing corn ethanol plants to install the CTS 2.0 technology. The Company is also looking into converting ethanol to jet fuel with the Vertimass technology. To minimize dilution to shareholders, we will seek project-based financing to build (or acquire and retrofit) or enter into joint ventures with existing ethanol producers to produce cellulosic ethanol and lignin/bioplastics and other specialty chemicals from our CTS 2.0 system. We believe retrofitting existing ethanol plants with the CTS 2.0 technology may achieve more rapid commercialization than building new plants. After its first plant is profitable, the Company intends to grow with additional plants in the United States and explore international growth by either licensing the technology or forming joint ventures with foreign domestic partners to build plants ourselves.

Any new biofuels plant that is built would require various government permits. In particular, renewable fuels are subject to rigorous testing and premarket approval requirements by the EPA’s Office of Transportation and Air Quality and regulatory authorities in other countries. In the U.S., various federal, and, in some cases, state statutes and regulations also govern or impact the manufacturing, safety, storage and use of renewable fuels. The process of seeking required approvals and the continuing need for compliance with applicable statutes and regulations requires the expenditure of resources. The Company anticipates raising the necessary capital for this as a part of its project-based financing. The Company would also need various government permits before commercializing products for the plastics industry.

We believe that our CTS 2.0 process can potentially produce ethanol profitably at the market price, particularly if we include anticipated potential revenue streams from by-products, and in conjunction with the D3 RIN that we may receive for each gallon of ethanol.

The Company believes that its management has significant experience in the development of technologies from concept to commercialization. The Company expects to expand its employment with this financing to more rapidly execute on its plans. As of this date, the Company has not generated any material revenues from its business.

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Employees

The Company currently employs or retains seven full-time employees, two part-time employees and six consultants.

Properties

The Company maintains its corporate office at 3710 Buckeye Street, Suite 120, Palm Beach Gardens 33410. On August 30, 2019, the Company signed a lease for a period of twenty-four months from November 1, 2019, through October 31, 2021. In December 2020, this lease was extended for twelve months. Annual rent commenced at approximately $84,100 per year and increases on a year-to-year basis by 3% over the base year. In addition, the Company is obligated to pay an amount equal to 10.41% of the operating expenses of the building together with sales tax on all amounts. This office space includes the Company’s research and demonstration facilities.

Legal Proceedings

The Company is subject, from time to time, to litigation, claims and suits arising in the ordinary course of business. As of the date of filing, there are no material claims or suits whose outcomes could have a material effect on the Company.

On June 21, 2018, Power Up Lending Group Ltd., sued both the Company and four of its managers, ex-managers, and directors of the Company in the United States District Court for the Eastern District of New York. The case was dropped against the Company and the claim discharged by the bankruptcy court upon Plan Confirmation on September 18, 2019. Power Up has continued a tort case against the individuals. Our director and officer insurance has agreed to cover our chief executive officer Benjamin Slager, chief financial officer Anthony Santelli, as well as ex-controller Dennis Lenaburg, in this case. Management believes the Complaint is frivolous. The defendants have filed amended answers and counterclaims as of the date of this filing, and the case has gone into the discovery phase.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information with respect to the Company’s directors and executive officers.

Name	Age	Position and Offices
Benjamin Slager	59	Chief Executive Officer and Chairman
Anthony Santelli	56	Chief Financial Officer and Director
George D. Bolton	72	Director
Charles F. Sills	75	Director
Peter Zimeri	68	Director
Edmund Burke	59	Director

Benjamin Slager became a director in October 2016, the Chief Technology Officer on April 1, 2017, the CEO on July 6, 2018, and Chairman on February 26, 2019. Mr. Slager is a seasoned business professional with significant experience in corporate finance, venture capital, and entrepreneurship. He has a proven record in founding, developing and selling high tech companies. He is the inventor of the CTS 2.0 technology.

Mr. Slager began his career in 1987 as a financial analyst with a venture capital firm, NesBic Holding BV, in Utrecht, the Netherlands. He also served as a market maker on the European Option Exchange in Amsterdam, while working for International Option Investment BV, in Amsterdam. In 1990, Mr. Slager turned his focus to sales and marketing while serving as a sales engineer and international sales director for ASM Pacific technologies in the Netherlands. In 1993, Mr. Slager began a 28-year career as a serial entrepreneur in starting, developing, and selling technically innovative companies. He was the Founder and CEO of NedCard and MicroIdentt a company assembling chips for bank cards and other electronic identification carriers. He started and grew that company from zero to a $100 million revenue base with affiliates in several countries. Further Ben was founder and CEO of SolarExcel BV, which had a patented solution to increase solar cell performance. He was also the CEO of Novameer BV, a company with high tech patented fibers. Ben sold off all of these companies to large multinationals. He has 20 families of patents summing to 108 in his name, divided over different territories in the world, including the CTS 2.0 process that is owned by Blue Biofuels.

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Mr. Slager received his Bachelor of Science in Chemical Engineering from Technical College of Chemical Engineering in Hilversum, the Netherlands, in 1985. He also received a degree in Business Administration from Nijenrode University for Business Administration in 1987. The Company’s board determined that Mr. Slager is well-qualified to serve in senior management and member of the board of directors through his experience developing our technology and his prior experience founding, developing and selling technology companies. He is not a director of any other public company.

Anthony Santelli II became a director on May 4, 2018, the Chair of the Audit Committee on May 11, 2018, until 2020, the Chief Operating Officer on October 20, 2018, and the CFO on February 1, 2020. His financial expertise along with his experience restructuring and building companies is the reason he was selected to be a board member and senior executive. Dr. Santelli served as a money manager for 20 years as the Founder and Chief Executive Officer of AES Capital, a hybrid venture capital-hedge fund management company. Dr. Santelli is an entrepreneur who has started, helped finance, or turnaround, various private companies and micro-cap publicly traded companies concentrating in the mining, energy and alternative energy fields. He has served in senior management and board positions at various private and micro-cap companies, although he has not served on the board of any other public company in the past five years. He previously was employed by Andersen Consulting, now known as Accenture, rising to the level of a Senior Management Systems Consultant before going to graduate school.

Dr. Santelli received his M.A. and Ph.D. in Economics from George Mason University, did graduate studies in economics and finance at NYU, and has a B.S. in Industrial Engineering from Cornell University. He had taught economics and finance at Union College and George Mason University prior to creating AES Capital.

Charles F Sills became a director of the Company in July 2015. Mr. Sills has worked for the Defense Leadership Forum since 2014 as National Program Director for the Defense Contracting Summit Conferences. He has extensive experience planning and directing international industrial, infrastructure, environmental and energy initiatives, having served as a member of the Danube Task Force, the governing council that ran the Danube Basin Environmental Restoration Program led by the World Bank, the European Bank for Reconstruction & Development and the UN Development Program, involving 13 countries from Austria to Moldova. He also served on the Japan-U.S. Joint Fund for Social & Economic Development in Central/Eastern Europe, the Helsinki Commission focused on the environmental clean-up of the Baltic Sea, the Kaliningrad Defense Conversion Initiative, and the NGO Delegation to NAFTA, where he helped draft the Environmental Supplements. Mr. Sills was responsible for securing major funding support for the Smithsonian Institute’s biodiversity preservation/cancer cure research program in Brazil’s Amazon region; for the Sassari, Sardinia symposium on ozone depletion organized by the International Council of Scientific Unions; and for the White House Presidential Awards program sponsored by the President’s Council on Sustainable Development. He is not a director of any other public company.

Mr. Sills has been engaged in the renewable energy sector since the 1980’s, when he led the Martin Marietta Aerospace (now Lockheed Martin) team that won the contract for and installed the world’s largest (at that time) solar photovoltaic energy installation, under a pilot program co-funded by the U.S. and Saudi Arabian Governments; researched and wrote a worldwide survey of renewable energy technologies and commercialization opportunities; and testified before Congress on the need for pro-active U.S. Government support for advanced renewable energy R&D and demonstration programs. Currently, he serves on both the Defense & Security Advisory Committee and the International Advisory Committee for the American Council on Renewable Energy (“ACORE”); and serves as a Board Member and Advisor on Energy and Environment for the Eurasia Center/Eurasian Business Coalition, where he has planned and moderated conferences on “Doing Business with the BRICS (Brazil, Russia, India, China and South Africa)”, and energy and infrastructure investment opportunities associated with the “New Silk Road”.

He has extensive experience in Government Contracting, and an advocate for Small Business access to Federal and Military contracting opportunities, which is the reason he was chosen to be a director. (He is not a director of any other public company.) He has served as a member of the U.S. Chamber of Commerce’s Small Business Council, and an observer to the White House sponsored Inter-Agency Task Force on Veterans Business Development. He is President of FED/Contracting LLC, a consultancy that assists Small Businesses in partnering with Prime Contractors, and helps the Prime Contractors qualify Veteran and Minority vendors as teammates for project opportunities with mandated Diversity Supplier content. Based on the U.S. Defense Dept. ‘Mentor-Protégé’ program that he managed, Trillacorpe Construction, a Service-Disabled Veteran-Owned Small Business, was awarded the 2010 Defense Department Nunn-Perry Award for “superior performance in the areas of business growth and return on investment, Government contracting, technical performance and quality management”.

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George D. Bolton became a director of the Company in July 2015. Mr. Bolton had been retired since 2010. Mr. Bolton was selected to the board for his agriculture industry experience and his expertise with climate change. Although not a member of any other corporate board, he is a seasoned business professional with significant experience in production agriculture. From the management of fertilizer and chemical plants to the development and integration of a precision farming system for a national fertilizer and chemical distribution company, George has worked to develop and integrate new technologies for agriculture.

Prior to becoming a director of the Company, Mr. Bolton recognized the impact carbon intensity would have on agriculture. Mr. Bolton was one of the founders of AgCert International, and co-author of the first agricultural baseline methodology approved by the United Nations Framework Convention on Climate Change (UNFCC) AM0016: Greenhouse gas mitigation from improved animal waste management systems in confined animal feeding operations. Under his direction this methodology was the catalyst which allowed AgCert International to construct over 725 biodigesters impacting more than 94% of the qualifying concentrated animal feeding operations in Mexico and Brazil. The construction and operation of these biodigesters dramatically improved each farms local environment impact while also lowering their carbon intensity. The cooperation between AgCert and the local farmers enabled the use of the Clean Development Mechanism of the UNFCC to produce and market millions of certified emissions for the purchasers, as well as covering the costs of each farm’s biodigesters.

Peter Zimeri is self-employed and has been semi-retired since 2010. He has been the single largest private producer of electricity in Central America through his ownership and operation of five power plants producing 120 MW of electricity. He has also been the owner of a textile plant with a workforce of over 3000. He has degrees in Mechanical and Aeronautical Engineering from Georgia Tech. He has been a board member of the International Civil Aviation Organization and has extensive contacts in the aviation world, which is the reason he was selected to be a director, along with his experience managing plants. He is not currently a member of any other corporate board.

Edmund (Ned) Burke has been a director of the Company since 2020 and previously served in the financial services industry for the last 36 years, and his extensive contacts are the reason he was selected to be a board member. He recently retired as CEO of ALPS Holdings Inc., a wholly owned subsidiary of SS&C Technologies Inc. Ned joined ALPS in 1992 as National Sales Manager, was named President in 2000 and became CEO in 2005 with the acquisition of ALPS by private equity firm Lovell Minnick Partners. ALPS was then acquired by DST Systems in 2011 and he remained CEO through DST being acquired by SS&C until his retirement in 2019. From the time he became president in 2000 through his retirement in 2019, his company’s revenue grew from approximately $10 million to over $220 million. Prior to ALPS, he held Regional Vice President positions with Fidelity Investments and Pioneer Investments.

Mr. Burke currently serves on the boards of 4 investment company complexes: Financial Investors Trust, ALPS ETF Trust, Clough Global Funds and Liberty AllStar Funds. He also is an investor/advisor to a number of small companies. He has a B.A. in Economics from the University of New Hampshire.

Committees of our Board of Directors

The Company’s board of directors has an audit committee which currently consists of Edmund Burke (chair), George Bolton, and Charles Sills. Mr. Burke is the audit committee financial expert.

The Company’s board of directors has a compensation committee consisting entirely of independent directors, with Peter Zimeri as chair and Edmund Burke and Charles Sills as the other members.

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The Company has established a nominating and corporate governance committee, consisting entirely of independent directors, with Edmund Burke serving as chair and George Bolton and Peter Zimeri as the other members.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the CFTC to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Four of the directors of the Company (Messrs. Slager, Santelli, Sills and Bolton) were directors or executive officers of the Company at the time of the Company’s filing of a Voluntary Petition for Non-Individuals Filing for Bankruptcy pursuant to Chapter 11 of the United States Bankruptcy Act in the United States Bankruptcy Court for the Southern District of Florida (Case No. 18-23071-EPK) on October 22, 2018. This Bankruptcy Proceeding was closed on October 25, 2019.

Board of Directors Term of Office

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified.

No Family Relationships

There is no family relationship between any director and executive officer or among any directors or executive officers.

Director Independence

Mr. Bolton, Mr. Sills, Mr. Zimeri, and Mr. Burke are independent directors within the meaning of Nasdaq Marketplace Rule 4200.

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Executive Compensation

Our compensation philosophy is based on our belief that our compensation programs should be aligned with stockholders’ interests and business objectives; reward performance; and be externally competitive and internally equitable. We seek to achieve three objectives, which serve as guidelines in making compensation decisions:

1.	Providing a total compensation package which is competitive and therefore enables it to attract and retain, high-caliber executive personnel;
2.	Integrating compensation programs with its short-term and long-term strategic plan and business objectives; and
3.	Encouraging achievement of business objectives and enhancement of stockholder value by providing executive management long-term incentive through equity ownership.

We may compensate our officers with cash compensation, common stock and common stock options. We have not established any quantifiable criteria with respect to the level of compensation, stock grants or options. Rather, the Board of Directors and its compensation committee will evaluate cash, stock grants and stock options paid to executives in similarly situated companies.

With respect to stock grants and options which may be issued to our officers and directors, the Board and its compensation committee will consider an overall compensation package that includes both cash and stock-based compensation which would be in line with the Company’s overall operations and compensation levels paid to similarly situated companies. Under the Company’s 2012 Employee, Director Stock Plan, the administrator can provide for the grant of non-qualified stock options (“Non-Qualified Stock Options”), incentive stock options (“ISOs”, together with Non-Qualified Stock Options referred to herein as “Stock Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”) and registered stock (“Registered Stock”), (collectively, the “Awards”) to eligible Participants.

Commencing on January 1, 2021, Ben Slager, CEO, has an employment contract to receive a salary of $360,000 per year until at least June 30, 2022. He will receive a $40,000 bonus plus health insurance. In addition, he must be given 6-months’ notice of termination and shall receive a severance package of one-month’s pay in addition to the 6-months’ notice, or 3 months’ salary if he dies. If there is a change of control, all his options shall vest. His prior employment contracts from when he was Chief Technology Officer and CEO, dating back to 2017, all had his salary at $220,000 per annum.

Commencing January 1, 2021, Anthony Santelli, CFO, has an employment contract to receive a salary of $250,000 per year, and may not be terminated until all his back pay due is paid. In addition, the CFO must be given 6-months’ notice of termination and shall receive a severance package of one-month’s pay in addition to the 6-months’ notice, or 3 months’ salary if he dies. If there is a change of control, all his options shall vest. His prior contracts as CFO and COO dating from October 20, 2018, had his salary at $200,000 per annum.

As of December 31, 2020, Ben Slager was owed $440,682 in back pay dating as far back as 2017, along with interest of $56,151. As of the date of this filing, all of this has subsequently been repaid. As of December 31, 2021, Anthony Santelli is owed $148,218 in back pay plus $16,033 in unpaid director’s fees, along with interest of $26,983.

As of December 31, 2021, AES Financial Advisors, LLC, an entity owned by Anthony Santelli II and his wife Marjorie Santelli, Esq., were owed $72,670, primarily dating from 2018, prior to when Dr. Santelli became COO, plus interest of $3,885.

The following table sets forth the compensation paid by the Company to its officers for the fiscal years ended December 31, 2021, and December 31, 2020. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to its named executive officers and directors.

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Summary Compensation

Principal Position	Year	Salary ($)	Bonus($)	Stock Awards	Option Awards($)(1)	Non-Equity Incentive Plans	Non-Qualified Deferred Comp on Earnings	Other (back pay)($)	Total($)

Benjamin Slager	2021	360,000	70,000	-	-	-	-	587,205	$1,017,205
(CEO)	2020	185,500	-	-	414,850	-	-	-	$600,350

Anthony Santelli II	2021	250,000	20,833	-	-	-	-	22,857	$293,690
(CFO)	2020	152,497	-	-	414,850	-	-	8,334	$575,681

(1) See note 3 to the unaudited financial statements included in this prospectus for assumptions used in valuation.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth our outstanding equity awards to our executive officers as of December 31, 2021.

OUTSTANDING EQUITY AWARDS

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Ben Slager, CEO Chairman	1/5/2021	-	-	6,000,000	$0.15	1/5/2031
Anthony Santelli, CFO Director	1/5/2021	-	-	4,000,000	$0.15	1/5/2031
Ben Slager, CEO Chairman	5/9/2020	5,000,000	-	5,000,000	$0.10	5/9/2030
Anthony Santelli, CFO Director	5/9/2020	5,000,000	-	5,000,000	$0.10	5/9/2030
Total		10,100,000	-	20,000,000

In January 2021, the Company’s Chief Executive Officer Ben Slager received options to purchase up to 6,000,000 shares of the Company’s common stock under the Company’s 2012 Employee Director Stock Plan at an exercise price of 15 cents per share that vested January 1, 2022. Using a Black-Scholes option pricing model, these were valued at $743,298. In the year ended December 31, 2020, the Company’s Chief Executive Officer received options to purchase up to 10,000,000 shares of the company’s common stock under the Company’s 2012 Employee Director Stock Plan at an exercise price of $0.10 per share, half that vested immediately, and half that vest upon the commercialization of the CTS 2.0 process. Using a Black-Scholes option pricing model, the vested options were valued at $414,850.

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In January 2021, the Company’s Chief Financial Officer Anthony Santelli received options to purchase up to 4,000,000 shares of the Company’s common stock under the Company’s 2012 Employee Director Stock Plan at an exercise price of 15 cents per share that vested on January 1, 2022. Using a Black-Scholes option pricing model, these were valued at $495,532. In the year ended December 31, 2020, the Company’s Chief Financial Officer received options to purchase up to 10,000,000 shares of the company’s common stock under the Company’s 2012 Employee Director Stock Plan at an exercise price of 10 cents per share, half that vested immediately, and half that vest upon the commercialization of the CTS 2.0 process. Using a Black-Scholes option pricing model, the vested options were valued at $414,850.

Additional Narrative Disclosures

A majority of the Company’s employees, including all of its executive officers, have entered into employment contracts with the company. The company does not offer any benefits package, deferred compensation, or retirement plan at this time, other than an employee stock option plan.

Director Compensation

In March 2015, the Board of Directors approved a resolution to award compensation packages to the Company’s independent directors for their service as directors or as members of any committee of directors. Directors who are also officers are not to receive additional compensation for being Directors. A resolution dated May 5, 2021, reduced board compensation to $2500 per quarter paid, at the option of the director, in cash or stock at the market price at the end of the quarter. George Bolton, Charles Sills, and Ned Burke have been accruing back-director fees since the beginning of 2021.

The following table sets forth compensation we paid to our directors during the year ended December 31, 2021 (excluding compensation under the Summary Compensation table above).

Fees
Earned or
	Paid in		Stock	Option	All Other
	Cash		Awards	Awards	Compensation	Total
Name	($)		($)	($)(1)	($)	($)
George Bolton	7,810		$—	—	—	$7,810
Charles F. Sills		$		—	—	$—
Peter Zimeri	22,500		$—	—	—	$22,500
Ned Burke	—		$—	—	—	$—

(1) See note 3 to the audited financial statements included in this prospectus for assumptions used in valuation.

TRANSACTIONS WITH RELATED PERSONS

On March 12, 2019, the Company entered into a convertible promissory note with Edmund J Burke for a total of $25,000. The note had a maturity date of March 12, 2021, and carried no interest. To the extent unpaid five years after September 18, 2019, it would be discharged. At the option of the noteholder, the note was convertible into common stock at $0.025 per share. On January 22, 2021, Edmund Burke elected to convert this Note into common stock. Mr. Burke is a director of the Company.

On March 12, 2019, the Company entered into a convertible promissory note with Chris Jemapete for a total of $25,000. The note had a maturity date of March 12, 2021, and carried no interest. To the extent unpaid five years after September 18, 2019, it would be discharged. At the option of the noteholder, the note was convertible into common stock at $0.025 per share. On August 5, 2020, Chris Jemapete elected to convert the note into common stock. Mr. Jemapete is a greater than 5% stockholder of the Company.

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On March 12, 2019, the Company entered into a convertible promissory note with AES Capital Partners, LP, for a total of $50,000. The note had a maturity date of March 12, 2021, and bore 15% interest. To the extent unpaid five years after September 18, 2019, it would be discharged. At the option of the noteholder, the note was convertible into common stock at $0.025 per share. Upon conversion, all interest shall be forgiven. On January 22, 2021, AES Capital Partners, LP, elected to convert this Note into common stock. AES Capital Partners, LP is controlled by our chief financial officer.

In July 2016, the Company issued six short-term notes payable to related parties in conjunction with the Company’s acquisition of the remaining 49% of AMG Energy Group. These notes had a value of $2,002,126 and accrued interest at a rate of six percent (6%) per year. As of December 31, 2018, and December 31, 2017, the total interest accrued on the notes was $278,794.68 and $176,460 respectively. All of the notes were due on August 4, 2017, and then were in default. However, the notes were held by related parties with the understanding that the notes were not to be paid until the Company begins generating profit. The Company renegotiated some of these notes during its Chapter 11 proceedings, whereas others failed to submit a claim and were discharged upon the Court’s Confirmation Order approving the Company’s Chapter 11 Plan on September 18, 2019. The renegotiated amounts, as per the 2012 Plan Confirmation are all to be paid from 50% of the future net profits and discharged to the extent unpaid five years after the 2012 Plan effective date of September 18, 2019. These amount are 1) Mark Koch $240,990 plus 6% interest on any portion not repaid within 12 months of the Company’s first reported quarterly net profit; 2) Animated Family Films $579,942 out of the Company’s net profits plus 6% interest; 3) Steven Dunkle, CTWC, & Wellington Asset Holdings $1.5 million plus 6% interest once there is positive quarterly EBITDA from the first plant of Company, or, at its option, may convert that into an equity investment in the first plant of the Company, measured by a percentage of the total cost to build, subject to a minimum equity interest of 1.25% in said plant. Mark Koch had been a director of the Company when this transaction took place. Animated Family Films is run by Yohan Sturm, who was a founder, director and greater than 5% stockholder of the Company. Steven Dunkle was a 5% shareholder of the Company.

On February 28, 2018, the Company entered into a short-term loan with Steven Sadaka, with a principal balance of $100,000 due and payable on May 1, 2018. The note does not accrue interest, however the Company provided 2,000,000 inducement shares to secure the note. The note’s maturity date was extended to July 1, 2018. If the note is not repaid at maturity, then an additional 5,000,000 shares of common stock will be due. The note was renegotiated during the Company’s Chapter 11 proceedings, and as per the Plan Confirmation, it is agreed that $100,000 is to be paid out of future gross revenues to satisfy this note in full, with no additional shares to be issued. Mr. Sadaka is a greater than 5% stockholder of the Company.

On May 15, 2018, the Company entered into a short-term loan with Christopher Jemapete, with a principal balance of $50,000 due and payable on May 16, 2019. The note carried an interest rate of 5% plus the company issued 1,250,000 inducement shares to secure the note as well as 1,000,000 warrants with a $0.10 exercise price and with a 5-year expiration. On August 25, 2018, this note was restructured to remove the warrants. As of June 30, 2018, accrued interest on this note is $315. The note was renegotiated during the Company’s Chapter 11 proceedings, and as per Plan Confirmation, $50,315.07 is to be paid out of future gross revenues. Mr. Jemapete is a greater than 5% stockholder of the Company.

On May 15, 2018, the Company entered into a short-term loan with Pamela Jemapete, with a principal balance of $50,000 due and payable on May 16, 2019. The note carried an interest rate of 5% plus the company issued 1,250,000 inducement shares to secure the note as well as 1,000,000 warrants with a $0.10 strike price and with a 5-year expiration. These inducement shares were valued at $36,250 and are being amortized over the life of the note; the warrants had a value of $24,449. On August 25, 2018, this note was restructured to remove the warrants. As of June 30, 2018, accrued interest on this note is $315. The note was renegotiated during the Company’s Chapter 11 proceedings, and as per the Plan Confirmation, $50,315.07 is to be paid out of future gross revenues. Mrs. Jemapete, along with her husband Chris, is a greater than 5% stockholder of the Company.

On November 8, 2018, the Company entered into a convertible promissory note with Edmund J Burke for a total of $175,000. There is no interest, and it was payable out of 20% of the net profits of Company. The note was convertible into common stock at $0.05 per share. Upon conversion, Burke would receive an additional 4,450,148 warrants at a strike price of $0.005 per share that expire on November 8, 2023. In addition, 4,450,148 shares of Burke’s common stock were cancelled. On January 22, 2021, Edmund Burke elected to convert this Note into common stock. Mr. Burke is a director of the Company.

On November 8, 2018, the Company entered into a convertible promissory note with Steven Sadaka for a total of $24,000. There is no interest, and it was payable out of 2.5% of the net profits of Company. The note was convertible into common stock at $0.05 per share. Upon conversion, Sadaka would receive an additional 1,000,000 warrants at an exercise price of $0.005 per share that expire on November 8, 2023. In addition, 1,000,000 shares of Sadaka’s common stock were cancelled. On January 15, 2021, Steven Sadaka elected to convert this Note into common stock. Mr. Sadaka is a greater than 5% stockholder of the Company.

A board resolution was passed on February 13, 2020, that pledged the pending patents to secure the back pay claims of Ben Slager, CEO, Anthony Santelli, CFO, and Charles Sills, Director. This was done to ensure the continued involvement of management to build the Company while they continue to receive less than full salaries.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 31, 2021, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent (5%); (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group.

The table lists applicable percentage ownership based on 274,003,883 shares of common stock outstanding as of December 31, 2021. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of December 31, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment prower with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o Blue Biofuels, Inc., 3710 Buckeye Street, Suite 120, Palm Beach Gardens, FL 33410.

Name	No of Shares	% Owned
Benjamin Slager (1)	41,000,000	14.4

Anthony Santelli, II (2)	47,490,027	16.5

Charles F. Sills	1,100,000	*

George D. Bolton	4,600,000	1.7%

Peter Zimeri (3)	100,000	*

Edmund Burke (4)	13,696,942	4.9

All officers and directors as a group (six persons)	107,986,969	35.5

Chris Jemapete (5)	16,675,000	6.1
6888 S. Irvington Court
Aurora, CO 80016

Steven Sadaka (6)	18,401,025	6.7
3474 Derby Ln
Weston, FL 33331

Chris and Angela Kneppers (7)	16,938,972	6.2
102 Grand View Avenue Hopewell, NJ 08525

* Less than 1%.

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(1)	Includes 15,000,000 shares owned by the Benjamin Slager 2021 Irrevocable Trust; and shares underlying 11,000,000 fully vested and exercisable employee options owned by Benjamin Slager (6,000,000 of which vested on January 1, 2022). Mr. Slager also has 5,000,000 options that will vest with the commercialization of the CTS 2.0 system, unless the company enters into a merger or purchase agreement, at which time all options shall vest immediately.

(2)	Includes 23,366,803 shares, 260,136 shares underlying warrants, and 9,000,000 shares underlying vested and exercisable employee options owned by Anthony Santelli, II (4,000,000 of which vested on January 1, 2022); 3,341,639 shares and 600,000 warrants owned by AES Capital Partners, LP; 7,526,177 shares and 3,125,000 warrants owned by The AES Capital Resource Fund, LP; and 135,136 shares and 135,136 warrants owned by Santelli Partners, three entities controlled by Anthony Santelli, II. Anthony Santelli also has 5,000,000 additional employee options awarded and vesting with the commercialization of the CTS 2.0 system, unless the company enters into a merger or purchase agreement, at which time all options shall vest immediately.

(3)	Includes shares underlying 100,000 fully vested and exercisable options.

(4)	Includes 7,980,128 shares and 5,716,814 shares underlying warrants.

(5)	Includes 7,400,000 shares held by Chris Jemapete and 4,275,000 held jointly by Chris and Pamela Jemapete, his spouse. An additional 5,000,000 are owned by his spouse.

(6)	Includes 10,303,674 shares owned by Steven Sadaka, and 8,097,351 shares owned by SLMJ Rocky Opportunity Trust controlled by Steven Sadaka.

(7)	Includes 16,938,972 shares owned communally.

The Company is not aware of any person who owns of record, or is known to own beneficially, five percent (5%) or more of the outstanding securities of any class of the issuer, other than as set forth above.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

As of December 31, 2021, there are 274,003,883 shares of our common stock and 0 shares of our preferred stock were issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as certain mergers or an amendment to the Company’s articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s common stock.

Preferred Stock

Our articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Pre-Funded Warrants being offered

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or at the election of the investor, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the Company without triggering such ownership restrictions. By receiving pre-funded warrants in lieu of the common stock which would result in such holders’ ownership exceeding 4.99% (or at the election of the investor, 9.99%), such holders will have the ability to exercise their options to purchase the common stock underlying the pre-funded warrants for nominal consideration of $0.001 per share at a later date.

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Exercisability

The pre-funded warrants will be exercisable until fully exercised. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the pre-funded warrant, a holder (together with its affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) may not exercise any portion of the pre-funded warrants to the extent that the holder would own more than 4.99% (or at the election of the investor, 9.99%) of our outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares after exercising the holder’s warrants, as applicable, up to 9.99% of our outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. The pre-funded warrants will be issued to the investors in certificated form.

Cashless Exercise

The holder may, in its sole discretion, exercise pre-funded warrants and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant.

Exercise Price

The initial exercise price per share of common stock purchasable upon exercise of the pre-funded warrants is equal to $0.001.

Listing

We do not plan on applying to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transaction

If, at any time while the pre-funded warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of our significant subsidiaries, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our common stock, (4) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding common stock, or (5) we effect any reclassification or recapitalization of our common stock or any compulsory exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or each, a “Fundamental Transaction,” then upon any subsequent exercise of pre-funded warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as they would have been entitled to receive upon the occurrence of such Fundamental Transaction if they had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of common stock then issuable upon exercise of those pre-funded warrants, and any additional consideration payable as part of the Fundamental Transaction.

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Rights as a Shareholder

Except as otherwise provided in the form of Pre-funded Warrant or by virtue of such holder’s ownership of common stock, the holder of pre-funded warrants does not have rights or privileges of a holder of common stock, including any voting rights, until the holder exercises the warrants.

Common Warrants being offered

The following summary of certain terms and provisions of common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrants for a complete description of the terms and conditions of the common warrants.

Duration and Exercise Price. Each common warrant offered hereby will have an initial exercise price per share equal to $____. The common warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. A common warrant to purchase one share of our common stock will be issued for every one share of common stock and pre-funded warrant purchased in this offering. The common warrants will be issued in certificated form.

Exercisability. The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.

Transferability. Subject to applicable laws, the common warrants may be transferred at the election of the holder upon surrender of the common warrant to the Company together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the common warrants, and we do not expect a market to develop. In addition, we do not intend to list the common warrants on any securities exchange or nationally recognized trading system.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of common warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction.

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Right as a Stockholder. Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they acquire shares of our common stock upon exercise of their common warrants.

UNDERWRITING

We have entered into an underwriting agreement, dated [  ], 2022, with H.C. Wainwright & Co., LLC (“Wainwright” or the “Representative”) as the representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has, severally and not jointly, agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock, common warrants, and pre-funded warrants listed next to its name in the following table:

Underwriter	Shares	Pre-funded Warrants	Common Warrants
H.C. Wainwright & Co., LLC
Total

The underwriters are offering the shares of common stock, common warrants and pre-funded warrants subject to their acceptance of the shares of common stock, common warrants and pre-funded warrants from us and subject to prior sale. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock, common warrants and pre-funded warrants offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock, common warrants and pre-funded warrants if any such shares, common warrants and pre-funded warrants are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option described below.

The underwriters are offering the shares, common warrants and pre-funded warrants subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares and/or Common Warrants

We have granted the underwriters an option to purchase additional shares and/or common warrants. This option, which is exercisable for up to 30 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of ____ additional shares of common stock (equal to 15% of the shares of common stock (including shares underlying the pre-funded warrants sold in the offering)), and/or ______ additional common warrants (equal to 15% of the common warrants sold in the offering), in any combination thereof, at the public offering price per share or public offering price per common warrant, respectively, less the underwriting discount.

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares and/or common warrants.

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	Per Share	Per Pre-Funded Warrant	Per Common Warrant	Total Without Option Exercise	Total With Full Option Exercise
Public offering price	$	$	$	$	$
Underwriting discounts and commissions to the underwriters by us (1)	$	$	$	$	$
Proceeds to us (before expenses)	$	$	$	$	$

(1)	The underwriting discount will be 8%, except that the underwriting discount will be 4% with respect to certain excluded investors specified in the underwriting agreement.

The underwriters propose to offer the shares, common warrants and pre-funded warrants to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares, common warrants and pre-funded warrants to other securities dealers at such price less a concession not in excess of $ per share and accompanying common warrants or pre-funded warrant and accompanying common warrant. If all of the shares, common warrants and pre-funded warrants offered by us are not sold at the public offering price, the representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have also agreed to pay certain expenses of the representative relating to the offering, including: (a) a management fee equal to 1.0% of the gross proceeds raised in the offering; (b) $40,000 for non-accountable expenses; (c) up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses; and (d) up to $15,950 for clearing costs.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $______.

Representative Warrants

We have also agreed to issue to the representative of the underwriters or its designees, at the closing of this offering, warrants (the “Representative’s Warrants”) to purchase _____ shares of common stock (8% of the number of shares sold in the offering (4% with respect to certain excluded investors), including any shares underlying pre-funded warrants and shares issued upon exercise of the underwriters’ option to purchase additional shares). The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, commencing upon issuance and expiring five years from the commencement of sales under this offering. The Representative’s Warrants will be exercisable at a price equal to $___ or 125% of the public offering price per share and accompanying common warrant. The Representative’s Warrants and underlying shares of common stock are included in this prospectus.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock for a period of 90 days after the closing date of the offering pursuant to the underwriting agreement. These lock-up agreements provide for limited exceptions and their restrictions may be waived at any time by Wainwright.

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Right of First Refusal

We have granted the representative a right of first refusal, for a period of 12 months from the consummation of this offering, to act as sole book-runner, sole manager, sole placement agent, sole agent, or sole underwriter for any and all future public or private capital-raising financing of equity, equity-linked or debt securities, or debt financings or re-financing of the Company, for customary fees.

Tail

In the event that any investors that were contacted by the representative or were introduced to the Company by the representative during the term of our engagement agreement with the representative provide any capital to us in a public or private offering or capital-raising transaction within 15 months following the termination of our engagement agreement with the representative, we shall pay the representative the cash and warrant compensation provided above on the gross proceeds from such investors.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with our common stock.

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum.

Overallotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriter may close out any short position by exercising its option to purchase additional shares and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

45

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Certain legal matters in connection with this offering have been passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Blue Biofuels, Inc. (formerly known as Alliance BioEnergy Plus, Inc.) as of December 31, 2020, and 2019, and for each of the two years in the period ended December 31, 2020, included in this prospectus have been audited by Prager Metis CPA’s LLC, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, and other information with the SEC. The SEC maintains an Internet site that contains these reports and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov.

46

Alliance BioEnergy Plus, Inc.

Financial Statements

Years Ended December 31, 2020 and 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Alliance BioEnergy Plus, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Alliance BioEnergy Plus, Inc. (the Company) as of December 31, 2020 and 2019, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. As described in Note 2 to the consolidated financial statements, the Company has not generated any significant revenue since inception and has incurred losses since inception. As of December 31, 2020, the Company has a working capital deficiency of $766,555. As of December 31, 2020, the Company has incurred accumulated losses of $46,682,093. On October 22, 2018, the Company filed for Chapter 11 bankruptcy. On September 18, 2019, the judge confirmed the Company’s Chapter 11 Plan, and on October 25, 2019, the bankruptcy case was closed. The Company expects to incur significant additional losses and liabilities in connection with its start-up and commercialization activities. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. Continuation as a going concern is dependent on the ability to raise additional capital and financing, though there is no assurance of success. Management’s plans in regard to these matters are also described in Note 2 to the accompanying consolidated financial statements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which it relates.

Patents

Critical Audit Matter Description

As discussed in Note 4 to the financial statements, the Company has capitalized the legal and filing fees in applying for patents related to the technology it is developing.

How the Critical Audit Matter was addressed in Our Audit

To test the Company’s capitalization policy regarding the legal and filing fees for its patents, our audit procedures included, among other things, the verification that the patents were filed and the costs capitalized were valid costs to be capitalized and not part of research and development expenses. The Company provided us with and we performed audit procedures around an analysis of the future economic benefit to be obtained when the patents are acquired and the product to be developed will be put in place and generate revenue.

/s/ Prager Metis CPA’s LLC

We have served as the Company’s auditor since 2020

Hackensack, New Jersey
April 6, 2021

F-2

Alliance BioEnergy Plus, Inc.

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$286,579	$110,630
Prepaid expenses	45,324	102,365
TOTAL CURRENT ASSETS	$331,903	$212,996
Other assets
Property and equipment, net of accumulated depreciation and amortization of $231,739 and $191,615, at December 31,2020, and December 31, 2019, respectively	$247,431	140,365
Security deposits	$30,276	30,276
Right of Use Assets, net of accumulated amortization	$144,876	147,060
Patents	$138,016	78,890
TOTAL OTHER ASSETS	$560,599	$396,591
TOTAL ASSETS	$892,502	$609,586

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$90,965	$13,966
Accounts payable - Related Party	$76,670	$65,004
Deferred wages and director’s fees - Related party	$676,477	$622,307
Lease Liability - Current	$80,078	$77,746
Convertible Debentures — Related Party	75,000	-
Interest Payable - Related Party	99,268	-
TOTAL CURRENT LIABILITIES	$1,098,458	$779,023
Long term liabilities
Right of Use Lease Liability, net of current portion	$72,346	70,240
Paycheck Protection Program SBA loan	$66,330	-
Convertible Debentures — Related Party	-	100,000
Chapter 11 Settlement	50,000	50,000
Notes Payable — Related Party	$2,521,562	$2,521,562
Notes Payable — Other	$216,570	$216,570
Convertible debenture, payable from future profits — Related Party	$204,000	$204,000
TOTAL LONG TERM LIABILITIES	$3,130,808	$3,162,372
TOTAL LIABILITIES	$4,229,266	$3,941,395

STOCKHOLDERS’ EQUITY
Preferred stock; $0.001 par value; 10,000,000 shares authorized; zero shares issued and outstanding	$-	-
Common stock; $0.001 par value; 500,000,000 shares authorized; 241,721,947 shares issued and outstanding at December 31, 2020, and 219,513,233 shares issued and outstanding at December 31, 2019.	$241,722	219,513
Additional paid-in capital	$43,103,607	40,949,645
Accumulated deficit	$(6,682,093)	$(44,500,966)
Total stockholders’ equity	$(3,336,764)	$(3,331,808)
TOTAL EQUITY (DEFICIT)	$(3,336,764)	$(3,331,808)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$892,502	$609,586

The accompanying notes are an integral part of these consolidated financial statements

F-3

Alliance BioEnergy Plus, Inc

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended
	December 31
	2020	2019
Revenues	-	60,000
Operating expense:
General and administrative	1,227,776	1,038,814
Research & Development	763,159	797,862
Total operating expenses	1,990,935	1,836,676

Loss from operations:	(1,990,935)	(1,776,676)

Other (income) expense:
Loss (Gain) on extinguishment of debt	-	(2,125,250)
Loss (Gain) in change of fair value of derivative liability	-	(656,533)
Interest expense - related party	177,875	-
Interest expense - other	12,317	-
Total other (income) expense	190,192	(2,781,783)

Income (Loss) before provisions for income taxes	$(2,181,127)	$1,005,107
Provisions for income taxes	-	-
Net Income / (Loss):	$(2,181,127)	$1,005,107

Net income (loss) per share	$(0.009)	$0.01

Weighted average common shares outstanding
Basic and Diluted	229,878,617	166,070,036

The accompanying notes are an integral part of these consolidated financial statements

F-4

Alliance BioEnergy Plus, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amt	Capital	Deficit	(Deficiency)
Balance as of December 31, 2018	140,240,398	$140,240	-	-	$39,178,390	$(45,506,073)	$(6,187,443)
Issuance of common stock for services	1,936,450	$1,936	-	-	$66,536	-	$68,472
Issuance of 2,425,000 warrants for services			-	-	$120,084	-	$120,084
Issuance of common stock for cash	57,800,000	$57,800			$231,200		$289,000
Issuance of common stock and warrants for cash through PPM	19,436,385	$19,436	-	-	$915,383	-	$934,819
Issuance of common stock in exchange for debt	100,000	$100	-	-	$4,900	-	$5,000
Issuance of 8,900,000 options under the employee, director plan					$220,299		$220,299
Issuance of 8,500,000 warrants as per Chapter 11 Settlement Agreements		$-	-	-	$212,853	-	$212,853
Net Income (Loss)						1,005,107	$1,005,107
Balance as of December 31, 2019	219,513,233	$219,513	-	-	$40,949,645	$(44,500,966)	$(3,331,808)
Issuance of common stock for services	733,130	$733	-	-	$36,767	-	$37,500
Warrants exercised	6,639,344	$6,639	-	-	$343,361	-	$350,000
Issuance of common stock and warrants for cash through PPM	13,558,462	$13,558	-	-	$873,822	-	$887,380
Issuance of common stock in exchange for debt	1,000,000	$1,000	-	-	$24,000	-	$25,000
Issuance of 11,000,000 options under the employee, director plan					$876,291		$876,291
Cashless exercise of stock options	277,778	$278	-	-	$(278)	-	$(0)
Net Income (Loss)						(2,181,127)	$(2,181,127)
Balance as of December 31, 2020	241,721,947	$241,722	-	-	$43,103,607	$(46,682,093)	$(3,336,764)

The accompanying notes are an integral part of these consolidated financial statements

F-5

Alliance BioEnergy Plus, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended	For The Year Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities
Net Income (Loss)	$(2,181,127)	$1,005,107
Reconciliation of net loss to net cash used in operating activities
Depreciation and amortization	40,124	31,380
Extinguishment of debt	-	(2,125,250)
Change in fair value of embedded derivative	-	(656,533)
Stock based compensation for services	37,500	68,472
Net issuance of options & warrants	876,291	553,237
Changes in operating assets and liabilities
Prepaid expenses	57,041	(100,530)
Accrued interest - related party	99,268	-
Accounts payable and accrued liabilities	142,835	83,819
Unearned Income	-	(60,000)
Right of use lease	6,622	926
Net cash used in operating activities	(921,446)	(1,199,373)

Cash flows from investing activities
Purchase of property and equipment	(147,189)	(17,279)
Security deposits	-	(22,376)
Patent Costs	(59,126)	(78,890)
Net cash from (used in) investing activities	(206,315)	(118,545)

Cash flows from financing activities
Proceeds from long-term note payable - other	66,330	-
Proceeds from convertible debt - related party	-	100,000
Proceeds from exercise of warrants	350,000	-
Net proceeds from issuance of common stock	887,380	1,223,819
Net cash provided by financing activities	1,303,710	1,323,819

Net increase (decrease) in cash and cash equivalents	175,949	5,901

Cash and cash equivalent at beginning of the period	110,630	104,728
Cash and cash equivalent at end of the period	$286,579	$110,630

Supplemental disclosure of cash flow information
Cash paid during the period for
Interest	$-	$-
Taxes	$-	$-

Supplemental schedule of non-cash activities
Cashless conversion of warrants/options	$-	$-
Conversion of convertible debenture to common stock	$25,000	$-

The accompanying notes are an integral part of these consolidated financial statements

F-6

Alliance BioEnergy Plus, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION

Alliance Bioenergy Plus, Inc (the “Company”) is a technology company focused on emerging technologies in the renewable energy, biofuels, and new technologies sectors. In January 2018, the Company’s technology experts developed a new technology system it calls Cellulose-to-Sugar 2.0 or CTS 2.0, and a patent application was filed. The 100% owned CTS 2.0 is a mechanical/chemical dry process for converting cellulose material into sugar for use in the biofuels industry. CTS 2.0 can convert any cellulosic material – like grasses, wood, paper, farm waste, yard waste, forestry products, energy crops like hemp or King Grass, and the cellulosic portion of municipal solid waste – into sugars and lignin, and subsequently into biofuels and bioplastics. The CTS 2.0 system produces sugar and chemically unmodified lignin among other by-products. The sugar can then be further converted into biofuels and the lignin into bioplastics.

The new technology made it worthwhile to financially restructure the Company through Chapter 11. The Company voluntarily filed for Chapter 11 on October 22, 2018, in the U.S. Bankruptcy Court in the Southern District of Florida. The Company exited Chapter 11 on September 18, 2019, while keeping all classes, including shareholders, unimpaired. The bankruptcy case was closed on October 25, 2019. Fresh Start accounting is not being applied because existing voting shares immediately before Plan Confirmation were not less than 50 percent of the voting shares of the emerging entity.

The Company’s focus is to commercialize its wholly owned CTS 2.0 technology. The Company is currently working with its 4th generation prototype and anticipates having a 5th generation semi-commercial scale system in 2021.

Plan of Operation

The Company is now doing the engineering work to commercialize its 100% owned CTS 2.0 technology.

The Company has a strategy that includes the following:

1)	Selling sugar or ethanol either direct or in combination with joint ventures, mergers, and/or acquisitions of existing businesses in the renewable energy space;
2)	Selling low-cost high purity lignin, or using that lignin to produce biodegradable plastics, or making biodegradable bioplastics products and selling them under our own brand.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any significant revenue since inception and has incurred losses since inception. As of December 31, 2020, the Company has a working capital deficiency of $766,555. As of December 31, 2020, the Company has incurred accumulated losses of $46,682,093. On October 22, 2018, the Company filed for Chapter 11 bankruptcy. On September 18, 2019, the judge confirmed the Company’s Chapter 11 Plan, and on October 25, 2019, the bankruptcy case was closed. The Company expects to incur significant additional losses and liabilities in connection with its start-up and commercialization activities. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities when they become due and to generate sufficient revenues from its operations to pay its operating expenses. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classifications of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty. There are no assurances that the Company will continue as a going concern.

Management believes that the Company’s future success is dependent upon its ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that the Company will be able to generate sufficient cash from operations, sell additional shares of stock or borrow additional funds. The Company’s inability to obtain additional cash could have a material adverse effect on its financial position, results of operations, and its ability to continue in existence. These financial statements do not include any adjustments that might result from the outcome of this uncertainty

The Company intends to raise additional capital and continue engineering work and scaling up towards a full-scale commercial size CTS 2.0 modular unit. At that point, and to minimize dilution to shareholders, the Company will seek project-based financing to build (or acquire and retrofit) or joint venture with existing ethanol producers to produce cellulosic ethanol and lignin/bioplastics from its patented CTS 2.0 system. Once the first plant is profitable, the Company intends to grow with additional plants both in the United States and internationally.

Currently, the US government gives a D3 RIN to incentivize the production of renewable fuels from cellulosic materials. The value of the D3 RIN fluctuates, but as of this filing, it is around $2.60 per gallon of ethanol on top of the market price of ethanol.

The Company believes that its CTS 2.0 process can produce ethanol profitably at the market price, and with the D3 RIN should generate substantial profits and cash flow in amounts sufficient to cover the Company’s operating expenses and debt service.

F-7

Our business, results of operations, and financial condition may be adversely impacted by the COVID-19 pandemic.

The COVID-19 pandemic has negatively affected the U.S. and global economies, disrupted global supply chains, resulted in significant travel and transport restrictions, including mandated closures and orders to “shelter-in-place,” and created significant disruption of the financial markets. We are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business, including how it will impact our customers, employees and supply chain. Given the critical nature of the products that we provide, our office and lab have remained open during the pandemic. The extent to which our operations may be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted. We may experience additional operating costs due to increased challenges with our workforce (including as a result of illness, absenteeism or government orders), access to supplies, capital, and fundamental support services (such as shipping and transportation). Even after the COVID-19 pandemic has subsided, we may experience materially adverse impacts to our business due to any resulting economic recession or depression. Furthermore, the impacts of a potential worsening of global economic conditions and the continued disruptions to and volatility in the financial markets remain unknown.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company were prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”) and include the assets, liabilities, revenues and expenses of the Company’s majority-owned subsidiaries over which the Company exercises control.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, after elimination of intercompany accounts and transactions. Investments in business entities in which the Company lacks control but has the ability to exercise significant influence over operating and financial policies are accounted for using the equity method. All material intercompany transactions and balances were eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates presented and reported amounts of revenues and expenses during the reporting periods presented. Significant estimates inherent in the preparation of the accompanying Consolidated Financial Statements include estimates of impairment assessment of identifiable intangible assets and valuation allowance for deferred tax assets. Estimates are based on past experience and other considerations reasonable under the circumstances. Actual results may differ from these estimates.

Cash and Cash Equivalents

All highly liquid investments with maturities of three months or less at the date of purchase are considered to be cash equivalents.

Stock Compensation

The Company recognizes the cost of all share-based payments under the relevant authoritative accounting guidance. Share-based payments include any remuneration paid by the Company in shares of the Company’s common stock or financial instruments that grant the recipient the right to acquire shares of the Company’s common stock. For share-based payments to employees, which consist only of awards made under the stock option plan described below, the Company accounts for the payments in accordance with the provisions of ASC Topic 718, “Stock Compensation” (formerly referred to as SFAS No. 123(R)). Share-based payments to consultants, service providers and other non-employees are accounted for in accordance with ASC Topic 718, ASC Topic 505, “Equity Payments to Non-Employees” or other applicable authoritative guidance.

F-8

Stock-based Compensation Valuation Methodology

Stock-based compensation resulting from the issuance of common stock is calculated by reference to the valuation of the stock on the date of issuance, the expense being recognized as the compensation is earned. Stock-based compensation expenses related to employee options and warrants granted to non-employees are recognized as the stock options and warrants are earned. The fair value of the stock options or warrants granted is estimated at the grant date, using the Black-Scholes option-pricing model, and the expense is recognized on a straight-line basis over the shorter of the period over which services are to be received or the life of the option or warrant. The grant date fair value of employee share options and similar instruments is estimated using the Black-Scholes option-pricing model on the basis of the fair value of the underlying common stock on the measurement date, adjusted for the unique characteristics of those equity instruments, using the assumptions noted in the table below. The fair value of the common stock is determined by the then-prevailing closing market price. Expected volatility was based on the historical volatility of the Company’s closing day market price per share. The expected term of options and warrants was based upon the life of the option, and the risk-free rate used was based on the U.S. Treasury Daily Yield Curve Rate.

The stock compensation issued for services during the years ended December 31, 2020, and December 31, 2019, were valued on the date of issuance. The following assumptions were used in calculations of the Black-Scholes option pricing models for warrant-based stock compensation issued in the years ended December 31, 2020, and December 31, 2019:

	2/25/19	3/22/19	5/1/19	5/23/19	5/30/19	7/23/19	7/31/19
Risk-free interest rate	2.48%	2.24%	2.52%	2.31%	2.03%	1.83%	1.84%
Expected life	5 years	5 years	10 years	10 years	5 years	5 years	5 years
Expected dividends	0%	0%	0%	0%	0%	0%	0%
Expected volatility	217.76%	221.85%	223.38%	188.70%	224.24%	230.08%	230.30%
ALLM common stock fair value	$0.020	$0.025	$0.040	$0.050	$0.037	$0.050	$0.050

	1/9/20	2/18/20	5/8/20	11/6/20	11/12/20
Risk-free interest rate	1.65%	1.39%	0.69%	0.36%	0.40%
Expected life	5 years	5 years	10 years	5 years	5 years
Expected dividends	0%	0%	0%	0%	0%
Expected volatility	229.32%	228.60%	226.42%	212.00%	213.22%
ALLM common stock fair value	$0.058	$0.065	$0.083	$0.071	$0.080

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the useful lives of the assets, generally 5 to 10 years. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred.

Patent Capitalization

If a product is currently under research and development and is not currently approved for market, costs incurred in connection with patent applications should generally be expensed in the income statement because there is uncertainty as to the future economic benefit of the asset. Conversely, if a product is approved for market (as is the case of the end product ethanol), or if future economic benefit is probable, or if an alternative future use is available to the Company, then such patent costs can be capitalized and amortized over the expected life of the patent(s). Since the Company’s primary end product is sugar converting to ethanol, which are in wide use, the Company has determined that it is reasonable to capitalize the patent costs associated with its CTS process.

F-9

Research and Development

The Company expenses all research and development costs as incurred. For the years ended December 31, 2020, and December 31, 2019, the amounts charged to research and development expenses were $763,159 and $797,862, respectively.

Revenue Recognition

The Company follows FASB ASC 605 “Revenue Recognition” and recognizes revenue when it is realized or realizable and earned. The Company’s revenues will be derived principally from joint ventures, royalties and eventually corporate owned plants. However, no sales have occurred through those revenue streams to date. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

1.	persuasive evidence of an arrangement exists;
2.	the product has been shipped or the services have been rendered to the customer;
3.	the sales price is fixed or determinable; and,
4.	collectability is reasonably assured.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when we have determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Accounting for Derivative Instruments

The Company issues debentures where the number of shares into which a debenture can be converted is not fixed. For example, when a debenture converts at a discount to market based on the stock price on the date of conversion. In such instances, the embedded conversion option of the convertible debentures is bifurcated from the host contract and recorded at their fair value. In accounting for derivatives, the Company records a liability representing the estimated present value of the conversion feature considering the historic volatility of the Company’s stock, and a discount representing the imputed interest associated with the beneficial conversion feature. The discount is then amortized over the life of the debenture and the derivative liability is adjusted periodically according to stock price fluctuations. At the time of conversion, any remaining derivative liability is charged to additional paid-in capital. For purposes of determining derivative liability, the Company uses Black-Scholes modeling for computing historic volatility.

F-10

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide it with a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) provided that such contracts are indexed to its own stock as defined in ASC 815-40 (“Contracts in Entity’s Own Equity”). The Company classifies as assets or liabilities any contracts that require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses the classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

Non-controlling interest in consolidated subsidiaries

The accompanying consolidated financial statements include the accounts of Alliance BioEnergy Plus, Inc. and those subsidiaries that the Company has the ability to control either through voting rights or means other than voting rights. For these subsidiaries, the Company records 100% of the revenues, expenses, cash flows, assets and liabilities in its consolidated financial statements. For subsidiaries that the Company controls but hold less than 100% ownership, a non-controlling interest is recorded in the consolidated income statement to reflect the non-controlling interest’s share of the net income (loss), and a non-controlling interest is recorded in the consolidated balance sheet to reflect the non-controlling interest’s share of the net assets of the subsidiary. As of the date of this filing, the Company has no subsidiaries.

Investments in non-consolidated affiliates

Investments in non-consolidated affiliates are accounted for using the equity method or cost basis depending upon the level of ownership and/or the Company’s ability to exercise significant influence over the operating and financial policies of the investee. When the equity method is used, investments are recorded at original cost and adjusted periodically to recognize the Company’s proportionate share of the investees’ net income or losses after the date of investment. When net losses from an investment are accounted for under the equity method exceed its carrying amount, the investment balance is reduced to zero and additional losses are not provided for. The Company resumes accounting for the investment under the equity method if the entity subsequently reports net income and the Company’s share of that net income exceeds the share of net losses not recognized during the period the equity method was suspended. Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred. The Company monitors its investment for impairment at least annually and makes appropriate reductions in the carrying value if it determines that an impairment charge is required based on qualitative and quantitative information. As of the date of this filing, the Company has no investments in non-consolidated affiliates.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. If events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable, the Company compares the carrying amount of the asset group to future undiscounted net cash flows, excluding interest costs, expected to be generated by the asset group and their ultimate disposition. If the sum of the undiscounted cash flows is less than the carrying value, the impairment to be recognized is measured by the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-11

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

Profit (Loss) per Common Share:

Basic profit (loss) per share amounts have been calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share has been calculated using the weighted-average number of common shares plus the potentially dilutive effect of securities such as outstanding options and warrants. The computation of potential common shares has been performed using the treasury stock method. The warrants and options are antidilutive for all periods presented. When net loss is reported, diluted and basic net loss per share amounts are the same as the impact of potential common shares is antidilutive.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, payables to related parties, and accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

For the years ended December 31, 2020, and December 31, 2019, the Company recognized a gain of $0 and a gain of $656,533, respectively, on the change in fair value of its derivative liabilities. At December 31, 2020, the Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with ASC 825-10.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

F-12

NOTE 4 – ASSETS

Patents

The Company has applied for two patents on its technology, and has also applied for international patents. The Company has capitalized the legal and filing fees in the amount of $138,016.

NOTE 5 – DEBT

Details of each debt, including those that have been paid off or renegotiated during 2018 or 2019, are indicated below.

Convertible Debentures Related Party

On March 12, 2019, the Company entered into a convertible promissory note with Edmund J Burke for a total of $25,000. The note is due on March 12, 2021, and carries no interest. To the extent unpaid five years after September 18, 2019, it is discharged. At the option of the noteholder, the note is convertible into common stock at $0.025/share. On January 22, 2021, Edmund Burke elected to convert this Note into common stock.

On March 12, 2019, the Company entered into a convertible promissory note with Chris Jemapete for a total of $25,000. The note is due on March 12, 2021, and carries no interest. To the extent unpaid five years after September 18, 2019, it is discharged. At the option of the noteholder, the note is convertible into common stock at $0.025/share. On August 5, 2020, Chris Jemapete elected to convert the note into common stock.

On March 12, 2019, the Company entered into a convertible promissory note with AES Capital Partners, LP, for a total of $50,000. The note is due on March 12, 2021, and bears 15% interest. To the extent unpaid five years after September 18, 2019, it is discharged. At the option of the noteholder, the note is convertible into common stock at $0.025/share. Upon conversion, all interest shall be forgiven. On January 22, 2021, AES Capital Partners, LP, elected to convert this Note into common stock.

Paycheck Protection Program SBA Loan

In May 2020, the Company received a loan in the amount of $66,330 under the Payroll Protection Program (“PPP Loan”). The loan accrues interest at a rate of 1% and has an original maturity date of two years which can be extended to five years by mutual agreement of the Company and SBA. The PPP loan contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties.

Under the terms of the loan, a portion or all of the loan is forgivable to the extent the loan proceeds are used to fund qualifying payroll, rent and utilities during a designated twenty-four week period. Payments are deferred until the SBA determines the amount to be forgiven. The Company has utilized the proceeds of the PPP loan in a manner which will enable qualification as a forgivable loan. However, no assurance can be provided that all or any portion of the PPP loan will be forgiven. The balance on this PPP loan was $66,330 as of December 31, 2020 and has been classified as a long-term liability in notes payable.

Notes Payable — Chapter 11 Settlement

On July 18, 2018, the Company’s former Controller Dennis Lenaburg sued the Company for $2,694,577 dollars plus stock warrants in the Circuit Court of the 15th Judicial Circuit in Palm Beach County, Florida. That lawsuit was moved to the Bankruptcy Court when the Company entered Chapter 11 on October 22, 2018. The Company filed a Complaint against Lenaburg on November 16, 2018, in the bankruptcy court in the Southern District of Florida. The bankruptcy judge ordered mediation, and a settlement was reached that paid Lenaburg $13,650 upon Plan Confirmation and a $50,000 claim payable out of post-confirmation net profits over 3 years, plus 1.5 million common stock warrants with a strike price of $0.30/share and a ten year expiration period. The $50,000 is due on September 18, 2022.

F-13

Notes Payable – Related Parties

In July 2016, the Company issued six (6) short-term notes payable to related parties in conjunction with the Company’s acquisition of the remaining 49% of AMG Energy Group. These notes had a value of $2,002,126 and accrued interest at a rate of six percent (6%) per annum. As of December 31, 2018, and December 31, 2017, the total interest accrued on the notes was $278,794.68 and $176,460 respectively. All of the notes were due on August 4, 2017 and then were in default. However, the notes were held by related parties with the understanding that the notes were not to be paid until the Company begins generating profit. The Company renegotiated some of these notes during its Chapter 11 proceedings, whereas others failed to submit a claim and were discharged upon the Court’s Confirmation Order approving the Company’s Chapter 11 Plan on September 18, 2019. The renegotiated amounts, as per the Plan Confirmation are all to be paid from 50% of the future net profits and discharged to the extent unpaid five years after the Plan effective date of September 18, 2019. These amount are 1) Mark Koch $240,990 plus 6% interest on any portion not repaid within 12 months of the Company’s first reported quarterly net profit; 2) Animated Family Films $579,942 out of the Company’s net profits plus 6% interest; 3) Steven Dunkle, CTWC, & Wellington Asset Holdings $1.5 million plus 6% interest once there is positive quarterly EBITDA from the first plant of Company, or, at its option, may convert that into an equity investment in the first plant of the Company, measured by a percentage of the total cost to build, subject to a minimum equity interest of 1.25% in said plant.

On February 28, 2018, the Company entered into a short-term loan with Steven Sadaka, with a principal balance of $100,000 due and payable on May 1, 2018. The note does not accrue interest, however the Company provided 2,000,000 inducement shares to secure the note. These inducement shares were valued at $84,000 and are being amortized over the life of the note. The note’s maturity date was extended to 7/1/2018. If the note is not repaid at maturity, then an additional 5,000,000 shares of common stock will be due. The note was renegotiated during the Company’s Chapter 11 proceedings, and as per the Plan Confirmation, it is agreed that $100,000 is to be paid out of future gross revenues to satisfy this note in full, with no additional shares to be issued.

On May 15, 2018, the Company entered into a short term loan with Christopher Jemapete, with a principal balance of $50,000 due and payable on May 16, 2019. The note carried an interest rate of 5% plus the company issued 1,250,000 inducement shares to secure the note as well as 1,000,000 warrants with a $0.10 strike price and with a 5-year expiration. These inducement shares were valued at $36,250 and are being amortized over the life of the note; the warrants had a value of $24,449. On August 25, 2018, this note was restructured to remove the warrants. As of June 30, 2018 accrued interest on this note is $315. The note was renegotiated during the Company’s Chapter 11 proceedings, and as per the Plan Confirmation, it is agreed that $50,315.07 is to be paid out of future gross revenues.

On May 15, 2018, the Company entered into a short term loan with Pamela Jemapete, with a principal balance of $50,000 due and payable on May 16, 2019. The note carried an interest rate of 5% plus the company issued 1,250,000 inducement shares to secure the note as well as 1,000,000 warrants with a $0.10 strike price and with a 5-year expiration. These inducement shares were valued at $36,250 and are being amortized over the life of the note; the warrants had a value of $24,449. On August 25, 2018, this note was restructured to remove the warrants. As of June 30, 2018 accrued interest on this note is $315. The note was renegotiated during the Company’s Chapter 11 proceedings, and as per the Plan Confirmation, it is agreed that $50,315.07 is to be paid out of future gross revenues.

Notes Payable – Other

In July 2016, the Company issued a short-term note payable to a third party in conjunction with the Company’s acquisition of the remaining 49% of AMG Energy Group. The note had a principal balance of $96,570 and accrued interest at a rate of six percent (6%) per annum. As of December 31, 2018, and December 31, 2017, the total interest accrued on the note was $14,382.2 and $8,588 respectively. The note was due on August 4, 2017 and was then in default. The Company renegotiated this note during its Chapter 11 proceedings, and as per the Plan Confirmation, now the $96,570 is to be paid with no interest out of the same 50% of the future net profits of the Company as the notes mentioned above, if any, or discharged to the extent unpaid five years after September 18, 2019.

In November 2017, the Company entered into a convertible debenture with Lucas Hoppel, with a principal balance of $143,000 due and payable on May 30, 2018. The note carries an 8% one-time interest charge, a $43,000 original issue discount and a 35% conversion discount to the lowest trade price in the prior twenty-five trading days, after 180 days, in whole or in part at the option of the holder. In addition, the Company provided 500,000 inducement shares to secure the note, and may have to provide additional shares on the note’s 6-month anniversary if the Company’s share price declines. These inducement shares were valued at $39,500 and were amortized over the life of the note. The note can be repaid, without prepayment penalties, within the first 90 days. Thereafter, the note will incur a 120% prepayment penalty of the then outstanding principal and interest due. In May 2018, the company made two principal payments totaling $40,000. The note went into default on June 1, 2018 and incurred a 40% penalty of the outstanding balance immediately prior to the default event. On August 30, 2018, Hoppel sued the Company in Superior Court of the State of California County of San Diego Central District. That case was staid on October 22, 2018 when the Company filed for Chapter 11 protection in the US Bankruptcy Court in the Southern District of Florida. Negotiations took place and a settlement was reached on this note and a subsequent note, and confirmed as part of the Plan Confirmation Order, that Hoppel would be paid a total of $100,000 out of 5% of the future gross revenue of the Company.

F-14

In February 2018, the Company entered into a convertible debenture with Lucas Hoppel, with a principal balance of $165,000 due and payable on September 21, 2018. The note carries an 8% one-time interest charge, a $15,000 original issue discount and a 40% conversion discount to the lowest trade price in the prior twenty-five trading days, after 180 days, in whole or in part at the option of the holder. In addition, the Company provided 500,000 inducement shares to secure the note. These inducement shares were valued at $14,500, and were amortized over the life of the note. The note can be repaid, without prepayment penalties, within the first 90 days. Thereafter, the note will incur a 120% prepayment penalty of the then outstanding principal and interest due. The Note went into default on June 1, 2018, through a cross default provision with another Note to Hoppel, and incurred a 40% penalty of the outstanding balance immediately prior to the default event. On August 30, 2018, Hoppel sued the Company in Superior Court of the State of California County of San Diego Central District. That case was staid on October 22, 2018 when the Company filed for Chapter 11 protection in the US Bankruptcy Court in the Southern District of Florida. Negotiations took place and a settlement was reached on this note and a prior note, and confirmed as part of the Plan Confirmation Order, that Hoppel would be paid a total of $100,000 out of 5% of the future gross revenue of the Company to settle both notes.

On March 27, 2019, the Company entered into an agreement with Partiz and Company, P.A. such that its debt will be reduced from $32,000 to $20,000 payable out of future gross revenues, upon the bankruptcy court’s acceptance of the Company’s plan of reorganization. The Plan was confirmed by the Court on September 18, 2019.

Convertible Debentures – Related Parties

On November 8, 2018, the Company entered into a convertible promissory note with Edmund J Burke for a total of $175,000. There is no interest, and it is payable out of 20% of the net profits of Company. The note is convertible into common stock at $0.05/share. Upon conversion, Burke shall receive an additional 4,450,148 warrants at a strike price of $0.005/share that expire on November 8, 2023. In addition, 4,450,148 shares of Burke’s common stock was cancelled. On January 22, 2021, Edmund Burke elected to convert this Note into common stock.

On November 8, 2018, the Company entered into a convertible promissory note with Steven Sadaka for a total of $24,000. There is no interest, and it is payable out of 2.5% of the net profits of Company. The note is convertible into common stock at $0.05/share. Upon conversion, Sadaka shall receive an additional 1,000,000 warrants at a strike price of $0.005/share that expire on November 8, 2023. In addition, 1,000,000 shares of Sadaka’s common stock was cancelled. On January 15, 2021, Steven Sadaka elected to convert this Note into common stock.

On November 8, 2018, the Company entered into a convertible promissory note with Annie Bindler for a total of $2,500. There is no interest, and it is payable out of 0.5% of the net profits of Company. The note is convertible into common stock at $0.05/share. Upon conversion, Annie Bindler shall receive an additional 100,000 warrants at a strike price of $0.005/share that expire on November 8, 2023. In addition, 100,000 shares of Annie Bindler’s common stock was cancelled. On January 13, 2021, Annie Bindler elected to convert this Note into common stock.

On November 8, 2018, the Company entered into a convertible promissory note with Zac Bindler for a total of $2,500. There is no interest, and it is payable out of 0.5% of the net profits of Company. The note is convertible into common stock at $0.05/share. Upon conversion, Zac Bindler shall receive an additional 100,000 warrants at a strike price of $0.005/share that expire on November 8, 2023. In addition, 100,000 shares of Zac Bindler’s common stock was cancelled. On January 13, 2021, Zac Bindler elected to convert this Note into common stock.

A summary of all debts indicated in the Notes above is as follows:

Notes Payable	December 31, 2020	December 31, 2019
Short Term Notes Payable - Related Party	$-	$
Short Term Convertible Debentures Related Party	$75,000	$
Long Term Chapter 11 Settlement	$50,000		$50,000
Long Term Paycheck Protection Program SBA loan	$66,330	$
Long Term Notes Payable from future revenue — Related Party	$1,700,630		$1,700,630
Long Term Notes Payable from future revenue — Other	$120,000		$120,000
Long Term Note Payable from future profits — Related Party	$820,932		$820,932
Long Term Note Payable from future profits — Other	$96,570		$96,570
Long Term Convertible Debentures — Related Party	$204,000		$304,000
TOTAL NOTES	$3,133,462		$3,092,132

$100,000 of the amount listed under Long Term Convertible Debentures in the summary chart for 2019 were short term as of the end of 2020.

F-15

Of the $3,133,462 due as of December 31, 2020, $1,820,630 is due out of future revenue and $917,502 is due out of future profits, totaling $2,738,132. $2,417,502 of that debt will be discharged if not paid by September 18, 2024, which is 5 years after the Company exited Chapter 11. $66,330 may be forgiven by the SBA. The remaining debt that would not be discharged or forgiven, and which has not converted as of the date of this filing, is $170,000, consisting of $120,000 due out of future revenue to other, and a $50,000 Chapter 11 settlement.

NOTE 6 – STOCKHOLDERS’ EQUITY

The total number of shares of capital stock, which the Company has authority to issue, is 510 million, 500 million of which are designated as common stock at $0.001 par value (the “Common Stock”) and 10 million of which are designated as preferred stock par value $0.001 (the “Preferred Stock”). As of December 31, 2020, the Company had 241,721,947 shares of Common Stock issued and outstanding and no shares of Preferred Stock were issued. Holders of shares of Common stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend. The Company has yet to designate any rights, preferences and privileges for any of its authorized Preferred Stock.

In the year ended December 31, 2019, the Company issued an aggregate of 1,936,450 shares of its common stock for services valued at $68,472.

In the year ended December 31, 2019, the Company issued an aggregate of 2,425,000 warrants for services. Using a Black-Scholes asset-pricing model, these warrants were valued at $120,084. These warrant agreements have terms of five years with exercise prices of $0.05 per share.

In the year ended December 31, 2019, 500,000 warrants expired.

In the year ended December 31, 2019, the Company issued an aggregate of 57,800,000 shares of common stock to management and directors. These were valued at $289,000.

In the year ended December 31, 2019, the Company issued an aggregate of 19,436,385 shares of common stock for cash through private placements for $934,819.

In the year ended December 31, 2019, the Company issued an aggregate of 100,000 shares of common stock for debt. These were valued at $5000.

In the year ended December 31, 2019, the Company issued an aggregate of 8,900,000 options under the employee stock option plan. These were valued at $220,299. The Company also rescinded 49,275,157 options issued under the employee stock option plan.

In the year ended December 31, 2019, the Company issued an aggregate of 8,500,000 warrants as per Chapter 11 Settlement Agreements. Using a Black-Scholes asset-pricing model, these totaled to $212,853.

In the year ended December 31, 2020, the company issued an aggregate of 733,130 shares of its common stock for services, valued at $37,500.

In the year ended December 31, 2020, the Company did not issue any warrants for services.

In the year ended December 31, 2020, 6,639,344 warrants were exercised at an average price of 5.3 cents for total proceeds of $350,000.

In the year ended December 31, 2020, 9,155,656 warrants and options expired.

F-16

In the year ended December 31, 2020, 500,000 employee stock options were exercised using the cashless exercise provision to obtain 277,778 shares.

In the year ended December 31, 2020, the Company issued 13,558,462 common shares for cash of $887,380.

In the year ended December 31, 2020, $25,000 of convertible notes issued during Chapter 11 to a related party converted into 1,000,000 shares of common stock.

In the year ended December 31, 2020, the Company issued options under its Employee & Directors Stock Option Plan to purchase an aggregate of 11,000,000 shares of common stock for a period of five to ten years at an exercise price ranging from $0.042 to $0.10. Using a Black-Scholes asset-pricing model, these agreements were valued at $876,291. An additional 10,550,000 unvested options were issued.

Share-Based Awards

Stock option activity under the 2012 ESOP for the year ending December 31, 2020, is as follows:

	Option Shares Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value ($0’s)
Outstanding as of December 31, 2019	5,807,099	$0.08	6.43	$445,815
Awarded	21,550,000	$0.10	9.17	$2,108,000
Exercised	500,000	$0.05	-	$25,000
Expired	2,900,000	$0.09	-	$257,250
Outstanding as of December 31, 2020	23,957,099	$0.09	8.64	$2,271,565
Vested as of December 31, 2020	12,707,099	$0.09	8.22	$1,186,565

Warrant activity for the year ending December 31, 2020, is as follows:

	Warrants Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value ($0’s)
Outstanding as of December 31, 2019	42,002,390	$0.28	3.16	$11,693,720
Issued	19,533,333	$0.11	0.53	$2,180,000
Exercised	6,639,344	$0.05	-	$350,000
Expired	6,255,656	$0.09	-	$554,920
Outstanding as of December 31, 2020	48,640,723	$0.23	2.09	$11,178,470
Vested as of December 31, 2020	48,640,723	$0.23	2.09	$11,178,470

F-17

NOTE 7 – INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for years ending December 31, 2020, and 2019, to the Company’s effective tax rate, is as follows:

	December 31, 2020	December 31, 2019
Statutory federal income tax rate	-21%	-21%
State income tax, net of federal benefits	-4.46%	-4.46%
Valuation Allowance	25.46%	25.46%
Income tax provision (benefit)	0%	0%

The provisional (benefit) for income tax is summarized as follows:

	December 31, 2020	December 31, 2019
Federal
Current	-	-
Deferred	$(458,037)	$211,072
State
Current		-
Deferred	$(97,278)	$44,828
Change in valuation allowance	588,904	(255,900)
Income tax provision (benefit)	-	-

The tax effects of temporary differences that give rise to the Company’s net deferred tax liability as of December 31, 2020 and 2019 are as follows:

	Years Ended
	December 31, 2020	December 31, 2019
Deferred tax asset
Net operating loss carryovers	$10,662,231	$10,106,916
Total deferred tax assets	10,662,231	10,106,916
Valuation Allowance	(10,662,231)	(10,106,916)
Deferred tax asset, net of allowance	$-	$-

As of December 31, 2020, and 2019, the Company had approximately $41,878,363, and $39,697,236 of Federal net operating loss carryovers (“NOLs”) to offset taxable income, if any, in future years which begin to expire in 2033. Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

F-18

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a federal corporate tax rate decrease from 35% to 21% for tax years beginning after December 31, 2017, the transition of U.S international taxation from a worldwide tax system to a territorial system, and a one-time transition tax on the mandatory deemed repatriation of foreign earnings. The Company has estimated its provision for income taxes in accordance with the Tax Act and guidance available.

The Company files U.S. Federal and Florida tax returns that are subject to audit by tax authorities beginning with the year ended December 31, 2012. The Company’s policy is to classify assessments, if any, for tax and related interest and penalties as tax expense.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject, from time to time, to litigation, claims and suits arising in the ordinary course of business.

On June 21, 2018, Power Up Lending Group Ltd., sued both the Company and four of its managers, ex-managers, and directors of the Company in the United States District Court for the Eastern District of New York. The case was dropped against the Company when Power Up failed to submit a claim in the Company’s Chapter 11 case by the Court Ordered deadline. The claim was discharged by the bankruptcy court upon Plan Confirmation on September 18, 2019. Power Up has continued a tort case against the individuals. The D&O insurance has agreed to cover the CEO Ben Slager, CFO Anthony Santelli, as well as ex-Controller Dennis Lenaburg, in this case. Management believes the Complaint is frivolous and has filed a motion to dismiss which is pending before the Court as of the date of this filing.

Leases

The Company consolidated its premises into one location on November 1, 2019, and currently leases office and laboratory space in Palm Beach Gardens, FL, that is classified as operating lease right-of-use (“ROU”) assets and operating lease liabilities in the Company’s consolidated balance sheet. ROU assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date for leases exceeding 12 months. The lease period is for twenty-four (24) months from November 1, 2019, to October 31, 2021. This had been extended for one year until October 31, 2022. Annual rent commences at $84,100 per annum and increases 3% per year. Tenant is also required to cover operating costs that are estimated at $3,084 per month. Operating lease expense is recognized on a straight-line basis over the lease term and is included in General & Administrative expenses.

ASC 842 was effective for us beginning January 1, 2019. The adoption had a material impact on our consolidated balance sheets, but did not have a material impact on our consolidated income statements. The most significant impact was the recognition of ROU assets and lease liabilities for operating leases.

Rent expense for the years ending December 31, 2020, and 2019, were $78,825 and $62,239, respectively.

The Company recognized the following related to leases in its Consolidated Balance Sheet:

YEAR ENDED	December 31, 2020	December 31, 2019
Right of Use Lease Liabilities
Current portion	80,078	77,746
Long-term portion	72,346	70,240
TOTAL	152,424	147,986

As of December 31, 2020, the total future minimum lease payments in respect of leased premises are as follows:

YEAR ENDED	MINIMUM DUE
2021	87,056
2022	74,351
2023	0

TOTAL	$161,407

F-19

NOTE 9 – RELATED PARTY TRANSACTIONS

Related Transactions

The Company follows FASB ASC subtopic 850-10, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Pursuant to ASC 850-10-20, related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

1)	Short-term notes payable, convertible notes, and contingent liabilities issued to related parties are described in NOTE 5.
2)	A board resolution was passed on February 13, 2020, that pledged the pending patents to secure the back pay claims of Ben Slager, CEO, Anthony Santelli, CFO, and Charles Sills, Director. This was done to ensure the continued involvement of management to build the Company while they continue to receive less than full salaries.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were available to be issued. Based on this evaluation, the Company has identified the following subsequent events:

Subsequent to December 31, 2020, the Company issued 123,000 shares of common stock for services valued at $21,930, and 100,000 shares of common stock for future services valued at $25,000.

Subsequent to December 31, 2020, the Company issued 1,166,667 warrants for services to acquire stock at 15 cents per share. Using a Black-Scholes pricing model, these were valued at $72,090.

Subsequent to December 31, 2020, the Company raised $1,935,750 through its private offerings and issued 9,243,332 shares.

Subsequent to December 31, 2020, 13,455,009 warrants were executed at an average price of $0.10 per share for total proceeds of $1,302,817.

Subsequent to December 31, 2020, 9,913,334 warrants expired.

Subsequent to December 31, 2020, 200,000 employee stock options were exercised using the cashless exercise provision to obtain 177,778 shares.

Subsequent to December 31, 2020, 350,000 employee stock options were exercised.

Subsequent to December 31, 2020, no employee stock options expired.

Subsequent to December 31, 2020, the Company issued 20,530,000 employee stock options, of which 10,000 are vested. No additional options vested.

Subsequent to December 31, 2020, 10,000 employee stock options vested.

Subsequent to December 31, 2020, $274,000 of convertible notes issued during Chapter 11 to related parties and $5,000 of convertible notes issued during Chapter 11 to unrelated parties, converted into 6,980,000 and 100,000 shares of common stock, respectively.

F-20

Financial Statements

F-21

Blue Biofuels, Inc.

Formerly known as Alliance Bioenergy Plus, Inc.

Financial Statements

Period Ended September 30, 2021

UNAUDITED FINANCIAL STATEMENTS

OF

BLUE BIOFUELS, INC.

Blue Biofuels, Inc.

Formerly known as Alliance Bioenergy Plus, Inc.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$1,359,175	$286,579
Prepaid expenses	78,015	45,324
TOTAL CURRENT ASSETS	$1,437,190	$331,903
Other assets
Property and equipment, net of accumulated depreciation and amortization of $262,706 and $231,739 at September 30, 2021 and December 31,2020, respectively	362,359	247,431
Security deposits	30,276	30,276
Right of Use Assets, net of accumulated amortization	85,609	144,876
Patents	154,758	138,016
TOTAL OTHER ASSETS	$633,002	$560,599
TOTAL ASSETS	$2,070,192	$892,502

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$8,812	$90,965
Accounts payable - Related Party	72,670	$76,670
Deferred wages and director’s fees - Related party	233,294	$676,477
Lease Liability – Current	85,742	$80,078
Chapter 11 Settlement	50,000	$-
Convertible Debentures — Related Party	-	75,000
Interest Payable - Related Party	42,579	99,268
TOTAL CURRENT LIABILITIES	$493,097	$1,098,458
Long term liabilities
Right of Use Lease Liability, net of current portion	7,398	72,346
Paycheck Protection Program SBA loan	-	66,330
Chapter 11 Settlement	-	50,000
Notes Payable — Related Party	2,521,562	2,521,562
Notes Payable — Other	216,570	216,570
Convertible debenture, payable from future profits — Related Party	-	204,000
TOTAL LONG TERM LIABILITIES	$2,745,530	$3,130,808
TOTAL LIABILITIES	$3,238,627	$4,229,266

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock; $0.001 par value; 10,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock; $0.001 par value; 500,000,000 shares authorized; 272,649,183 issued and outstanding at September 30, 2021, and 241,721,947 shares issued and outstanding at December 31, 2020.	272,649	241,722
Additional paid-in capital	46,794,325	43,103,607
Accumulated deficit	(48,235,410)	(46,682,093)
Total stockholders’ equity (deficit)	$(1,168,436)	$(3,336,764)
TOTAL EQUITY (DEFICIT)	$(1,168,436)	$(3,336,764)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,070,192	$892,502

F-22

Blue Biofuels, Inc.

Formerly known as Alliance Bioenergy Plus, Inc.

CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	30-Sep		30-Sep
	2021	2020	2021	2020
Revenues	$-	$-	$-	$-
Operating expense:
General and administrative	215,965	151,394	815,614	1,029,534
Research & Development	229,923	89,185	744,783	671,918
Loss on disposal of assets	-	-	33,484	-
Total operating expenses	445,888	240,579	1,593,881	1,701,452

Loss from operations:	(445,888)	(240,579)	(1,593,881)	(1,701,452)

Other (income) expense:
Loan Forgiveness	-	-	(66,330)	-
Interest expense - related party	6,711	17,020	20,372	156,295
Interest expense - other	1,598	(3,966)	5,394	-
Total other (income) expense	8,309	13,054	(40,564)	156,295

Income (Loss) before provisions for income taxes	$(454,197)	$(253,633)	$(1,553,317)	$(1,857,747)
Provisions for income taxes	-	-
Net Income / (Loss):	$(454,197)	$(253,633)	$(1,553,317)	$(1,857,747)

Net income (loss) per share	$(0.002)	$(0.001)	$(0.006)	$(0.008)

Weighted average common shares outstanding
Basic	268,508,643	224,059,843	268,508,643	227,566,431

F-23

Blue Biofuels, Inc.

Formerly known as Alliance Bioenergy Plus, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amt	Capital	Deficit	(Deficit)
Balance as of December 31, 2019	219,513,233	$219,513	-	-	$40,949,645	$(44,500,966)	$(3,331,808)
Issuance of common stock for services	705,352	705	-	-	34,295	-	35,000

Issuance of common stock and warrants for cash through PPM	9,025,129	9,025	-	-	538,355	-	547,380
Issuance of common stock in exchange for debt	1,000,000	1,000	-	-	24,000		25,000
Issuance of 10,300,000 vested options under the employee, director plan		-	-	-	847,573	-	847,573
Warrants exercised	5,000,000	5,000	-	-	245,000	-	250,000

Cashless exercise of stock options	277,778	278			(278)		-
Net Income (Loss)						(1,857,747)	$(1,857,747)
Balance as of September 30, 2020	235,521,492	$235,521	-	-	$42,638,590	$(46,358,713)	$(3,484,601)

Balance as of December 31, 2020	241,721,947	$241,722	-	-	$43,103,607	$(46,682,093)	$(3,336,764)
Issuance of common stock for services	301,000	$301	-	-	$66,129	-	$66,430
Issuance of 1,166,667 warrants for services		-	-	-	72,090	-	72,090
Warrants exercised	3,455,009	13,455	-	-	1,289,362	-	1,302,817
Issuance of common stock and warrants for cash through PPM	9,403,331	9,403	-	-	1,966,347	-	1,975,750
Issuance of common stock in exchange for debt	7,080,000	7,080	-	-	271,920	-	279,000
Issuance of 210,000 vested options under the employee, director plan		-			12,658		12,658
Employee stock options exercised	350,000	350	-	-	12,550	-	12,900
Cashless exercise of stock options	337,896	338	-	-	(338)	-	(0)
Net Income (Loss)						(1,553,317)	$(1,553,317)
Balance as of September 30, 2021	272,649,183	$272,649	-	-	$46,794,325	$(48,235,410)	$(1,168,436)

F-24

Blue Biofuels, Inc.

Formerly known as Alliance Bioenergy Plus, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended	For the Nine Months Ended
	30-Sep-21	30-Sep-20
Cash flows from operating activities
Net Income (Loss)	$(1,553,317)	$(1,857,747)
Reconciliation of net loss to net cash used in operating activities
Depreciation and amortization	89,658	28,746
Stock based compensation for services	66,430	35,000
Net Issuance of options and warrants for services	84,748	847,574

Loss on Disposal of assets	33,484	-
Changes in operating assets and liabilities
Prepaid expenses	(32,691)	80,985
Accrued interest - related party	(56,689)	156,374
Accounts payable and accrued liabilities	(529,335)	41,712
Forgiveness of PPP Loan	(66,330)	-
Right of use lease	(59,284)	2,604
Net cash used in operating activities	(2,023,326)	(664,752)

Cash flows from investing activities
Purchase of property and equipment	(178,803)	(150,036)
Security deposits	-	-
Patent Costs	(16,742)	(58,026)
Net cash from (used in) investing activities	(195,545)	(208,062)

Cash flows from financing activities
Proceeds from PPP Loan	-	66,330
Proceeds from exercise of warrants and options	1,315,717	250,000
Net proceeds from issuance of common stock	1,975,750	547,380
Net cash provided by financing activities	3,291,467	863,710

Net increase (decrease) in cash and cash equivalents	1,072,596	(9,104)

Cash and cash equivalent at beginning of the period	286,579	110,630
Cash and cash equivalent at end of the period	$1,359,175	$101,526

Supplemental disclosure of cash flow information
Cash paid during the period for
Interest	$-	$-
Taxes	$-	$-

Supplemental schedule of non-cash activities
Cashless conversion of warrants/options	$28,000	$25,000
Conversion of convertible debenture to common stock	$279,000	$25,000

F-25

Blue Biofuels, Inc.

Formerly known as Alliance Bioenergy Plus, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – ORGANIZATION

Blue Biofuels, Inc. (the “Company”) is a technology company focused on emerging technologies in the renewable energy, biofuels, and bioplastics technologies sectors. In early 2018, our CEO Ben Slager invented a new technology system we call Cellulose-to-Sugar or CTS 2.0, and the Company filed a patent application for this technology. The patent on the CTS 2.0 was awarded in 2021 in the United States (US10994255) and recently in El Salvador. The Company also filed an application for this patent in other major jurisdictions of the world including the European Patent Organization, Australia, Brazil, China, Japan, the African Regional Intellectual Property Organization, and the Russian Federation. The patent applications are currently pending in all of these international jurisdictions. The Company has filed five more patents in the United States, all of which are currently pending. These patents pertain to the CTS process, the “fingerprint” of our sugars coming from the process, and the lignin and nanocellulose coming from the process.

Mr. Slager has since further developed the system with laboratory personnel. The CTS 2.0 process is a continuous mechanical/chemical dry process for converting cellulose material into sugar and lignin, as compared to the CTS 1.0 which was a batch mechanical/chemical dry process previously used by our Company. The CTS 2.0 creates molecular contact between two reactive solid components instead of a more conventional reaction where the reaction takes place between two liquid or gas components in a batch process. The reactants are (1) the cellulose, which is broken down into its components being sugars and lignin; (2) a catalyst, which is cheap and abundantly available in the market from regular suppliers, and separated from reactor components and reused. The CTS 2.0 mechanical/chemical process allows for exact process control to ensure that all the material passing through it does so on the optimum reaction parameters through which optimal efficiency is achieved.

CTS 2.0 differs from other commercial processes that are used to convert cellulose into sugar. Other processes use expensive enzymes, or expensive and harmful chemicals like strong acids or bases. Some use high temperature or high pressure steam. CTS 2.0 can convert any cellulosic material – including grasses, wood, paper, farm waste, yard waste, forestry products, energy crops like hemp or king grass, and the cellulosic portion of municipal solid waste – into sugars and subsequently into biofuels and bioplastics without the use of expensive enzymes or harmful liquid acids or bases. CTS 2.0 has a near zero carbon footprint in that the amount of added atmospheric carbon created by burning the biofuels produced by CTS 2.0 is reabsorbed by the plant-based seed stock used in the CTS 2.0 system, and recycles the water and catalyst.

At commercial scale, management expects to be able to produce ethanol at a lower cost than existing commercial corn or cellulosic ethanol producers due to the fact that the CTS 2.0 process is uncomplicated and efficient, and has high value by-products. We believe a significant difference between CTS 2.0 and corn ethanol is the wide range of feedstocks that CTS 2.0 can process compared to corn. The CTS 2.0 feedstocks are not food and have much lower costs than corn. In addition, while in corn ethanol only the corncobs are used, the CTS 2.0 uses the whole plant or its waste products.

The new technology made it worthwhile to financially restructure the Company through Chapter 11. The Company voluntarily filed for Chapter 11 on October 22, 2018, in the U.S. Bankruptcy Court in the Southern District of Florida. The Company exited Chapter 11 on September 18, 2019, while keeping all classes, including shareholders, unimpaired. The bankruptcy case was closed on October 25, 2019.

The Company has built several prototypes of the CTS 2.0 system to solidify and further develop the process. The Company completed its upgraded 4th generation CTS 2.0 prototype system in 2021, which is a representative scale to verify that the process will be scalable to industrial size. The Company is currently testing the 4th generation CTS 2.0 system to optimize various parameters towards the engineering and scale up of a commercial size reactor. The Company has decided to complete all the parameter optimizations possible with its 4th generation system before scaling up to a 5th generation system because the parameter optimizations lead to design improvements that can be done more cost effectively at this scale. The 4th generation system has already had many design improvements with better and better results. The Company does not anticipate having any issues with scaling given the mechanical nature of the process.

F-26

The CTS 2.0 system converts plant-based feedstock into two product streams, cellulose and lignin, each of which can be converted into multiple products: (1) Cellulose is broken down into sugars and nanocellulose. Nanocellulose has various uses in a wide range of industries, including the pharmaceutical industry. Sugar can be used to make specialty chemicals and/or biofuels such as ethanol and jet fuel; and (2) Lignin can be used in ion exchange resins, specialty chemicals, or to create bioplastics. It can also be burned as a renewable fuel.

Plan of Operation

The Company’s strategy is to diversify its product portfolio to include a number of product lines. These potentially include (1) biofuels – such as ethanol, or converting ethanol into higher biofuels like jet-fuel and the like; (2) selling sulfur-free lignin to ion exchange resin producers; (3) making bioplastics from lignin; and, (4) making nanocellulose. We believe these, and other markets, could potentially provide for highly profitable co-products.

Our goal is to develop our CTS 2.0 technology to a commercial scale and then seek to either enter into a joint venture or acquire existing corn ethanol plants to install the CTS 2.0 technology. The Company is also looking into converting ethanol to jet fuel. To minimize dilution to shareholders, we will seek project-based financing to build (or acquire and retrofit) or joint venture with existing ethanol producers to produce cellulosic ethanol and lignin/bioplastics and other specialty chemicals from our CTS 2.0 system. We believe retrofitting existing plants with the CTS 2.0 technology may achieve more rapid commercialization than building new plants. After its first plant is profitable, the Company intends to grow with additional plants in the United States and explore international growth by either licensing the technology or forming joint ventures with foreign domestic partners to build plants ourselves.

The Energy Policy Act of 2005, which included the Renewable Fuel Standard Program enforced by the US Environmental Protection Agency (“EPA”), mandates a certain amount of renewable fuel be blended into the transportation fuel used by all vehicles in the country. This Program provides monetary incentives to companies that produce renewable transportation fuel, and establishes Renewable Identification Numbers (“RINs”) or credits for each gallon of renewable transportation fuel produced in the United States, and breaks down those fuels into different D-codes depending on the source of the renewable fuel. D3 is the code for renewable ethanol that comes from cellulosic materials. (D6 is for corn ethanol). The value of the D3 RIN fluctuates, but as of this filing, it is approximately $3.30 per gallon of ethanol. To profit from these incentives, the Company plans to apply for these D3 RIN credits as it brings its first plant into commercial operation.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any significant revenue since inception and has incurred losses since inception. As of September 30, 2021, the Company has a working capital surplus of $944,093. As of September 30, 2021, the Company has incurred accumulated losses of $48,235,410. On October 22, 2018, the Company filed for Chapter 11 bankruptcy. On September 18, 2019, the judge confirmed the Company’s Chapter 11 Plan, and on October 25, 2019, the bankruptcy case was closed. The Company expects to incur significant additional losses and liabilities in connection with its start-up and commercialization activities. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities when they become due and to generate sufficient revenues from its operations to pay its operating expenses. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classifications of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty. There are no assurances that the Company will continue as a going concern.

Management believes that the Company’s future success is dependent upon its ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that the Company will be able to generate sufficient cash from operations, sell additional shares of stock or borrow additional funds. The Company’s inability to obtain additional cash could have a material adverse effect on its financial position, results of operations, and its ability to continue in existence. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-27

The Company intends to raise additional capital and continue engineering work and scaling up towards a full-scale commercial size CTS 2.0 modular unit. At that point, and to minimize dilution to shareholders, the Company will seek project-based financing to build (or acquire and retrofit) or joint venture with existing ethanol producers to produce cellulosic ethanol and lignin/bioplastics from its patented CTS 2.0 system. Once the first plant is profitable, the Company intends to grow with additional plants both in the United States and internationally. There is no assurance that the Company will be able to obtain the necessary project-based financing.

The Company believes that its CTS 2.0 process can potentially produce ethanol profitably at the market price, particularly if anticipated potential revenue streams from by-products are included, and in conjunction with the D3 RIN that the Company expects to potentially receive for each gallon of ethanol.

Our business, results of operations, and financial condition may be adversely impacted by the COVID-19 pandemic.

The COVID-19 pandemic has negatively affected the U.S. and global economies, disrupted global supply chains, resulted in significant travel and transport restrictions, including mandated closures and orders to “shelter-in-place,” and created significant disruption of the financial markets. We are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business, including how it will impact our customers, employees and supply chain. Given the critical nature of the products that we provide, our office and lab have remained open during the pandemic. The extent to which our operations may be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted. We may experience additional operating costs due to increased challenges with our workforce (including as a result of illness, absenteeism or government orders), access to supplies, capital, and fundamental support services (such as shipping and transportation). Even after the COVID-19 pandemic has subsided, we may experience materially adverse impacts to our business due to any resulting economic recession or depression. Furthermore, the impacts of a potential worsening of global economic conditions and the continued disruptions to and volatility in the financial markets remain unknown.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company were prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”) and include the assets, liabilities, revenues and expenses of the Company’s majority-owned subsidiaries over which the Company exercises control.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, after elimination of intercompany accounts and transactions. Investments in business entities in which the Company lacks control but has the ability to exercise significant influence over operating and financial policies are accounted for using the equity method. All material intercompany transactions and balances were eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates presented and reported amounts of revenues and expenses during the reporting periods presented. Significant estimates inherent in the preparation of the accompanying Consolidated Financial Statements include estimates of impairment assessment of identifiable intangible assets and valuation allowance for deferred tax assets. Estimates are based on past experience and other considerations reasonable under the circumstances. Actual results may differ from these estimates.

Cash and Cash Equivalents

All highly liquid investments with maturities of three months or less at the date of purchase are considered to be cash equivalents.

F-28

Stock Compensation

The Company recognizes the cost of all share-based payments under the relevant authoritative accounting guidance. Share-based payments include any remuneration paid by the Company in shares of the Company’s common stock or financial instruments that grant the recipient the right to acquire shares of the Company’s common stock. For share-based payments to employees, which consist only of awards made under the stock option plan described below, the Company accounts for the payments in accordance with the provisions of ASC Topic 718, “Stock Compensation” (formerly referred to as SFAS No. 123(R)). Share-based payments to consultants, service providers and other non-employees are accounted for in accordance with ASC Topic 718, ASC Topic 505, “Equity Payments to Non-Employees” or other applicable authoritative guidance.

Stock-based Compensation Valuation Methodology

Stock-based compensation resulting from the issuance of common stock is calculated by reference to the valuation of the stock on the date of issuance, the expense being recognized as the compensation is earned. Stock-based compensation expenses related to employee options and warrants granted to non-employees are recognized as the stock options and warrants are earned. The fair value of the stock options or warrants granted is estimated at the grant date, using the Black-Scholes option-pricing model, and the expense is recognized on a straight-line basis over the shorter of the period over which services are to be received or the life of the option or warrant. The grant date fair value of employee share options and similar instruments is estimated using the Black-Scholes option-pricing model on the basis of the fair value of the underlying common stock on the measurement date, adjusted for the unique characteristics of those equity instruments, using the assumptions noted in the table below. The fair value of the common stock is determined by the then-prevailing closing market price. Expected volatility was based on the historical volatility of the Company’s closing day market price per share. The expected term of options and warrants was based upon the life of the option, and the risk-free rate used was based on the U.S. Treasury Daily Yield Curve Rate.

The stock compensation issued for services during the 9 months ended September 30, 2021, was valued on the date of issuance. The following assumptions were used in calculations of the Black-Scholes option pricing models for warrant-based stock compensation issued in the nine months ended September 30, 2021:

	1/5/21	5/18/21	9/13/21	9/30/21
Risk-free interest rate	0.96%	1.64%	1.33%	0.98%
Expected life	10 years	5 years	10 years	5 years
Expected dividends	0%	0%	0%	0%
Expected volatility	209.98%	176.37%	148.35%	150.25%
ALLM common stock fair value	$0.124	$0.300	$0.160	$0.255

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the useful lives of the assets, generally 5 to 10 years. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred.

Patent Capitalization

If a product is currently under research and development and is not currently approved for market, costs incurred in connection with patent applications should generally be expensed in the income statement because there is uncertainty as to the future economic benefit of the asset. Conversely, if a product is approved for market (as is the case of the end product ethanol of the CTS process), or if future economic benefit is probable, or if an alternative future use is available to the Company, then such patent costs can be capitalized and amortized over the expected life of the patent(s). Since the Company’s primary end product is sugar converting to ethanol, which are in wide use, the Company has determined that it is reasonable to capitalize the patent costs associated with its CTS process, which were $154,758 as of September 30, 2021 and $138,016 as of December 31, 2020.

F-29

Research and Development

The Company expenses all research and development costs as incurred. For the nine months ended September 30, 2021, and September 30, 2020, the amounts charged to research and development expenses were $744,783, and $671,918, respectively.

Revenue Recognition

The Company follows FASB ASC 606 “Revenue Recognition” and recognizes revenue when it is realized or realizable and earned. The Company’s revenues will be derived principally from joint ventures, royalties and eventually corporate owned plants. However, no sales have occurred through those revenue streams to date. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

1.	persuasive evidence of an arrangement exists;
2.	the product has been shipped or the services have been rendered to the customer;
3.	the sales price is fixed or determinable; and,
4.	collectability is reasonably assured.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide it with a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) provided that such contracts are indexed to its own stock as defined in ASC 815-40 (“Contracts in Entity’s Own Equity”). The Company classifies as assets or liabilities any contracts that require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses the classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

Non-controlling interest in consolidated subsidiaries

The accompanying consolidated financial statements include the accounts of Blue Biofuels, Inc. and those subsidiaries that the Company has the ability to control either through voting rights or means other than voting rights. For these subsidiaries, the Company records 100% of the revenues, expenses, cash flows, assets and liabilities in its consolidated financial statements. For subsidiaries that the Company controls but hold less than 100% ownership, a non-controlling interest is recorded in the consolidated income statement to reflect the non-controlling interest’s share of the net income (loss), and a non-controlling interest is recorded in the consolidated balance sheet to reflect the non-controlling interest’s share of the net assets of the subsidiary.

Investments in non-consolidated affiliates

Investments in non-consolidated affiliates are accounted for using the equity method or cost basis depending upon the level of ownership and/or the Company’s ability to exercise significant influence over the operating and financial policies of the investee. When the equity method is used, investments are recorded at original cost and adjusted periodically to recognize the Company’s proportionate share of the investees’ net income or losses after the date of investment. When net losses from an investment are accounted for under the equity method exceed its carrying amount, the investment balance is reduced to zero and additional losses are not provided for. The Company resumes accounting for the investment under the equity method if the entity subsequently reports net income and the Company’s share of that net income exceeds the share of net losses not recognized during the period the equity method was suspended. Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred.

F-30

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. If events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable, the Company compares the carrying amount of the asset group to future undiscounted net cash flows, excluding interest costs, expected to be generated by the asset group and their ultimate disposition. If the sum of the undiscounted cash flows is less than the carrying value, the impairment to be recognized is measured by the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

Profit (Loss) per Common Share:

Basic profit (loss) per share amounts have been calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share has been calculated using the weighted-average number of common shares plus the potentially dilutive effect of securities such as outstanding options and warrants. The computation of potential common shares has been performed using the treasury stock method. The warrants and options are antidilutive for all periods presented. When net loss is reported, diluted and basic net loss per share amounts are the same as the impact of potential common shares is antidilutive.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, payables to related parties, and accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

F-31

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

NOTE 4 – ASSETS

Patents

The Company has been granted one patent on its technology, has filed for three others that are pending, and has also applied for international patents. The Company has capitalized the legal and filing fees in the amount of $154,758 as of September 30, 2021.

NOTE 5 – DEBT

Notes Payable – Chapter 11 Settlement

On July 18, 2018, the Company’s former Controller Dennis Lenaburg sued the Company for $2,694,577 dollars plus stock warrants in the Circuit Court of the 15th Judicial Circuit in Palm Beach County, Florida. That lawsuit was moved to the Bankruptcy Court when the Company entered Chapter 11 on October 22, 2018. The Company filed a Complaint against Lenaburg on November 16, 2018, in the bankruptcy court in the Southern District of Florida. The bankruptcy judge ordered mediation, and a settlement was reached that paid Lenaburg $13,650 upon Plan Confirmation and a $50,000 claim payable out of post-confirmation net profits over 3 years, plus 1.5 million common stock warrants with a strike price of $0.30/share and a ten-year expiration period. The $50,000 is due on September 18, 2022.

Notes Payable – Related Parties

In July 2016, the Company issued six (6) short-term notes payable to related parties in conjunction with the Company’s acquisition of the remaining 49% of AMG Energy Group. These notes had a value of $2,002,126 and accrued interest at a rate of six percent (6%) per annum. As of December 31, 2018, and December 31, 2017, the total interest accrued on the notes was $278,794.68 and $176,460 respectively. All of the notes were due on August 4, 2017 and then were in default. However, the notes were held by related parties with the understanding that the notes were not to be paid until the Company begins generating profit. The Company renegotiated some of these notes during its Chapter 11 proceedings, whereas others failed to submit a claim and were discharged upon the Court’s Confirmation Order approving the Company’s Chapter 11 Plan on September 18, 2019. The renegotiated amounts, as per the Plan Confirmation are all to be paid from 50% of the future net profits and discharged to the extent unpaid five years after the Plan effective date of September 18, 2019. These amount are 1) Mark Koch $240,990 plus 6% interest on any portion not repaid within 12 months of the Company’s first reported quarterly net profit; 2) Animated Family Films $579,942 out of the Company’s net profits plus 6% interest; 3) Steven Dunkle, CTWC, & Wellington Asset Holdings $1.5 million plus 6% interest once there is positive quarterly EBITDA from the first plant of Company, or, at its option, may convert that into an equity investment in the first plant of the Company, measured by a percentage of the total cost to build, subject to a minimum equity interest of 1.25% in said plant.

F-32

On February 28, 2018, the Company entered into a short-term loan with Steven Sadaka, with a principal balance of $100,000 due and payable on May 1, 2018. The note does not accrue interest, however the Company provided 2,000,000 inducement shares to secure the note. These inducement shares were valued at $84,000 and are being amortized over the life of the note. The note’s maturity date was extended to 7/1/2018. If the note is not repaid at maturity, then an additional 5,000,000 shares of common stock will be due. The note was renegotiated during the Company’s Chapter 11 proceedings, and as per the Plan Confirmation, it is agreed that $100,000 is to be paid out of future gross revenues to satisfy this note in full, with no additional shares to be issued.

On May 15, 2018, the Company entered into a short-term loan with Christopher Jemapete, with a principal balance of $50,000 due and payable on May 16, 2019. The note carried an interest rate of 5% plus the company issued 1,250,000 inducement shares to secure the note as well as 1,000,000 warrants with a $0.10 strike price and with a 5-year expiration. These inducement shares were valued at $36,250 and are being amortized over the life of the note; the warrants had a value of $24,449. On August 25, 2018, this note was restructured to remove the warrants. As of June 30, 2018 accrued interest on this note is $315. The note was renegotiated during the Company’s Chapter 11 proceedings, and as per the Plan Confirmation, it is agreed that $50,315.07 is to be paid out of future gross revenues.

On May 15, 2018, the Company entered into a short-term loan with Pamela Jemapete, with a principal balance of $50,000 due and payable on May 16, 2019. The note carried an interest rate of 5% plus the company issued 1,250,000 inducement shares to secure the note as well as 1,000,000 warrants with a $0.10 strike price and with a 5-year expiration. These inducement shares were valued at $36,250 and are being amortized over the life of the note; the warrants had a value of $24,449. On August 25, 2018, this note was restructured to remove the warrants. As of June 30, 2018 accrued interest on this note is $315. The note was renegotiated during the Company’s Chapter 11 proceedings, and as per the Plan Confirmation, it is agreed that $50,315.07 is to be paid out of future gross revenues.

Notes Payable – Other

In July 2016, the Company issued a short-term note payable to a third party in conjunction with the Company’s acquisition of the remaining 49% of AMG Energy Group. The note had a principal balance of $96,570 and accrued interest at a rate of six percent (6%) per annum. As of December 31, 2018, and December 31, 2017, the total interest accrued on the note was $14,382.2 and $8,588 respectively. The note was due on August 4, 2017 and was then in default. The Company renegotiated this note during its Chapter 11 proceedings, and as per the Plan Confirmation, now the $96,570 is to be paid with no interest out of the same 50% of the future net profits of the Company as the notes mentioned above, if any, or discharged to the extent unpaid five years after September 18, 2019.

In November 2017, the Company entered into a convertible debenture with Lucas Hoppel, with a principal balance of $143,000 due and payable on May 30, 2018. The note carries an 8% one-time interest charge, a $43,000 original issue discount and a 35% conversion discount to the lowest trade price in the prior twenty-five trading days, after 180 days, in whole or in part at the option of the holder. In addition, the Company provided 500,000 inducement shares to secure the note, and may have to provide additional shares on the note’s 6-month anniversary if the Company’s share price declines. These inducement shares were valued at $39,500 and were amortized over the life of the note. The note can be repaid, without prepayment penalties, within the first 90 days. Thereafter, the note will incur a 120% prepayment penalty of the then outstanding principal and interest due. In May 2018, the company made two principal payments totaling $40,000. The note went into default on June 1, 2018 and incurred a 40% penalty of the outstanding balance immediately prior to the default event. On August 30, 2018, Hoppel sued the Company in Superior Court of the State of California County of San Diego Central District. That case was staid on October 22, 2018 when the Company filed for Chapter 11 protection in the US Bankruptcy Court in the Southern District of Florida. Negotiations took place and a settlement was reached on this note and a subsequent note, and confirmed as part of the Plan Confirmation Order, that Hoppel would be paid a total of $100,000 out of 5% of the future gross revenue of the Company.

In February 2018, the Company entered into a convertible debenture with Lucas Hoppel, with a principal balance of $165,000 due and payable on September 21, 2018. The note carries an 8% one-time interest charge, a $15,000 original issue discount and a 40% conversion discount to the lowest trade price in the prior twenty-five trading days, after 180 days, in whole or in part at the option of the holder. In addition, the Company provided 500,000 inducement shares to secure the note. These inducement shares were valued at $14,500, and were amortized over the life of the note. The note can be repaid, without prepayment penalties, within the first 90 days. Thereafter, the note will incur a 120% prepayment penalty of the then outstanding principal and interest due. The Note went into default on June 1, 2018, through a cross default provision with another Note to Hoppel, and incurred a 40% penalty of the outstanding balance immediately prior to the default event. On August 30, 2018, Hoppel sued the Company in Superior Court of the State of California County of San Diego Central District. That case was staid on October 22, 2018 when the Company filed for Chapter 11 protection in the US Bankruptcy Court in the Southern District of Florida. Negotiations took place and a settlement was reached on this note and a prior note, and confirmed as part of the Plan Confirmation Order, that Hoppel would be paid a total of $100,000 out of 5% of the future gross revenue of the Company to settle both notes.

F-33

On March 27, 2019, the Company entered into an agreement with Partiz and Company, P.A. such that its debt will be reduced from $32,000 to $20,000 payable out of future gross revenues, upon the bankruptcy court’s acceptance of the Company’s plan of reorganization. The Plan was confirmed by the Court on September 18, 2019.

A summary of all debts indicated in the Notes above is as follows:

Notes Payable	September 30, 2021	December 31, 2020
Short Term Convertible Debentures Related Party	$-	$75,000
Short Term Chapter 11 Settlement	$50,000	$-
Long Term Chapter 11 Settlement	$-	$50,000
Long Term Paycheck Protection Program SBA loan	$-	$66,330
Long Term Notes Payable from future revenue — Related Party	$1,700,630	$1,700,630
Long Term Notes Payable from future revenue — Other	$120,000	$120,000
Long Term Note Payable from future profits — Related Party	$820,932	$820,932
Long Term Note Payable from future profits — Other	$96,570	$96,570
Long Term Convertible Debentures — Related Party	$-	$204,000
TOTAL NOTES	$2,788,132	$3,133,462

Of the $2,788,132 due as of September 30, 2021, $2,738,132 is due out of future revenue or future profits. $2,417,502 of the $2,788,132 will be discharged if not paid by September 18, 2024, which is 5 years after the Company exited Chapter 11. The remaining debt that would not be discharged is $370,630, consisting of $200,630 due to related parties, $120,000 due to other, and a $50,000 Chapter 11 settlement.

NOTE 6 – STOCKHOLDERS’ EQUITY

The total number of shares of capital stock, which the Company has authority to issue, is 1,010 million, 1 billion of which are designated as common stock at $0.001 par value (the “Common Stock”) and 10 million of which are designated as preferred stock par value $0.001 (the “Preferred Stock”). As of September 30,2021, the Company had 272,649,183 shares of Common Stock issued and outstanding and no shares of Preferred Stock were issued. Holders of shares of Common stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend. The Company has yet to designate any rights, preferences and privileges for any of its authorized Preferred Stock.

For the nine months ended September 30, 2021, the Company issued an aggregate of 301,000 shares of its common stock for services valued at $66,430.

For the nine months ended September 30, 2021, the Company raised $1,975,750 through its private offerings and issued 9,403,331 shares.

For the nine months ended September 30, 2021, 13,455,009 warrants were executed at an average price of $0.10 cents/share for total proceeds of $1,302,817.

For the nine months ended September 30, 2021, the Company issued an aggregate of 1,166,667 warrants for services. Using a Black-Scholes asset-pricing model, these warrants were valued at $72,090. They have a 6-month term with exercise prices of 15 cents per share.

For the nine months ended September 30, 2021, 400,000 employee stock options were exercised using the cashless exercise provision to obtain 337,896 shares.

F-34

For the nine months ended September 30, 2021, 350,000 employee stock options were exercised for proceeds of $12,900.

For the nine months ended September 30, 2021, 14,223,850 warrants expired.

For the nine months ended September 30, 2021, 142,873 options expired.

For the nine months ended September 30, 2021, the Company issued 25,830,000 unvested employee stock options, and 210,000 options vested.

For the nine months ended September 30, 2021, $279,000 of convertible notes issued during Chapter 11 converted into 7,080,000 shares of common stock.

NOTE 7 – SEGMENT INFORMATION

The Company operates in one segment and does not have any revenue to date.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject, from time to time, to litigation, claims and suits arising in the ordinary course of business.

On June 21, 2018, Power Up Lending Group Ltd., sued both the Company and four of its managers, ex-managers, and directors of the Company in the United States District Court for the Eastern District of New York. The case was dropped against the Company and the claim discharged by the bankruptcy court upon Plan Confirmation on September 18, 2019. Power Up has continued a tort case against the individuals. The D&O insurance has agreed to cover the CEO Ben Slager, CFO Anthony Santelli, as well as ex-Controller Dennis Lenaburg, in this case. Management believes the Complaint is frivolous. The defendants have filed a motion to appeal the denial of their motion to dismiss, and have amended their answers and counterclaims as of the date of this filing.

Leases

The Company consolidated its premises into one location on November 1, 2019, and currently leases office and laboratory space in Palm Beach Gardens, FL, that is classified as operating lease right-of-use (“ROU”) assets and operating lease liabilities in the Company’s consolidated balance sheet. ROU assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date for leases exceeding 12 months. The lease period is for twenty-four (24) months from November 1, 2019, to October 31, 2021. This had been extended for one year until October 31, 2022. Annual rent commenced at $84,100 per annum and increases 3% per year. Tenant is also required to cover operating costs that are estimated at $3,084 per month. Operating lease expense is recognized on a straight-line basis over the lease term and is included in General & Administrative expenses.

ASC 842 was effective for us beginning January 1, 2019. The adoption had a material impact on our consolidated balance sheets, but did not have a material impact on our consolidated income statements. The most significant impact was the recognition of ROU assets and lease liabilities for operating leases.

Rent expense for the nine months ending September 30, 2021, and 2020, were $59,284 and $57,557, respectively.

F-35

The Company recognized the following related to leases in its Consolidated Balance Sheet:

PERIOD ENDED	September 30, 2021	December 31, 2020
Right of Use Lease Liabilities
Current portion	85,742	80,078
Long-term portion	7,398	72,346
TOTAL	93,140	152,424

As of September 30, 2021, the total future minimum lease payments in respect of leased premises are as follows:

YEAR ENDED	MINIMUM DUE
2021	20,795
2022	72,345
2023	0

TOTAL	$93,140

NOTE 9 – RELATED PARTY TRANSACTIONS

Related Party Transactions

The Company follows FASB ASC subtopic 850-10, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Pursuant to ASC 850-10-20, related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

1)	Short-term notes payable, convertible notes, and contingent liabilities issued to related parties are described in NOTE 5.
2)	A board resolution was passed on February 13, 2020, that pledged the patents and pending patents to secure the back pay claims of Ben Slager, CEO, Anthony Santelli, CFO, and Charles Sills, Director. This was done to ensure the continued involvement of management to build the Company while they continue to receive less than full salaries.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued. Based on this evaluation, the Company has identified the following subsequent events:

From September 30, 2021, to the date of this filing, the Company issued 3,000 shares for services.

From September 30, 2021, to the date of this filing, 175,000 warrants expired.

F-36

______Shares of Common Stock

Pre-Funded Warrants to Purchase up to        Shares of Common Stock

Up to        Shares of Common Stock Underlying the Pre-Funded Warrants

Warrants to Purchase up to          Shares of Common Stock

Representative’s Warrants to Purchase Up to       Shares of Common Stock

Up to         Shares of Common Stock Underlying the Common Warrants and Representative’s Warrants

PROSPECTUS

H.C. Wainwright & Co.

_________, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by us in connection with the sale of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Expense	Amount Paid or to be Paid
SEC registration fee		$2,239
FINRA filing fee		*
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Expense reimbursement to underwriters		*
Total	$	*

*	To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

Our Bylaws provide that we shall indemnify our directors and officer to the fullest extent permitted under applicable law. Nevada Revised Statutes (“NRS”) Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Below is a list of securities sold by the Company in the past three years which were not registered under the Securities Act.

Name of Purchaser	Date of Investment	Title of Security	Amount of Securities Sold	Consideration
NEF Advisors, LLC	01/09/19	Common Stock	50,000	Professional Services
Chris Jemapete	04/23/19	Common Stock	675,000	Purchased @ $0.03 per share
Edmund Burke	04/17/19	Common Stock	675,000	Purchased @ $0.03 per share
Phillip Gaucher, Jr.	05/19/19	Common Stock	2,500,000	Purchased @ $0.05 per share
NEF Advisors, LLC	05/21/19	Common Stock	60,000	Professional Services
Camila Blaffer	07/23/19	Common Stock	150,000	Purchased @ $0.05 per share
Michael Geisler	07/23/19	Common Stock	50,000	Purchased @ $0.05 per share
Edward Peters	07/23/19	Common Stock	50,000	Purchased @ $0.05 per share
John Cannon	07/23/19	Common Stock	25,000	Purchased @ $0.05 per share
Nadia Marrese	07/23/19	Common Stock	175,000	Purchased @ $0.05 per share
Alissa Kantor Shapiro	07/23/19	Common Stock	100,000	Purchased @ $0.05 per share
David Kantor	07/23/19	Common Stock	208,333	Purchased @ $0.05 per share
Gavriele Kantor Green	07/23/19	Common Stock	100,000	Purchased @ $0.05 per share
Matthew & Casey Shore	07/23/19	Common Stock	256,250	Purchased @ $0.05 per share
Oren Kantor	07/23/19	Common Stock	286,460	Purchased @ $0.05 per share
SLMJ Rocky 2017 Opportunity Trust	07/23/19	Common Stock	1,815,342	Purchased @ $0.05 per share
Jordan Sadaka	07/30/19	Common Stock	100,000	Purchased @ $0.05 per share
Megan Kantor	07/30/19	Common Stock	100,000	Purchased @ $0.05 per share
John D. Lane	07/30/19	Common Stock	350,000	Purchased @ $0.05 per share
The Bruce I Greenberg Revocable Trust	07/30/19	Common Stock	250,000	Purchased @ $0.05 per share
Leonard B Eddy & Jessie D Eddy	07/30/19	Common Stock	105,000	Purchased @ $0.05 per share
Vecchitto FLP Valori, LLC	07/30/19	Common Stock	1,000,000	Purchased @ $0.05 per share

II-2

Annie Bindler	08/01/19	Common Stock	100,000	Purchased @ $0.05 per share
John Orlando	08/01/19	Common Stock	150,000	Purchased @ $0.05 per share
Mimi Galbo	08/01/19	Common Stock	75,000	Purchased @ $0.05 per share
Nancy Burgess & David Gross	08/01/19	Common Stock	200,000	Purchased @ $0.05 per share
Zac Bindler	08/01/19	Common Stock	100,000	Purchased @ $0.05 per share
Chris J Kneppers	08/05/19	Common Stock	4,000,000	Purchased @ $0.05 per share
Edmund Burke	08/05/19	Common Stock	1,000,000	Purchased @ $0.05 per share
Bill Fitzpatrick	08/08/19	Common Stock	400,000	Purchased @ $0.05 per share
Adam B Langsam Revocable Trust	08/15/19	Common Stock	100,000	Purchased @ $0.05 per share
Alexander Dimitrief	08/15/19	Common Stock	500,000	Purchased @ $0.05 per share
Arthur Lehrhoff	08/15/19	Common Stock	100,000	Purchased @ $0.05 per share
Bernard Lehrhoff	08/15/19	Common Stock	100,000	Purchased @ $0.05 per share
Bradley S Schmarak Declaration of Trust	08/15/19	Common Stock	300,000	Purchased @ $0.05 per share
Bryan I Schwartz Revocable Trust	08/15/19	Common Stock	100,000	Purchased @ $0.05 per share
Daniel J Hyman	08/15/19	Common Stock	100,000	Purchased @ $0.05 per share
Daniel Lehrhoff and Patti Lehrhoff Trust	08/15/19	Common Stock	200,000	Purchased @ $0.05 per share
David Duckler	08/15/19	Common Stock	200,000	Purchased @ $0.05 per share
Diane S. Kahan	08/15/19	Common Stock	100,000	Purchased @ $0.05 per share
JCH Investments, LLC	08/15/19	Common Stock	500,000	Purchased @ $0.05 per share
Kenneth M Berman	08/15/19	Common Stock	100,000	Purchased @ $0.05 per share
Mason Phelps Revocable Trust	08/15/19	Common Stock	500,000	Purchased @ $0.05 per share
Michael Hochman	08/15/19	Common Stock	140,000	Purchased @ $0.05 per share
Randy Abeles	08/15/19	Common Stock	200,000	Purchased @ $0.05 per share
Russel L Miron Revocable Trust 2/13/12	08/15/19	Common Stock	200,000	Purchased @ $0.05 per share
NEF Advisors, LLC	08/16/19	Common Stock	200,000	Professional Services
Anthony Santelli, II	09/18/19	Common Stock	20,000,000	Purchased @ $0.005 per share
Ben Slager	09/18/19	Common Stock	30,000,000	Purchased @ $0.005 per share
Charles F. Sills	09/18/19	Common Stock	500,000	Purchased @ $0.005 per share
George D. Bolton	09/18/19	Common Stock	4,700,000	Purchased @ $0.005 per share
Gerry David	09/18/19	Common Stock	2,600,000	Purchased @ $0.005 per share
Chris Jemapete	09/18/19	Common Stock	100,000	Purchased @ $0.05 per share
Nate Mancuso	09/18/19	Common Stock	1,000,000	Professional Services
Robert Diener	09/18/19	Common Stock	226,450	Professional Services
Chris J Kneppers	12/16/19	Common Stock	1,000,000	Purchased at $0.05 per share

Steven Dunkle Revocable Trust	01/09/20	Common Stock	500,000	Purchased @ $0.05 per share
Robert S. King	01/20/20	Common Stock	105,352	Professional Services
Charles F. Sills	01/20/20	Common Stock	600,000	Conversion of Back Director’s Fees
Chris J Kneppers	03/10/20	Common Stock	5,000,000	Purchased @ $0.05 per share
Edmund Burke	05/28/20	Common Stock	1,538,462	Purchased @ $0.065 per share
Andrew Cullen	06/01/20	Common Stock	320,000	Purchased @ $0.07 per share
Jozef Kneppers	06/26/20	Common Stock	1,666,667	Purchased @ $0.09 per share
Chris J Kneppers	07/10/20	Common Stock	5,000,000	Exercise of Warrants @ $0.05 per share
Peter Cohen	07/24/20	Common Stock	277,778	Cashless Exercise of Options
Chris Jemapete	08/06/20	Common Stock	1,000,000	Convertible Debenture
Jay Taylor	11/09/20	Common Stock	27,778	Professional Services

II-3

Chris J Kneppers	11/12/20	Common Stock	1,639,344	Exercise of Warrants @ $0.061 per share
Barrel House Investments, LLC	11/16/20	Common Stock	666,667	Purchased @ $0.075 per share
Mark Cox	12/28/20	Common Stock	333,333	Purchased @ $0.075 per share
John Romanowich	12/28/20	Common Stock	200,000	Purchased @ $0.075 per share
Tau Holdings Ltd.	12/31/20	Common Stock	3,333,333	Purchased @ $0.075 per share

Mark Cox	01/05/21	Common Stock	133,333	Purchased @ $0.075 per share
Dave Vanchina	01/05/21	Common Stock	200,000	Purchased @ $0.075 per share
Pamela McKenna	01/05/21	Common Stock	133,333	Purchased @ $0.075 per share
Michael Bozek	01/05/21	Common Stock	135,000	Purchased @ $0.075 per share
Sean Edmund Burke	01/05/21	Common Stock	133,334	Purchased @ $0.075 per share
Jeffrey Howard	01/05/21	Common Stock	200,000	Purchased @ $0.075 per share
Brian Joseph Burke	01/05/21	Common Stock	275,000	Purchased @ $0.075 per share
Alexander C Shepard	01/05/21	Common Stock	400,000	Purchased @ $0.075 per share
Edmund Burke	01/05/21	Common Stock	266,666	Purchased @ $0.075 per share
Conner Thomas Burke	01/05/21	Common Stock	133,333	Purchased @ $0.075 per share
Kevin Owen Burke	01/05/21	Common Stock	133,333	Purchased @ $0.075 per share
Vestech Securities, Inc.	01/05/21	Common Stock	10,500	Professional Services

Bret Williams	01/05/21	Common Stock	59,500	Professional Services
Tom Camerlengo	01/11/21	Common Stock	200,000	Exercise of Options
Radall Brodsky	01/11/21	Common Stock	333,333	Exercise of Warrants
John Lucken	01/11/21	Common Stock	333,334	Exercise of Warrants
Mary Lucken	01/11/21	Common Stock	166,667	Exercise of Warrants
The Loyalty American Companies, Inc.	01/13/21	Common Stock	333,333	Exercise of Warrants
Annie Bindler	01/13/21	Common Stock	50,000	Convertible Debenture
Zachary Bindler	01/13/21	Common Stock	50,000	Convertible Debenture
SLMJ Rocky Opportunity Trust	01/15/21	Common Stock	480,000	Convertible Debenture
Annie Bindler	01/20/21	Common Stock	100,000	Exercise of Warrants
Zachary Bindler	01/20/21	Common Stock	100,000	Exercise of Warrants
John Allen James	01/20/21	Common Stock	200,000	Purchased @ $0.25 per share
Randall Brodsky	01/20/21	Common Stock	80,000	Purchased @ $0.25 per share
John E. Lucken Revocable Trust	01/20/21	Common Stock	80,000	Purchased @ $0.25 per share
Edmund Burke	01/22/21	Common Stock	3,500,000	Convertible Debenture
Edmund Burke	01/22/21	Common Stock	1,000,000	Convertible Debenture
AES Capital Partners	01/22/21	Common Stock	2,000,000	Convertible Debenture
Frank & Joan Costabile Trust	01/25/21	Common Stock	100,000	Purchased @ $0.25 per share
Stacy Costabile	01/25/21	Common Stock	100,000	Purchased @ $0.25 per share
Randall Brodsky	01/26/21	Common Stock	80,000	Purchased @ $0.25 per share
Mary T. Lucken Revocable Trust	01/26/21	Common Stock	80,000	Purchased @ $0.25 per share
John E. Lucken Revocable Trust	01/26/21	Common Stock	80,000	Purchased @ $0.25 per share
Bohdan Rudawski Revocable Trust	01/26/21	Common Stock	100,000	Purchased @ $0.25 per share
Sam Spector	01/26/21	Common Stock	100,000	Purchased @ $0.25 per share
Animated Family Films, Inc	01/26/21	Common Stock	100,000	Purchased @ $0.25 per share
Bruce Greenburg Revocable Trust	01/26/21	Common Stock	250,000	Exercise of Warrants
Chris Kneppers	01/27/21	Common Stock	50,000	Exercise of Warrants
Bill Fitzpatrick	01/27/21	Common Stock	100,000	Professional Services
Audie Rolnick	01/27/21	Common Stock	90,000	Purchased @ $0.25 per share
Makhulu Holdings, LLC	01/29/21	Common Stock	100,000	Purchased @ $0.25 per share
Vecchitto FLP Valori, LLC	01/30/21	Common Stock	900,000	Exercise of Warrants

II-4

Annie Bindler	02/01/21	Common Stock	100,000	Exercise of Warrants
Zachary Bindler	02/01/21	Common Stock	100,000	Exercise of Warrants
Adam Langsom	02/01/21	Common Stock	15,000	Exercise of Warrants
Marjorie A Fidler & Michael Fidler	02/01/21	Common Stock	100,000	Purchased @ $0.25 per share
Gregory Nacron	02/01/21	Common Stock	80,000	Purchased @ $0.25 per share
Alexander Dimitrief	02/01/21	Common Stock	75,000	Exercise of Warrants
Arthur Lehrhoff	02/01/21	Common Stock	15,000	Exercise of Warrants
Bernard Lehrhoff	02/01/21	Common Stock	15,000	Exercise of Warrants
Bradley S Schmarak Declaration of Trust	02/01/21	Common Stock	45,000	Exercise of Warrants
Bryan I Schwartz Revocable Trust	02/01/21	Common Stock	15,000	Exercise of Warrants
Daniel J Hyman	02/01/21	Common Stock	15,000	Exercise of Warrants
Daniel Lehrhoff and Patti Lehrhoff Trust	02/01/21	Common Stock	30,000	Exercise of Warrants
David Duckler	02/01/21	Common Stock	30,000	Exercise of Warrants
Diane S Kahan	02/01/21	Common Stock	15,000	Exercise of Warrants
JCH Investments, LLC	02/01/21	Common Stock	75,000	Exercise of Warrants
Kenneth M Berman	02/01/21	Common Stock	15,000	Exercise of Warrants
Mason Phelps Revocable Trust	02/01/21	Common Stock	75,000	Exercise of Warrants
Michael Hochman IRA Rollover	02/01/21	Common Stock	21,000	Exercise of Warrants
Randy Abeles	02/01/21	Common Stock	30,000	Exercise of Warrants
Monique Miron	02/03/21	Common Stock	50,000	Purchased @ $0.25 per share
Russel L. Miron	02/03/21	Common Stock	50,000	Purchased @ $0.25 per share
Chris Kneppers	02/05/21	Common Stock	320,000	Exercise of Warrants
Tyler & Brett Properties, LLC	02/05/21	Common Stock	100,000	Purchased @ $0.25 per share
Matthew & Ashley Beck	02/05/21	Common Stock	100,000	Purchased @ $0.25 per share
Capital Consulting, Inc.	02/05/21	Common Stock	100,000	Purchased @ $0.25 per share
Gary Noskin	02/05/21	Common Stock	100,000	Purchased @ $0.25 per share
Martin Schwimmer	02/05/21	Common Stock	100,000	Purchased @ $0.25 per share
Steven C Paul	02/05/21	Common Stock	200,000	Purchased @ $0.25 per share
Vecchio Financial, LLC	02/05/21	Common Stock	200,000	Purchased @ $0.25 per share
PT7, LLC	02/05/21	Common Stock	800,000	Purchased @ $0.25 per share

Julie Kaplan	02/05/21	Common Stock	100,000	Purchased @ $0.25 per share
LK Dayton Investments, LLC	02/05/21	Common Stock	200,000	Purchased @ $0.25 per share
Randall Brodsky	02/05/21	Common Stock	60,000	Purchased @ $0.25 per share
321Gold, Ltd.	02/05/21	Common Stock	200,000	Purchased @ $0.25 per share
Steven Nelson	02/05/21	Common Stock	200,000	Purchased @ $0.25 per share
Jason Walkow	02/05/21	Common Stock	40,000	Purchased @ $0.25 per share
Animated Family Films, Inc.	02/08/21	Common Stock	100,000	Purchased @ $0.25 per share
Krzysztof Gozdziak	02/08/21	Common Stock	140,000	Purchased @ $0.25 per share

II-5

John Piper Jr.	02/09/21	Common Stock	50,000	Purchased @ $0.25 per share
Edward J Piper	02/09/21	Common Stock	50,000	Purchased @ $0.25 per share
M&K Bio LLC	02/09/21	Common Stock	600,000	Purchased @ $0.25 per share
Bradley S Schmarak	02/09/21	Common Stock	100,000	Purchased @ $0.25 per share
Evelyn Varvitsiotes	02/09/21	Common Stock	40,000	Purchased @ $0.25 per share
Paul M Chung Trust	02/09/21	Common Stock	100,000	Purchased @ $0.25 per share
Raymond L Leon	02/10/21	Common Stock	250,000	Purchased @ $0.25 per share
Anthony S De Leo & Paul De Leo JTWROS	02/11/21	Common Stock	200,000	Purchased @ $0.25 per share
Chris Kneppers	02/11/21	Common Stock	130,000	Exercise of Warrants
Labrys Fund	02/12/21	Common Stock	100,000	Exercise of Warrants
John D Lane	02/12/21	Common Stock	350,000	Exercise of Warrants
John D Lane	02/12/21	Common Stock	362,000	Exercise of Warrants
SLMJ Rocky 2017 Opportunity Trust	02/12/21	Common Stock	1,000,000	Exercise of Warrants
SLMJ Rocky 2017 Opportunity Trust	02/12/21	Common Stock	1,425,000	Exercise of Warrants
SLMJ Rocky 2017 Opportunity Trust	02/12/21	Common Stock	1,815,342	Exercise of Warrants
Tom Camerlengo	02/19/21	Common Stock	150,000	Exercise of Options
Tom Camerlengo	02/19/21	Common Stock	177,778	Cashless Exercise of Options
Chris Kneppers	02/22/21	Common Stock	4,500,000	Exercise of Warrants
Mark Monahan	02/22/21	Common Stock	200,000	Purchased @ $0.25 per share
Jason Taylor	02/24/21	Common Stock	200,000	Purchased @ $0.25 per share
David Gross and Nancy Burgess	02/25/21	Common Stock	200,000	Exercise of Warrants
Vestech Securities, Inc.	03/03/21	Common Stock	6,450	Professional Services
Bret Williams	03/03/21	Common Stock	36,550	Professional Services
Max Assenheimer	03/17/21	Common Stock	10,000	Professional Services
Hazel Holdings, LP	03/22/21	Common Stock	1,000,000	Purchased @ $0.25 per share
Randall Brodsky	04/12/21	Common Stock	60,000	Purchased @ $0.25 per share
Mark Monahan	08/05/21	Common Stock	100,000	Purchased @ $0.25 per share

II-6

Tom Camerlengo	08/31/21	Common Stock	160,118	Cashless Exercise of Options
Linda Gulla	09/20/21	Common Stock	40,000	Professional Services
NWBB, Inc.	09/20/21	Common Stock	38,000	Professional Services
Johan Foster	10/05/21	Common Stock	3,000	Professional Services
Nate Mancuso	10/20/21	Common Stock	100,000	Professional Services
Randall Brodsky	12/10/21	Common Stock	100,000	Purchased @ $0.25 per share
Mary T. Lucken Revocable Trust	12/10/21	Common Stock	40,000	Purchased @ $0.25 per share
John E. Lucken Revocable Trust	12/10/21	Common Stock	60,000	Purchased @ $0.25 per share
Bohdan Rudawski	12/10/21	Common Stock	40,000	Purchased @ $0.25 per share
Steve Tumen	12/10/21	Common Stock	50,000	Purchased @ $0.25 per share
Stacy Costabile	12/10/21	Common Stock	50,000	Purchased @ $0.25 per share
Melvin H. Eaton II	12/10/21	Common Stock	400,000	Purchased @ $0.25 per share
Linda Gulla	12/10/21	Common Stock	400,000	Purchased @ $0.25 per share
Vestech Securities, Inc.	12/10/21	Common Stock	2,625	Professional Services
Bret Williams	12/10/21	Common Stock	14,875	Professional Services
Nate Mancuso	12/13/21	Common Stock	75,000	Professional Services
NWBB, Inc.	12/17/21	Common Stock	19,200	Professional Services
Tom Camerlengo	01/12/22	Common Stock	150,000	Exercise of Options

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

II-7

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

1.1	Form of Underwriting Agreement (to be filed by amendment)

2.1	Chapter 11 Plan of Reorganization (incorporated by reference to the Company’s Form 10-12G/A filed on February 16, 2021)

2.2	Chapter 11 Disclosure Statement (incorporated by reference to the Company’s Form 10-12G/A filed on February 16, 2021)

3.1	Articles of Incorporation (incorporated by reference to the Company’s S-1 filed May 23, 2012)

3.2	Certificate of Amendment to Articles of Incorporation filed November 19, 2014 (incorporated by reference to the Company’s Form 10-12G/A filed on February 16, 2021)

3.3	Certificate of Amendment to Articles of Incorporation filed June 17, 2016 (incorporated by reference to the Company’s Form 10-12G/A filed on February 16, 2021)

3.4	Certificate of Amendment to Articles of Incorporation filed July 26, 2021 (incorporated by reference to the Company’s 8-K filed on July 30, 2021)

3.5	Bylaws (incorporated by reference to the Company’s Form 10-12G/A filed on February 16, 2021)

5.1	Opinion of Sichenzia Ross Ference LLP (to be filed by amendment)

10.1	Lease Agreement (incorporated by reference to the Company’s Form 10-12G/A filed on February 16, 2021)

10.2	Employment Agreement, dated June 1, 2020, between the Company and Ben Slager (incorporated by reference to the Company’s Form 10-12G/A filed on February 16, 2021)

10.3	Employment Agreement, dated June 1, 2020, between the Company and Anthony Santelli (incorporated by reference to the Company’s Form 10-12G/A filed on February 16, 2021

10.4	2021 Employee, Director Stock Plan (incorporated by reference to definitive 14C filed with the SEC on June 24, 2021)

10.5	Form of Pre-Funded Warrant (to be filed by amendment)

10.6	Form of Common Warrant (to be filed by amendment)

23.1	Consent of Prager Metis CPA’s LLC (filed herewith)

23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1) (to be filed by amendment)

EX-101.INS	XBRL INSTANCE DOCUMENT (to be filed by amendment)

EX-101.SCH	XBRL TAXONOMY EXTENSION SCHEMA DOCUMENT (to be filed by amendment)

EX-101.CAL	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE (to be filed by amendment)

EX-101.DEF	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE (to be filed by amendment)

EX-101.LAB	XBRL TAXONOMY EXTENSION LABELS LINKBASE (to be filed by amendment)

EX-101.PRE	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE (to be filed by amendment)

107	Filing Fees Exhibit

II-8

(b) Financial statement schedule.

None.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the 2012 Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-9

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

II-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 7, 2022.

Blue Biofuels, Inc.

By:	/s/ Benjamin Slager
Benjamin Slager
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Benjamin Slager, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in him name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin Slager	Chief Executive Officer and Chairman	February 7, 2022
Benjamin Slager	(Principal Executive Officer)

/s/ Anthony Santelli	Chief Financial Officer and Director (principal financial and accounting officer)	February 7, 2022
Anthony Santelli

/s/ George D. Bolton	Director	February 7, 2022
George D. Bolton

/s/ Charles F. Sills	Director	February 7, 2022
Charles F. Sills

/s/ Peter Zimeri	Director	February 7, 2022
Peter Zimeri

/s/ Edmund Burke	Director	February 7, 2022
Edmund Burke

II-11